UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.             )

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DOMTAR CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Domtar Corporation 234 Kingsley Park Drive Fort Mill, SC, 29715

March 31, 2017

Dear Fellow Stockholders:

You are cordially invited to attend the 2017 Annual Meeting of Stockholders of Domtar Corporation. The meeting this year will be held on May 3, 2017 at Domtar Corporation, 234 Kingsley Park Drive, Fort Mill, South Carolina, 29715, starting at 7:45 a.m. (ET). Whether or not you are able to attend in person, we invite you to read this year’s proxy statement and accompanying materials that highlight many of our key activities and accomplishments in 2016 and present the matters for which we are seeking your vote at the 2017 Annual Meeting.

Domtar’s journey to sustainable growth remains firmly on track. With another year of performance behind us, we are pleased to report that our strategies are working. Throughout 2016, we generated strong cash flow from our Pulp and Paper business and sustained growth in Personal Care. At the same time, we continued to manage costs and return significant capital to stockholders.

We are still on our journey to becoming a company with a more sustainable growth model. To get there, we prioritized the following key areas in 2016:

•

Achieving solid performance in Pulp and Paper. The division is proving resilient year after year and continues to be a strong cash engine for us. We maintained margins in our core paper business through process and other improvements made across Domtar resulting in meaningful efficiency gains and cost savings. The successful start-up of the world’s most modern fluff pulp line at our Ashdown Mill, a major capital project, marked the second half of the year and, we have now begun manufacturing baby diapers within our Personal Care division using the mill’s fluff pulp.

•

Reducing costs to operate more efficiently. We are always looking for ways to further improve manufacturing processes and streamline operations where we can. We made important progress with our continuous improvement and reliability programs, unlocking value and savings across our mill network. Combined with the sharing of best practices, this resulted in strong productivity, notably in pulp. In fact, we finished the year with record production at several of our pulp mills.

•

Leveraging Domtar’s expertise in fiber. Our expertise in fiber allows us to diversify and expand our footprint in growth markets and industries. Throughout 2016, we made a number of key investments, which helped us build out our Personal Care product assortment, derive greater consumer and category insights, and deliver innovations. The result was sustained strong sales momentum throughout the year with topline growth of 6%, greater than the overall market, and substantial new customer wins. We also continued to assess external growth opportunities and completed the acquisition of Home Delivery Incontinent Supplies in October, a strategic bolt-on that supports our Personal Care growth strategy.

•

Deploying a balanced approach to capital allocation. In 2016, we announced a 4% increase to our quarterly dividend and returned 95% of our free cash flow to shareholders. Domtar has returned approximately $1.4 billion in capital to stockholders through dividends and stock repurchases since 2011.

2016 Financial Performance

We are pleased by our solid financial performance in 2016 as we continued to invest for growth. In 2016, we delivered net earnings of $128 million ($2.04 per share on a diluted basis), EBITDA before items(1) of $635 million and cash flow from operations of $465 million.

(1)	EBITDA before items (earnings before interests, taxes, depreciation and amortization) is a non-GAAP financial measure. Please refer to Reconciliation of non-GAAP Measures on page 70 of this Proxy Statement.

2016 Stockholder Engagement and Say-on-Pay Results

Our relationship with our stockholders is an integral part of our Company’s success. We have benefited over the years from your feedback on our business strategy, executive compensation program, corporate governance, and sustainability initiatives. We believe that our programs and policies provide a solid foundation for our strategic journey in transforming Domtar from papermaker to fiber innovator and are consistent with prevalent market practices.

At our May 2016 Annual Meeting of Stockholders, each of our directors received votes in favor of their election from over 97% of the votes cast, while more than 94% of the advisory votes cast supported our executive compensation program. In light of these positive results, no material changes have been made to our executive compensation program for 2016.

Continuing in 2016, in addition to our regular engagements by our Investor Relations team, and in line with our commitment to effectively engage with our stockholders on an ongoing basis, we reached out to our investors seeking feedback on our business strategy, our executive compensation program, our corporate governance, and our sustainability initiatives. Specifically, we contacted our 40 largest stockholders representing approximately 72% of Domtar’s outstanding shares. Stockholders holding approximately 40% of our shares responded that they did not need to engage with us because they do not have concerns, while stockholders holding approximately 21% of our shares did not respond. Our senior executives held teleconference meetings with institutional stockholders holding in the aggregate approximately 11% of our outstanding shares.

The stockholders were generally supportive of our strategic initiatives and appreciative of our executive compensation program, as well as our corporate governance and sustainability efforts. In light of the positive feedback from our stockholders, we have not implemented any material changes to our executive compensation program for 2017.

Sustainability

Domtar’s commitment to sustainability has been advanced in several ways. We have instituted a programmatic approach to Continuous Improvement in our manufacturing facilities. This includes empowering our employees to minimize waste and improve efficiencies – and then sharing their best practices across the Company.

We have maintained constructive partnerships with leading non-governmental environmental organizations. Our sustainability reporting has been recognized by independent experts as a model for corporations. And we have elevated the attention paid to talent management and succession planning, the development and retention of key employees, and the advantages of bringing a diversity of perspectives and experiences to our decision making.

Our sustainability culture is reinforced through our organizational structure, which brings together leaders from manufacturing, marketing, supply chain, finance and human resources to develop a longer-term view of how our operations and products are related to emerging opportunities and risks in the world around us.

We value your support and are committed to keeping an open dialogue with our stockholders. Please reach out with any questions on our executive compensation program or other matters to c/o Domtar Corporate Secretary, at the following email address: razvan.theodoru@domtar.com.

Sincerely,

Robert J. Steacy	John D. Williams
Chairman of the Board	President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF DOMTAR CORPORATION

Time:	Wednesday, May 3, 2017, 7:45 a.m. (ET)

Place:	Domtar, 234 Kingsley Park Drive, Fort Mill, South Carolina, 29715

Proposals:	Stockholders will be asked to vote on the following matters:

1.	The election of the 9 members of our Board of Directors named in the Proxy Statement;

2.	The approval, by a non-binding advisory vote, of the compensation paid by the Corporation to its Named Executive Officers;

3.	The selection, by a non-binding advisory vote, of the frequency at which the stockholders of the Corporation will be asked to approve, by a non-binding advisory vote, the compensation paid by the Corporation to its Named Executive Officers;

4.	The approval of the material terms of the performance goals under the Domtar Corporation Annual Incentive Plan for Members of the Management Committee;

5.	The approval of the material terms of the performance goals under the Amended and Restated Domtar Corporation 2007 Omnibus Incentive Plan;

6.	The approval of equity compensation limit for directors under the Amended and Restated Domtar Corporation 2007 Omnibus Incentive Plan;

7.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for the 2017 fiscal year; and

8.	The transaction of any other business that may properly be brought before the annual meeting.

Who Can Vote:	The record date for the annual meeting is March 10, 2017. The only securities eligible to be voted at the annual meeting are the Corporation’s common stock.

Date of Mailing:	This Proxy Statement and accompanying materials are being mailed to stockholders on or about March 31, 2017.

By Order of the Board of Directors

Razvan L. Theodoru

Vice-President, Corporate Law and Secretary

Fort Mill, South Carolina

March 31, 2017

NOTE: If you plan to attend the annual meeting, please note that registration and seating will begin at 7:00 a.m. Each stockholder will be asked to sign an admittance card and may be asked to present valid picture identification. Stockholders holding stock in brokerage accounts will need to bring a copy of a brokerage statement reflecting stock ownership as of the March 10, 2017 record date. Cameras and recording devices will not be permitted at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 3, 2017:

The Proxy Statement and our 2016 Annual Report on Form 10-K are available at www.edocumentview.com/ufs.

TABLE

OF CONTENTS

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider and you should read the entire proxy statement before voting. For more complete information regarding the Corporation’s 2016 performance, please review the Corporation’s Annual Report on Form 10-K.

2017 Annual Meeting of Stockholders

Date and Time	Wednesday, May 3, 2017, 7:45 a.m. (ET)

Place	Domtar, 234 Kingsley Park Drive, Fort Mill, South Carolina, 29715

Record Date	March 10, 2017

Voting Matters and Board Recommendations

Voting Matters	Board Recommendation
1- Election of 9 Directors (page 6)	FOR each Director Nominee
2- Advisory Vote to Approve Executive Compensation (page 57)	FOR
3- Advisory Vote to Select Frequency to Approve Executive Compensation (page 59)	ONE YEAR
4- The Approval of the Material Terms of the Performance Goals under the Domtar Corporation Annual Incentive Plan for Members of the Management Committee; (page 60)	FOR
5- The Approval of the Material Terms of the Performance Goals under the Amended and Restated Domtar Corporation 2007 Omnibus Incentive Plan; (page 62)	FOR
6- Approval of Equity Compensation Limit for Directors under the Amended and Restated Domtar Corporation 2007 Omnibus Incentive Plan (page 65)	FOR
7- Ratification of Auditors (page 68)	FOR

Important Dates for 2018 Annual Meeting of Stockholders

Stockholder proposals submitted for inclusion in our 2018 proxy statement pursuant to SEC Rule 14a-8 must be received by us by December 2, 2017.

Notice of stockholder proposals to be raised from the floor of the 2018 Annual Meeting of Stockholders outside of SEC Rule 14a-8 must be received by us by February 2, 2018.

2017 PROXY STATEMENT

IMPORTANT INFORMATION ABOUT

ANNUAL MEETING AND PROXY PROCEDURES

The Board of Directors is soliciting proxies to be used at the annual meeting of stockholders to be held on Wednesday, May 3, 2017, beginning at 7:45 a.m. (ET) at Domtar, 234 Kingsley Park Drive, Fort Mill, South Carolina, 29715. This proxy statement and the accompanying materials are being mailed to stockholders beginning on or about March 31, 2017. We will bear the costs of the preparation, printing and distribution of the proxy statement and the accompanying materials.

Unless the context otherwise requires, in this proxy statement (i) “Corporation”, “Company”, “Domtar”, “we”, “us” and “our”, mean Domtar Corporation, a Delaware corporation, and, unless otherwise indicated, its subsidiaries; (ii) “our Board” or “the Board” means the Board of Directors of the Corporation; (iii) “our common stock” means the common stock of the Corporation; (iv) “stockholders” means holders of our common stock; and (v) all references herein are to U.S. dollars, unless otherwise indicated.

Q:	Who may vote at the annual meeting?

A:	Our Board has established the record date for the annual meeting as close of business on March 10, 2017. This proxy statement and the accompanying materials are being sent to holders of our common stock on the record date at the direction of the Board.

You may vote all of the shares of our common stock that you owned on the record date. Each share of our common stock entitles the holder to one vote on each of the 9 director nominees and one vote on all other matters presented at the meeting. On the record date, we had 62,632,188 shares of common stock outstanding and entitled to vote at the meeting. The only securities eligible to be voted at the annual meeting are the Corporation’s common stock.

Q:	What proposals will be voted on at the annual meeting?

A:	At the annual meeting, stockholders will act upon the following matters:

1.	The election of the 9 members of our Board of Directors named in the proxy statement;

2.	The approval, by a non-binding advisory vote, of the compensation paid by the Corporation to its Named Executive Officers;

3.	The selection, by a non-binding advisory vote, of the frequency at which the stockholders of the Corporation will be asked to approve, by a non-binding advisory vote, the compensation paid by the Corporation to its Named Executive Officers;

4.	The approval of the material terms of the performance goals under the Domtar Corporation Annual Incentive Plan for Members of the Management Committee;

5.	The approval of the material terms of the performance goals under the Amended and Restated Domtar Corporation 2007 Omnibus Incentive Plan;

6.	The approval of equity compensation limit for directors under the Amended and Restated Domtar Corporation 2007 Omnibus Incentive Plan

7.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for the 2017 fiscal year; and

8.	The transaction of any other business that may properly be brought before the annual meeting.

The Corporation’s senior management will also answer questions from stockholders.

Q:	How does the Board recommend I vote?

A:	Our Board unanimously recommends that you vote “FOR” proposals 1, 2, 4, 5, 6 and 7, and recommends that you vote for the selection of “ONE YEAR” on proposal 3. Please see the information included in this proxy statement relating to each item being submitted to stockholder vote at the meeting.

2017 PROXY STATEMENT

Q:	What happens if additional matters are presented at the annual meeting?

A:	Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy with respect to shares of our common stock, the persons named as proxyholders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting in accordance with Delaware law and our by-laws.

Q:	What vote is required to approve each proposal?

A:	Each share of our common stock is entitled to one vote on each of the 9 director nominees and one vote on all other matters presented at the meeting.

With respect to Item 1, generally director nominees must receive a majority of the votes cast (the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee) in order to be elected or they will be subject to the resignation process described below.

The adoption of Item 2 proposal “Advisory Vote to Approve Named Executive Compensation”, Item 4 “The approval of the material terms of the performance goals under the Domtar Corporation Annual Incentive Plan for Members of the Management Committee”, Item 5 “The approval of the material terms of the performance goals under the Amended and Restated Domtar Corporation 2007 Omnibus Incentive Plan”, Item 6 “Approval of Equity Compensation Limit for Directors under the Amended and Restated Domtar Corporation 2007 Omnibus Incentive Plan” and Item 7 “Ratification of Appointment of Independent Registered Public Accounting Firm” require the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the annual meeting and entitled to vote thereon.

A plurality of the votes cast on Item 3 “Advisory Vote to Select Frequency to Approve Executive Compensation” will determine the frequency selected by the stockholders.

Q:	What if a director nominee does not receive a majority of the votes cast?

A:	In accordance with our Corporate Governance Guidelines, the Board will nominate for re-election as a director only candidates who agree to tender an irrevocable, contingent resignation that shall only become effective upon (i) the director’s failure to receive a majority of the votes cast in an uncontested election of directors at any meeting of stockholders of the Corporation duly held for such purpose, and (ii) the Board’s acceptance of such resignation. If an incumbent director fails to receive the required vote for re-election, then, within 90 days following the applicable stockholders meeting, the Nominating and Corporate Governance Committee will act to determine whether to accept the director’s resignation and will submit the recommendation for prompt consideration by the Board, and the Board will act on the Committee’s recommendation. Thereafter, the Board will promptly disclose publicly its determination whether to accept the director’s resignation offer. No director may participate in the Nominating and Corporate Governance Committee recommendation or Board action regarding whether to accept such director’s resignation offer.

Q:	What is the difference between a “stockholder of record” and a “street name” holder?

A:	These terms describe the manner in which your shares are held. If your shares are registered directly in your name through Computershare Trust Company, N.A., our transfer agent, you are a “stockholder of record.” If your shares are held in the name of a brokerage firm, bank, trust or other nominee as custodian on your behalf, you are a “street name” holder.

Q:	How do I vote my shares?

A:	Subject to the limitations described below, you may vote by proxy or provide your voting instructions:

1.	by completing and signing each proxy card or voting instruction card provided to you and returning it to the address provided on the proxy card or voting instruction card;

2.	over the telephone by calling a toll-free number provided on the proxy card provided to you; or

3.	electronically through the internet as described on the proxy card provided to you.

2017 PROXY STATEMENT

Submitting a proxy card or voting instruction card. Each stockholder may grant a proxy to have his or her shares voted at the annual meeting by submitting the proxy card(s) provided to him or her. When you return a proxy card that is properly signed and completed, the shares of common stock represented by that card will be voted as specified by you.

Submitting a proxy by telephone or through the internet. If you are a stockholder of record, you may also submit a proxy by telephone or through the internet. Please see the proxy card(s) provided to you for instruction on how to access the telephone and internet systems. If your shares are held in street name for your account, your broker or other nominee will advise you whether you may submit a proxy by telephone or through the internet. A number of banks and brokerage firms participate in programs that permit stockholders to submit a proxy by telephone or through the internet. If your shares are held by such a bank or brokerage firm, you may submit a proxy to have these shares voted at the annual meeting by telephone or internet by following the instructions on the voting instruction form accompanying this proxy statement.

Q:	Can I vote my shares in person at the annual meeting?

A:	If you are a holder of record of common stock, you may vote your shares in person at the annual meeting. If you hold your shares of common stock in street name, you must obtain a proxy or voting instruction card from your broker, banker, trustee or nominee, giving you the right to vote the shares at the annual meeting.

Q:	What constitutes a quorum, and why is a quorum required?

A:	A quorum is required for the Corporation’s stockholders to conduct business at a meeting of stockholders. The presence of the holders of one-third of the voting power of all outstanding shares of the Corporation entitled to vote generally in the election of directors, represented in person or by proxy, will constitute a quorum at the annual meeting.

Q:	What if I don’t vote or abstain from voting my shares of common stock? How are broker non-votes counted?
If my shares of common stock are held in street name by my broker, will my broker vote my shares for me?

A:	Abstentions and broker non-votes are included in the determination of shares present for quorum purposes. Abstentions are not counted as a vote “for” or “against” the election of directors, or as a vote for any frequency proposed under Item 3. If you abstain from voting for the proposal in Item 2, 4, 5, or 6 your abstention will have the same effect as a vote against that proposal. A broker non-vote occurs when a nominee, such as a broker, holding shares in street name for a beneficial owner, does not vote on a particular proposal because that nominee does not have discretionary voting power with respect to a proposal and has not received instructions from the beneficial owner. If you are a stockholder of shares held in street name, and you would like to instruct your broker how to vote your shares, you should follow the directions provided by your broker. Because the NYSE rules currently view the ratification of independent registered public accounting firms as a routine matter, your broker is permitted to vote on the proposal in Item 7 even if it does not receive instructions from you. However, your broker does not have discretion to vote for or against the election of directors, to approve the compensation of the Named Executive Officers pursuant to the Say-on-Pay vote, to select the frequency at which the stockholders will be asked to approve the compensation of the Named Executive Officers, to approve the material terms of the performance goals under and the Domtar Corporation Annual Incentive Plan for members of the Management Committee or under the Amended and Restated Domtar Corporation 2007 Omnibus Incentive Plan, or to approve the equity compensation limit for Directors under the Amended and Restated Domtar Corporation 2007 Omnibus Incentive Plan. In order to avoid a broker non-vote of your shares on these proposals, we encourage you to sign and return your proxy card and vote your shares before the meeting so that your shares will be represented and voted at the meeting even if you cannot attend in person.

Q:	Can I change my vote after I have delivered my proxy or voting instruction card?

A:	Yes. If you are a stockholder of record, you may revoke your proxy or voting instructions at any time before your voting rights are exercised at the annual meeting by delivering a signed revocation letter to the Vice-President, Corporate Law and Secretary of the Corporation, or by submitting a new proxy or voting instruction card, dated later than your first proxy card, in one of the ways described in this proxy statement. If you are attending in person and have previously mailed your proxy card, you may revoke your proxy and vote in person at the meeting. Your attendance at the annual meeting will not by itself revoke your proxy. If you are a stockholder of shares held in street name and you have directed your broker or other holder to vote your shares, you should instruct your broker to change your vote or obtain a proxy to vote your shares if you wish to cast your vote in person at the meeting.

2017 PROXY STATEMENT

Q:	Will proxies be solicited in connection with the annual meeting?

A:	Yes. Proxies may be solicited on behalf of our Board by mail, telephone, other electronic means or in person, and the Corporation will pay the solicitation costs. Copies of proxy materials and of our annual report to stockholders for 2016 will be supplied to brokers, dealers, banks and voting trustees, or their nominees for purposes of soliciting proxies from beneficial owners, and the Corporation will reimburse those record holders for their reasonable expenses on behalf of the Corporation. Georgeson LLC has been retained by the Corporation to facilitate the distribution of proxy materials at a fee of approximately $32,000.

Q:	Where can I find voting results of the annual meeting?

A:	We will announce preliminary voting results at the meeting and publish final results in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four (4) business days following the meeting.

Q:	How can I submit a proposal to the Corporation for inclusion in the 2018 proxy statement?

A:	The Corporation will review for inclusion in next year’s proxy statement stockholder proposals received by December 2, 2017. Proposals should be sent to Razvan L. Theodoru, Vice-President, Corporate Law and Secretary of the Corporation, at 234 Kingsley Park Drive, Fort Mill, South Carolina, 29715.

Stockholder proposals not included in next year’s proxy statement may be brought before the 2018 annual meeting of stockholders by a stockholder of the Corporation who is entitled to vote at the meeting, has given a written notice to the Secretary of the Corporation containing certain information specified in the by-laws and was a stockholder of record at the time such notice was given. Such notice must be delivered to or mailed and received at the address in the preceding paragraph no earlier than January 3, 2018 and no later than, February 2, 2018 except that if the 2018 annual meeting of stockholders is held before April 3, 2018 or after July 2, 2018 such notice must be delivered at the address in the preceding paragraph no earlier than 120 days prior to the new date of such annual meeting and not later than the 90th day prior to the new date of such annual meeting. In the event that less than 100 calendar days’ notice or prior public disclosure by the Corporation of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public announcement was made by the Corporation, whichever occurs first.

Q:	How can I obtain additional information about the Corporation?

A:	General information about the Corporation is available on our website at www.domtar.com. You may view the investor relations section of our website at http://www.domtar.com/en/investors/index.asp for additional copies of this proxy statement and filings we have made with the SEC, which are also available in print, without charge, to any stockholder who requests them. In addition, the corporate section of our website at http://www.domtar.com/en/corporate/index.asp contains the Corporation’s corporate governance documents, as adopted by our Board, including committee charters, the Corporate Governance Guidelines, the Code of Business Conduct and Ethics and Director Independence Standards.

Requests for print copies of any of the above-listed documents should be addressed to Domtar Corporation, 395 de Maisonneuve Blvd. West, Montreal, Quebec, Canada, H3A 1L6, Attention: Director, Corporate Law and Assistant Secretary.

For further information, you may also contact the Corporation’s Investor Relations Department at the following address: Domtar Corporation, 395 de Maisonneuve Blvd. West, Montreal, Quebec, Canada, H3A 1L6.

This proxy statement may contain forward-looking statements relating to expectations concerning matters that are not historical facts including but not limited to performance goals. These forward-looking statements are generally denoted by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “aim,” “target,” “plan,” “continue,” “estimate,” “project,” “may,” “will,” “should” and similar expressions. These forward-looking statements are subject to certain risks and uncertainties, including but not limited to the factors described in our 2016 Annual Report on Form 10-K under the heading “Item 1 –Business – Forward-Looking Statements,” that could cause actual results to differ materially from historical results or those anticipated. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will occur, or if any occurs, what effect they will have on Domtar Corporation’s results of operations or financial condition. Except to the extent required by law, we expressly disclaim any obligation to update or revise these forward-looking statements to reflect new events or circumstances or otherwise.

2017 PROXY STATEMENT

PROXY STATEMENT

ITEM 1 — ELECTION OF DIRECTORS

Election

Pursuant to our by-laws, our Board of Directors has set the size of our Board at 9 members and has approved the nomination of the persons named in this proxy statement for election at this year’s annual meeting, by unanimous vote.

The 9 nominees for election as directors are listed below. If elected, the nominees for election as directors will serve for a term of one year that will expire at our 2018 annual meeting or until their successors are elected and qualify.

Unless you instruct us via proxy to vote differently, we will vote valid proxies FOR the election of such nominees. If for any reason any nominee cannot or will not serve as a director, we may vote such proxies for the election of a substitute nominee designated by the Board of Directors.

Please note that if you hold your shares in street name, your broker is not able to vote on your behalf with respect to the election of directors without specific voting instructions from you. As a result, it is important if you are a stockholder in street name that you provide instructions to your broker or vote your shares as provided in this proxy statement.

Selection of Nominees for Election to the Board

The Board believes that in fulfilling its overall stewardship responsibility to the Corporation and its stockholders, it is of utmost importance that the Board functions effectively as a team and that this requires the experience qualifications and skills of each Board member to complement those of the others. The Nominating and Corporate Governance Committee (“NCGC” or “Committee”) reviews and updates a Board skills matrix on an ongoing basis in light of current business conditions and the evolving trends and challenges of both the industry and the Corporation. The comments which follow reflect the process and factors taken into account by the NCGC in recommending to the Board the Board nominees described in this proxy statement, bearing in mind both the Corporation’s Corporate Governance Guidelines and the skills matrix.

The NCGC considers potential nominees for Board membership suggested by its members and other Board members, by members of management and stockholders, as well as by recruitment consultants who may be retained by the Committee to source potential candidates meeting the nomination criteria. As noted above, the NCGC evaluates prospective nominees against the skills matrix, and the personal and other qualifications set out in the Corporation’s Corporate Governance Guidelines.

In seeking to maintain an engaged, independent Board with broad experience and judgment that is committed to representing the long-term interests of our stockholders, the Committee considers the need for the Board, as a whole, to consist of a diverse group of individuals:

•

with relevant career experience and technical skills, industry knowledge and experience, financial and capital markets expertise, international business experience, and senior executive management experience, together with

•	valuable individual personal qualifications, including strength of character, mature judgment, independence of thought and an ability to work collegially.

In assessing Board composition and selecting and recruiting director candidates, the Committee believes it is important for the Board to be diverse in the broadest sense, and to have a balance between experienced directors with a deep institutional knowledge of the Corporation and directors with knowledge relevant to the Corporation’s strategic goals and challenges who can bring a renewed perspective in the boardroom. In this regard, the Committee has recruited and recommended for election to the Board five new directors over the last six years. The NCGC makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendations and report of the NCGC.

Consistent with its ongoing initiatives to promote diversity in the workplace, Domtar joined in 2015 The 30% Club, a global not-for-profit organization promoting diversity in the boardroom. Domtar shares The 30% Club’s vision that gender balance on boards not only encourages better leadership and governance, but diversity further contributes to better all-round board performance, and ultimately increased corporate performance for both companies and their shareholders.

The NCGC will consider director candidates recommended by stockholders in accordance with the procedures set forth in the Corporation’s by-laws, available on the Company’s website at http://www.domtar.com/files/corporate/Domtar%20ByLaws%20%20Amendment%202016.pdf.

2017 PROXY STATEMENT

Proxy Access

In 2016, we voluntarily amended our by-laws to include so-called “proxy access.” Under our by-laws, an “eligible holder” – generally a person or group of up to 20 persons that has continually held 3% or more of the Corporation’s common stock for three or more years – may nominate up to 20% of the total number of directors. The notice and other procedures set forth in the by-laws in order to nominate a director candidate must be strictly complied with, and stockholders are encouraged to review those procedures carefully if they are interested in utilizing that process. Where a candidate has been properly nominated, the Corporation will include his or her name and biography in the proxy statement and on the proxy card for the annual meeting.

Nominees

Our by-laws provide a majority vote standard for uncontested elections of directors. The majority vote standard means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee, and, if they do not, the Board will consider whether to accept the nominee’s resignation. There are no other nominees competing for these seats on the Board of Directors, which means that we have uncontested elections.

Following is certain information about each director nominee, including information regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director.

Nominee	Business experience

Giannella Alvarez

Chief Executive Officer Harmless Harvest, Inc.

San Francisco, California

Age: 57

Director Since: 2012

2016 Meeting Attendance: 100%

Committee

Memberships: Environmental, Health,

                            Safety and Sustainability

Independent: Yes

Ms. Alvarez is the chief executive officer of Harmless Harvest, Inc., a privately held organic food and beverage company based in San Francisco. She served as executive vice-president and general manager of the Pet Business Unit at Del Monte Corporation, between July 2013 and February 2014. From 2011 to 2013, Ms. Alvarez served as group president and chief executive officer for Barilla Americas, where she was responsible for North, Central and South America’s operations of Barilla S.p.A., a global food and beverages company headquartered in Parma, Italy. From 2006 to 2010, she held senior global management positions at The Coca-Cola Company as vice-president & general manager for the Active Lifestyle businesses and as global vice-president for the Hydration, Sports, Energy and New Beverages businesses. Prior to that, Ms. Alvarez served in a number of increasingly senior positions in marketing and general management spanning several global locations in personal care and in consumer products with Kimberly-Clark Corporation, and The Procter and Gamble Company.

We believe that Ms. Alvarez’ extensive managerial and executive experience in international consumer product markets, including her knowledge of the personal care and paper products businesses, her consumer and branding experience gained through executive positions with global brand leaders, as well as her strategic abilities, brings a unique contribution to our Board and the committees on which she serves.

Other Board Service:

Harmless Harvest, Inc.

Ruth’s Hospitality Group, Inc. (audit committee)

2017 PROXY STATEMENT

Nominee	Business experience
Robert E. Apple Chief Operating Officer, MasTec, Inc. Miami, Florida Age: 67 Director Since: 2012 2016 Meeting Attendance: 100% Committee Memberships: Audit Independent: Yes

Mr. Apple is the chief operating officer of MasTec, Inc., a national infrastructure construction company active in the engineering, building, installation, maintenance and upgrade of energy, communication and utility infrastructure. He held that position since 2006. During 2005 and 2006, he also served as president of the MasTec Energy Group. Prior to that, he was the senior vice-president of operations for the DIRECTV Group, Inc. Mr. Apple also served in various senior executive capacities from 1989 to 2001 within the Hughes Electronics and Telefonica S.A. organizations in Europe, including as chief executive officer of Hughes Electronics-Spain.

We believe that Mr. Apple’s significant senior executive leadership experience and managerial know-how, as well as his international experience, qualify him as a member of our Board and the committee on which he serves.

David J. Illingworth

Corporate Director

Orchid, Florida

Age: 63

Director Since: 2013

2016 Meeting Attendance: 100%

Committee

Memberships: Audit; Environmental, Health,

                            Safety and Sustainability

Independent: Yes

Mr. Illingworth was the chief executive officer and a director of Smith & Nephew plc, a leading global orthopedics devices public company, from 2007 until his retirement in 2011. Prior to 2007, he served as Smith & Nephew’s chief operating officer in 2006 and as president of the orthopedics business from 2002 to 2006. Prior to his tenure with Smith & Nephew, Mr. Illingworth held senior executive positions with VidaMed, Inc., Nellcor Puritan Bennett LLC and GE Medical Systems, Inc.

We believe that Mr. Illingworth’s extensive senior business leadership experience in the area of healthcare and medical products, as well as in-depth international knowledge of the life sciences and institutional healthcare sectors, provide him with a unique perspective that will significantly contribute to our Board and the committees on which he serves.

Other Board Service:

Varian Medical Systems, Inc. (ethics and compliance committee chair; audit committee)

Universal Hospital Services, Inc. (until 2015)

2017 PROXY STATEMENT

Nominee	Business experience

Brian M. Levitt

Chairman of the Board, The Toronto-Dominion Bank

Vice-chair, Osler, Hoskin & Harcourt LLP

Montreal, Quebec

Age: 69

Director Since: 2007

2016 Meeting Attendance: 100%

Committee

Memberships: Finance (Chair);

                            Nominating and Corporate

                            Governance

Independent: Yes

Mr. Levitt is the chairman of the board of The Toronto-Dominion Bank, and the vice-chair of Osler, Hoskin & Harcourt LLP, a major Canadian law firm. From 2001 to 2010, he was co-chair of the firm, and, prior to his time at Imasco Limited, he was a partner in the firm. From 1991 to 2000, Mr. Levitt was president and then chief executive officer of Imasco Limited, a public consumer products and services company. Mr. Levitt has served on boards of directors of public companies since 1987. He is an Officer of the Order of Canada and a Fellow of the Institute of Corporate Directors.

We believe that Mr. Levitt’s extensive experience as chief executive officer of a large public company, as a board member and chair, and as a legal advisor to boards of directors of various public companies, in addition to his experience with, and understanding of the workings of, financial markets, corporate governance practices and regulatory matters make him a valuable member to our Board of Directors and the committees on which he serves.

Other Board Service:

The Toronto-Dominion Bank (chairman of the board; corporate governance committee chair; human resources committee)

TD Ameritrade Holding Corporation (human resources committee)

Talisman Energy Inc. (until 2015)

David G. Maffucci

Corporate Director

Isle of Palms, South Carolina

Age: 66

Director Since: 2011

2016 Meeting Attendance: 100%

Committee

Memberships: Audit (Chair); Finance;

                            Nominating and Corporate

                            Governance

Independent: Yes

From 2005 to 2006, Mr. Maffucci served as executive vice-president of Bowater Incorporated and president of its newsprint division. He served as chief financial officer of Bowater Incorporated from 1995 to 2005 and held a variety of positions in its finance organization throughout much of his career. Mr. Maffucci served on the board of directors of Xerium Technologies, Inc., a manufacturer and supplier of consumable products used in paper production, from November 2008 to August 2010. From June 2009 to August 2010, he also served as executive vice-president and chief financial officer of Xerium and helped guide Xerium through a “pre-packaged” Chapter 11 bankruptcy. Xerium filed a voluntary petition for relief under Chapter 11 of the federal bankruptcy law as part of a pre-arranged restructuring plan with the support of its lenders on March 30, 2010 and emerged from Chapter 11 protection on May 25, 2010. Mr. Maffucci previously worked at KPMG and is a Certified Public Accountant (CPA).

We believe that Mr. Maffucci’s extensive financial and operating experience, his knowledge and understanding of corporate finance, strategic planning and risk management processes as well as his experience with a large public accounting firm make him a valuable contributor to our Board and the committees on which he serves, notably as Chair of our Audit Committee.

Other Board Service:

Martin Marietta Materials Inc. (audit committee chair; finance committee)

2017 PROXY STATEMENT

Nominee	Business experience

Pamela B. Strobel

Corporate Director

Chicago, Illinois

Age: 64

Director Since: 2007

2016 Meeting Attendance: 100%

Committee

Memberships: Human Resources (Chair);

                            Nominating and Corporate

                            Governance

Independent: Yes

In 2005, Ms. Strobel retired as an executive vice-president and chief administrative officer of Exelon Corporation, one of the largest U.S. electric utilities. During her tenure with Exelon and its predecessor companies, starting in 1993, Ms. Strobel served as an executive vice-president and chief administrative officer and as chief executive officer of Commonwealth Edison Company, as an executive vice-president and general counsel of Unicom Corporation and Commonwealth Edison Company, as president of Exelon’s Business Services Company, and as chairman and chief executive officer of Exelon Energy Delivery, the holding company for Exelon’s energy delivery business. Prior to her career at Exelon, she was a partner with Sidley, Austin, LLP. Ms. Strobel was named as one of Fortune Magazine’s Top 50 Women in Business in 2002.

We believe that Ms. Strobel’s extensive experience in senior executive positions and her in-depth knowledge and understanding of the energy sector provide a unique contribution to our Board and the committees on which she serves.

Other Board Service:

State Farm Mutual Automobile Insurance Company (compensation committee; nominating and governance committee)

Illinois Tool Works, Inc. (audit committee chair; executive committee; nominating and governance committee)

Denis Turcotte

President and CEO, North Channel Management and North Channel Capital Partners

Sault Ste. Marie, Ontario

Age: 55

Director Since: 2007

2016 Meeting Attendance: 100%

Committee

Memberships: Environmental, Health,

                           Safety and Sustainability (Chair);

                            Human Resources; Finance

Independent: Yes

Mr. Turcotte is currently president and chief executive officer of North Channel Management and North Channel Capital Partners, business consulting and private investing firms. From 2002 to 2008, Mr. Turcotte was the president and chief executive officer and a director of Algoma Steel Inc., a publicly listed North American steel company, and from 1992 to 2002 held a number of senior executive positions with companies in the pulp and paper industry, including president of the paper group and executive vice-president of corporate development and strategy of Tembec Inc., a leading integrated forest products company with operations in North America and France.

We believe that Mr. Turcotte brings to the Board and the committees on which he serves his extensive experience as a senior executive of capital intensive and commodity-based industries.

Other Board Service:

Norbord Inc. (audit committee; human resources committee; health, safety and environment committee)

Brookfield Business Partners L.P.

Coalspur Mines, Ltd. (until 2015)

John D. Williams President and CEO, Domtar Corporation Charlotte, North Carolina Age: 62 Director Since: 2009 2016 Meeting Attendance: 100% Independent: No

Mr. Williams has been the President and Chief Executive Officer and a director of the Corporation since joining Domtar on January 1, 2009. Mr. Williams served in senior executive positions for over eight years with SCA Packaging Ltd. and SCA Packaging Europe, Europe’s second largest producer of containerboard paper used for the manufacturing of corrugated box products. He served as president of SCA Packaging Europe, from 2005 to December 2008, where he assumed leadership over sales, marketing, finance, operations, manufacturing, distribution, supply chain and human resources. Prior to joining SCA Packaging, Mr. Williams held a number of increasingly senior positions in sales, marketing, management and operational roles, with Rexam PLC, Packaging Resources, Inc., Huhtamaki, Alberto Culver UK Ltd., and MARS Group.

We believe that Mr. Williams’ extensive international experience in key leadership roles in our industry, combined with his knowledge and understanding of global risks, challenges and opportunities facing our business, in addition to his outstanding leadership skills, are invaluable assets to our Board and our Corporation.

Other Board Service:

Owens Corning (lead independent director; chair, governance and nominating committee; executive committee)

2017 PROXY STATEMENT

Nominee	Business experience

Mary A. Winston

President, WinsCo Enterprises Inc.

Charlotte, North Carolina

Age: 55

Director Since: December 2015

2016 Meeting Attendance: 100%

Memberships: Audit; Environmental, Health,

                            Safety and Sustainability;

                            Finance

Independent: Yes

Ms. Winston is currently president of WinsCo Enterprises Inc., a consulting firm providing financial and board governance advisory services. From 2012 until August 2015, Ms. Winston served as the executive vice president and chief financial officer of Family Dollar Stores, Inc., a leading retailer which was acquired by Dollar Tree in July 2015. Before joining Family Dollar, Ms. Winston served as senior vice president and chief financial officer of Giant Eagle, Inc., a leading grocery and fuel retailer. Prior to that, she served as executive vice president and chief financial officer of Scholastic Corporation, a global leader in publishing, education and media. Ms. Winston has also held executive-level positions with Visteon Corporation, a global automotive supplier, and with Pfizer, Inc. She started her career as a Certified Public Accountant (CPA) with a global public accounting firm.

We believe that Ms. Winston’s extensive experience in the retail, manufacturing, publishing and healthcare markets, combined with her financial acumen, make her a valuable addition to our Board and the committees on which she serves.

Other Board Service:

Dover Corporation (chair, audit committee)

Supervalu, Inc. (audit committee; leadership development & compensation committee)

Plexus Corporation (until 2016)

The Board of Directors unanimously recommends a vote FOR the election of each of the 9 director nominees.

Directors Not Standing for Re-election

Robert J. Steacy

Corporate Director

Toronto, Ontario

Chairman of the Board

Age: 67

Director Since: 2007

2016 Meeting Attendance: 100%

Committee

Memberships: Nominating and Corporate                            Governance (Chair); Finance

Independent: Yes

In addition to having worked for Ernst & Young from 1973 to 1978 in its audit practice, Mr. Steacy has over 25 years of senior financial officer experience, including as vice-president, finance and as executive vice-president and chief financial officer of Torstar Corporation, an international publisher and a major Canadian media company, from 1989 until his retirement in 2005.

Mr. Steacy’s prior board experience, his extensive financial expertise, as well as his in-depth knowledge of risk assessment and risk management, uniquely qualified him to play a leadership role on our Board.

We thank Mr. Steacy for his significant contribution to the Board and to Domtar during all these years.

2017 PROXY STATEMENT

Louis P. Gignac

Chairman, G Mining Services Inc.

Montreal, Quebec

Age: 66

Director Since: 2007

2016 Meeting Attendance: 100%

Committee

Memberships: Human Resources;

                            Environmental, Health,

                            Safety and Sustainability

Independent: Yes

From 1986 to 2006, Mr. Gignac served as president and chief executive officer of Cambior Inc., an international mining and exploration company with operations, development projects and exploration activities in the Americas that was acquired by IAMGOLD Corporation in 2006. In addition to leading Cambior, Mr. Gignac has held senior management positions with Falconbridge Copper Corp, and Exxon Minerals Company. He is currently the chairman of G Mining Services Inc., a private mining consulting firm with international activities. As part of G Mining’s mandates, Mr. Gignac is currently employed as project director by Suriname Gold Company LLC (“Surgold”), a wholly-owned subsidiary of Newmont Mining Corporation, to direct the $950-million Merian project in Suriname.

Mr. Gignac’s extensive experience as chief executive officer of a natural resources company, together with his financial and risk management experience, and his knowledge of international issues qualified him as a member of our Board and the committees on which he served.

We thank Mr. Gignac for his significant contribution to the Board and to Domtar during all these years.

Former Director

Domenic Pilla

Mr. Pilla was elected to our Board in 2014 and was a director of the Corporation until January 10, 2017 when he requested to resign in order to be able to devote attention to his new position as Chief Executive Officer of McKesson Canada.

Mr. Pilla’s extensive senior business leadership experience in the healthcare retail and healthcare services markets made him a valuable contributor to our Board.

We thank Mr. Pilla for his significant contribution to the Board and to Domtar during his tenure.

Director Compensation

Process and Objectives

The Board of Directors, on the recommendation of the NCGC, is responsible for setting director compensation. Management is not involved in the process, and directors who are Domtar Corporation employees do not receive compensation for their service as directors.

The objectives of the NCGC and the Board in setting director compensation are to:

•	attract highly qualified candidates to serve on the Board by remaining competitive with compensation paid to outside directors of comparable companies;

•	align the interests of directors with the interests of stockholders by fostering a long-term commitment to Corporation stock ownership; and

•	establish total compensation on a simple, easy to understand flat fee basis with appropriate differentiation between levels of responsibility (such as serving as a committee chair).

Components of Director Compensation

Our non-employee directors receive an annual cash retainer fee of $107,500 and annual equity-based compensation of equal value. The Chairman receives an annual cash retainer of $182,500 and annual equity-based compensation of equal value. Members of the Audit Committee are paid an additional cash retainer of $10,000. The Chair of the Audit Committee receives an additional cash retainer of $30,000, and the Chair of the Human Resources Committee receives an additional cash retainer of $25,000. Each other committee Chair receives an additional cash retainer of $20,000. The Chairman is not eligible for any of the committee retainers described above.

2017 PROXY STATEMENT

There will generally be no Board or committee meeting fees; however, if more than 10 Board meetings are held in a calendar year, directors may be paid Board meeting fees of $1,500 per additional meeting attended. In addition, each non-executive director traveling over three or more time zones from his or her residence in connection with his or her duties as a Board member is entitled to an annual travel fee of $15,000 to compensate him or her for substantial additional travel time.

During 2016, the NCGC completed a review of directors’ compensation and recommended that the value of the equity incentive awards made pursuant to the Amended and Restated Domtar Corporation 2007 Omnibus Incentive Plan (“Omnibus Incentive Plan”) be limited to $500,000 for any given year, as further described on page 65 of this proxy statement. The NCGC retained Hugessen Consulting Inc. (“Hugessen”) as its independent compensation advisor to advise in this matter and conduct a benchmarking study assessing the extent of a meaningful limit on the directors’ equity portion of their annual retainer. Hugessen’s analysis of the benchmarking study concluded that such a limit should be $500,000 per year. After review and discussion, the NCGC concluded that the proposed change would provide a meaningful limit to the directors’ equity portion of their annual retainer and recommended the change, which was approved by the Board in December 2016, to become effective upon stockholders’ approval at this annual meeting.

The equity portion of the directors’ fees is paid in deferred share units granted under the Corporation’s Omnibus Incentive Plan. A non-employee director may elect to defer receipt of the cash portion of his or her annual retainer fee into deferred share units, subject to compliance with applicable tax requirements and rules established by the Human Resources Committee (“HRC”). Deferred share units are paid quarterly in arrears, with the number of deferred share units to be paid to be determined by dividing the dollar amount of the portion of that quarter’s retainer fees to be paid in deferred share units by the closing market price of a share of Domtar common stock on the last day of the quarter. Dividends, when declared, on Domtar’s common stock are notionally invested in additional deferred share units based on the closing share price on the dividend payment date. Deferred share units are generally settled in cash or shares of our common stock, as determined by the director, upon termination of his or her Board service as an eligible Director.

Directors who have achieved 100% of their stock ownership requirements may elect to receive the equity component of their annual retainer in deferred share units that may be settled in either cash or stock one year after the grant date. The grants of this category of deferred share units are made at the same time as the other deferred share units, and generally subject to the same terms and conditions pursuant to the Corporation’s Omnibus Plan.

The NCGC assessed the independence of its compensation advisor, Hugessen, including the potential for conflicts of interest in light of the NYSE listing standards. Based on its assessment, the NCGC concluded that its advisor was appropriately independent and free from potential conflicts of interest.

Director Stock Ownership Requirements

In order to align the long-term financial interest of our directors with those of our stockholders, directors are required to own a significant equity stake in the Corporation having a value of at least $537,500, which is equivalent to five times the annual cash retainer, valued at the greater of cost or market value. Directors must meet this requirement within five years of becoming a director. All shares owned outright, as well as all deferred share units, are taken into consideration in determining compliance with these ownership guidelines. As of the date of this proxy statement, all current directors who joined our Board before 2012 have reached the stock ownership requirements. For those directors who joined between 2012 and 2016, an additional year has been allowed to meet the requirement, in order to take into account the 2016 required holdings increase from $500,000 to $537,500.

2017 PROXY STATEMENT

Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation(2)	Total
	($)	($)	($)	($)
Robert J. Steacy	182,500	182,500	51,030	416,030
Giannella Alvarez	126,250	107,500	16,935	250,685
Robert E. Apple	117,500	107,500	14,927	239,927
Louis P. Gignac	107,500	107,500	47,335	262,335
David J. Illingworth	117,500	107,500	10,919	235,919
Brian M. Levitt	127,500	107,500	65,525	300,525
David G. Maffucci	137,500	107,500	20,743	265,743
Domenic Pilla*	107,500	107,500	11,463	226,463
Pamela B. Strobel	145,250	107,500	49,685	302,435
Denis Turcotte	127,500	107,500	58,806	293,806
Mary A. Winston	119,000	107,500	2,144	228,644

*	Resigned from the Board on January 10, 2017

(1)	The amounts in this column represent the grant date fair value of the deferred share units granted under the Omnibus Incentive Plan in 2016. The fair value of the awards was determined using the valuation methodology and assumptions set forth in Note 5 to the Corporation’s financial statements included in the Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2016, which are incorporated by reference herein. The amounts in the table do not reflect the value, if any, that ultimately may be realized by the directors. As described above, the number of deferred share units to be paid under the Omnibus Incentive Plan is determined by dividing the dollar amount of the portion of that quarter’s retainer fees to be paid in deferred share units by the closing market price of a share of Domtar common stock on the last day of the quarter.
(2)	The amounts in this column represent the grant date fair value of additional deferred share units granted as dividend equivalents for 2016 on the directors deferred share units, in accordance with the Omnibus Incentive Plan. The fair value of the awards was determined using the valuation methodology and assumptions set forth in Note 5 to the Corporation’s financial statements included in the Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2016, which are incorporated by reference herein. These dividend equivalents were credited at the same time as dividends were paid to stockholders, i.e. on January 15, 2016, April 15, 2016, July 15, 2016 and October 17, 2016.

The following table sets forth, by grant date, the number of deferred share units credited to each director and the grant date fair value of each award with respect to service as a director in 2016. All deferred share units were vested upon grant.

Equity Awards for Service as a Director of Domtar Corporation

	March 31, 2016		June 30, 2016		September 30, 2016		December 31, 2016
Name	Units	Grant Date Fair Value	Units	Grant Date Fair Value	Units	Grant Date Fair Value	Units	Grant Date Fair Value
	(#)	($)	(#)	($)	(#)	($)	(#)	($)
Robert J. Steacy	1,127	45,625	1,303	45,625	1,229	45,625	1,169	45,625
Giannella Alvarez	664	26,875	768	26,875	724	26,875	689	26,875
Robert E. Apple	664	26,875	768	26,875	724	26,875	689	26,875
Louis P. Gignac	664	26,875	768	26,875	724	26,875	689	26,875
David J. Illingworth	664	26,875	768	26,875	724	26,875	689	26,875
Brian M. Levitt	664	26,875	768	26,875	724	26,875	689	26,875
David G. Maffucci	664	26,875	768	26,875	724	26,875	689	26,875
Domenic Pilla*	664	26,875	768	26,875	724	26,875	689	26,875
Pamela B. Strobel	664	26,875	768	26,875	724	26,875	689	26,875
Denis Turcotte	664	26,875	768	26,875	724	26,875	689	26,875
Mary A. Winston	664	26,875	768	26,875	724	26,875	689	26,875

*	Resigned from the Board on January 10, 2017

2017 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND OFFICERS

Domtar Corporation had a total of 62,588,837 shares of common stock issued and outstanding as of December 31, 2016. Based upon Schedule 13D or 13G filings with the SEC, as of March 3, 2017 there were three beneficial owners of more than 5% of the common stock of the Corporation:

BlackRock, Inc., 55 East 52nd Street, New York, NY 10055, beneficially owns 10,696,994 shares or 17.1% of the Corporation’s common stock.

Dimensional Fund Advisors, L.P. Building One, 6300 Bee Cave Road, Austin, Texas, 78746, beneficially owns 5,285,731 shares or 8.45% of the Corporation’s common stock.

The Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, PA 19355, beneficially owns 5,251,914 shares or 8.39% of the Corporation’s common stock.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

The following table sets forth the number of shares of the Corporation’s common stock beneficially owned by each of the Corporation’s directors and executive officers, and all directors and executive officers as a group based upon information available to the Corporation as at March 10, 2017. None of the shares indicated below are subject to hedging or pledge. The mailing address of each of these individuals is c/o Domtar Corporation, 234 Kingsley Park Drive, Fort Mill, SC, 29715.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)	Percent of Outstanding Common Stock
Non-Executive Directors
Robert J. Steacy	33,377	*
Giannella Alvarez(a)	13,009	*
Robert E. Apple(b)	11,308	*
Louis P. Gignac	30,231	*
David J. Illingworth(c)	8,754	*
Brian M. Levitt	41,822	*
David G. Maffucci	15,013	*
Pamela B. Strobel	31,729	*
Denis Turcotte	40,269	*
Mary A. Winston(d)	3,162	*

2017 PROXY STATEMENT

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)	Percent of Outstanding Common Stock
Executive Officers
John D. Williams	192,707	*
Daniel Buron	51,811	*
Michael Fagan	34,042	*
Michael D. Garcia	59,357	*
Zygmunt Jablonski	44,340	*
Patrick Loulou	42,434	*
All Directors and Executive Officers as a group	653,365	*

*	Less than 1%
(a)	Elected to the Board in May 2012
(b)	Elected to the Board in October 2012
(c)	Elected to the Board in October 2013
(d)	Elected to the Board in December 2015

(1)	Includes the following shares subject to stock options, restricted stock units or deferred stock units exercisable, vested or vesting within 60 days of March 10, 2017:

Name	Stock Options	Restricted Stock Units	Deferred Stock Units
Non-Executive Directors
Robert J. Steacy	—	—	32,545
Giannella Alvarez(a)	—	—	12,587
Robert E. Apple(b)	—	—	11,308
Louis P. Gignac	—	—	30,231
David J. Illingworth(c)	—	—	8,754
Brian M. Levitt	—	—	41,822
David G. Maffucci	—	—	15,013
Pamela B. Strobel	—	—	31,729
Denis Turcotte	—	—	37,541
Mary A. Winston(d)	—	—	3,162
Executive Officers
John D. Williams	128,666	—	64,041
Daniel Buron	36,585	—	—
Michael Fagan	23,247	—	—
Michael D. Garcia	34,161	25,196	—
Zygmunt Jablonski	27,870	—	—
Patrick Loulou	21,426	—	—

2017 PROXY STATEMENT

GOVERNANCE OF THE CORPORATION

Corporate Governance Highlights

We are committed to the highest standards of corporate governance and believe that sound corporate governance is critical to the Corporation’s long-term success and the protection of the interest of its many stakeholders. The following table sets forth our key governance practices, which are detailed in this Governance section:

✓ The positions of Chairman of the Board and Chief Executive Officer are separate
✓ The Board has adopted a charter of the Chairman of the Board
✓ All our directors are independent with the exception of our CEO
✓ The Board committees have independent Chairs and are entirely composed of independent directors
✓ Our CEO only serves on one outside board
✓ None of our directors serves on more than two outside boards
✓ All directors are elected annually
✓ We have a majority vote standard for directors’ election with a director resignation policy
✓ We have a proxy access by-law
✓ Directors are subject to robust stock ownership guidelines – 5x cash portion of annual retainer
✓ We have a robust annual Board, committee and individual director evaluation process
✓ Average director tenure is 6.5 years
✓ Mandatory retirement of directors at age 75
✓ We promote diversity in the boardroom
✓ Women represent 33% of our directors
✓ We have comprehensive Corporate Governance Guidelines
✓ We have a Code of Business Conduct and Ethics that applies worldwide to our directors, senior management and employees
✓ We have a robust Compliance Program
✓ We have a comprehensive Enterprise Risk Management System
✓ We do not have a shareholders rights plan
✓ We hold executive sessions at all regular Board and committee meetings presided by the Chairman of the Board, or committee Chair
✓ We have an ongoing stockholder engagement program

Board Governance

Our Board has adopted written Corporate Governance Guidelines that comply with the listing standards of the NYSE (the “Guidelines”). The Guidelines set forth requirements relating to director responsibilities, director qualification standards, including director independence, director compensation, our director resignation policy with respect to majority voting in uncontested elections, director retirement age, director orientation and continuing education, CEO succession planning, and assessment of the Board’s performance, among other matters.

Copies of our Corporate Governance Guidelines are available without charge on the corporate governance portion of our website at http://www.domtar.com/files/corporate/DOMTAR_Corporate_Governance_Guidelines.pdf or upon request in writing to Domtar Corporation, 395 de Maisonneuve Blvd. West, Montreal (Quebec) Canada, H3A 1L6, Attention: Director, Corporate Law and Assistant Secretary. The Corporation also complies with the listing standards of the TSX.

2017 PROXY STATEMENT

Current Members of Our Board of Directors

The members of the Board on the date of this proxy statement, and the committees of the Board on which they serve, are identified below.

Director	Audit Committee	Nominating and Corporate Governance Committee	Human Resources Committee	Environmental, Health, Safety and Sustainability Committee	Finance Committee
Giannella Alvarez				*
Robert E. Apple	*
Louis P. Gignac			*	*
David J. Illingworth	*			*
Brian M. Levitt		*			Chair
David G. Maffucci	Chair	*			*
Robert J. Steacy		Chair			*
Pamela B. Strobel		*	Chair
Denis Turcotte			*	Chair	*
John D. Williams
Mary A. Winston	*			*	*

Board and Committee Meetings

During 2016, our Board held 8 meetings and the committees of the Board held 28 meetings. Each of our directors attended 96% or more of the aggregate of the total number of meetings of the Board and the total number of meetings held by all Board committees on which the director served.

Board Committees

As of the date of this Proxy Statement, the Board has five standing committees: Audit; Human Resources; Nominating and Corporate Governance; Environmental, Health, Safety and Sustainability; and Finance.

Audit Committee
Four members
• •	David G. Maffucci, Chair Robert E. Apple	The Audit Committee is composed solely of directors who meet the independence requirements of the NYSE and the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for audit committee members and are financially literate, as required by the NYSE. In addition, the Board has determined that Mr. Maffucci and Ms. Winston qualify as “audit committee financial experts” and have accounting and related financial management expertise within the meaning of the listing standards of the NYSE.
•	David J. Illingworth
•	Mary A. Winston

Meetings During 2016: Nine
Key Responsibilities:
•	Provide assistance to the Board of Directors with respect to its oversight of:
	–	The quality and integrity of the Corporation’s financial statements;
	–	The Corporation’s compliance with legal and regulatory requirements;
	–	The independent auditor’s qualifications and independence;
	–	The Corporation’s Enterprise Risk Management (ERM) process;
	–	The performance of the Corporation’s internal audit function and independent auditors; and
	–	The risks associated with matters within the Committee’s responsibilities and duties;

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•	Appoint, retain, compensate and oversee the Corporation’s independent auditors;
•	Review, at least annually, the qualifications, performance and independence of the independent auditors;
•	Review and discuss with management and the independent auditors, and approve the Corporation’s quarterly earnings press releases, as well as the quarterly financial statements, including the disclosures under Management’s Discussion and Analysis, and their filing of Form 10-Q;
•	Review and discuss with management and the independent auditors the Corporation’s annual audited financial statements, including the disclosures under Management’s Discussion and Analysis and recommend to the Board their approval and whether they should be included in the Corporation’s Form 10-K;
•	In consultation with the independent auditors, management and the Corporation’s internal auditors, review the integrity of the Corporation’s financial reporting processes, both internal and external;
•	Discuss with the independent auditor and the Corporation’s internal auditors the scope and plans for their respective audits;
•	Review the assessment by the Corporation’s officers of the effectiveness of the Corporation’s disclosure controls and procedures and internal controls for financial reporting and the evaluations thereof by the independent auditors;
•	Discuss with management and the independent auditors the Corporation’s guidelines and policies with respect to risk assessment and risk management, including the Corporation’s major financial risk exposures, and risks associated with the financial reporting system, financial information and financial statements, and the steps management has taken to monitor and control such exposure and to preserve the integrity of the system;
•	Oversee the application of the whistleblower policy;
•	Review periodically the Code of Ethics of the Corporation and the adherence thereto by management;
•	Review periodically with the Board, the external and internal auditors and management, the Corporation’s anti-fraud program and practices.

Charter:
The Audit Committee is governed by the Audit Committee Charter, which is available on the Corporation’s website at http://www.domtar.com/files/corporate/Domtar_Charter_of_the_Audit_Committee.pdf. A copy of the charter will be provided without charge to any stockholder who requests it in writing.

Human Resources Committee
Three members
•	Pamela B. Strobel, Chair

The Human Resources Committee (“HRC”) is composed solely of directors who meet the independence requirements of the NYSE, the requirements for a “non-employee director” under the rules under the Exchange Act, and the requirements for an “outside director” under the Internal Revenue Code of 1986, as amended (the “Code”).

•	Louis P. Gignac
•	Denis Turcotte

Meetings During 2016: Five
Key Responsibilities:
•	Provide oversight in respect of the risks associated with matters within the Committee’s responsibilities and duties;
•	Review and approve the philosophy and design of the Corporation’s compensation and benefits systems in light of the Corporation’s objectives;
•	Review and make recommendations to the Board with respect to incentive compensation and equity-based plans;
•	Monitor the financial effect of the Corporation’s compensation programs and their success in achieving the Corporation’s objectives;
•	Manage the processes used by the Board to evaluate the Corporation’s chief executive officer;
•	Review and approve the compensation of the Corporation’s chief executive officer and other executive officers;
•	Administer the Corporation’s equity-based and cash incentive compensation plans;
•	Jointly with the Finance Committee, oversee the work of the Pension Administration Committee of the Corporation (“PAC”);

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•	Provide oversight in respect of the Corporation’s compliance with legal and regulatory requirements in the areas of the Committee’s responsibilities and duties;
•	In coordination with the Nominating and Corporate Governance Committee, make recommendations to the Board with respect to the selection of a CEO of the Corporation.

Charter:

The Human Resources Committee is governed by the Human Resources Committee Charter, which is available on the Corporation’s website at http://www.domtar.com/en/corporate/directors/4548.asp. A copy of the charter will be provided without charge to any stockholder who requests it in writing.

Additional information about our Human Resources Committee’s responsibilities and its processes and procedures for consideration and determination of executive compensation is included in our Compensation Discussion and Analysis.

Nominating and Corporate Governance Committee
Four members
	•	Robert J. Steacy, Chair	The Nominating and Corporate Governance Committee is composed solely of directors who meet the independence requirements of the NYSE.
	•	Brian M. Levitt
	•	David G. Maffucci
	•	Pamela B. Strobel

Meetings During 2016: Four
Key Responsibilities:
•		Review the risks associated with matters within the Committee’s responsibilities and duties;
•		Leadership role in shaping the governance of the Corporation;
•		Review and recommend to the Board the compensation of the Corporation’s directors;
•		Provide oversight and direction regarding the functioning and operation of the Board of Directors;
•		Review and recommend to the Board of Directors candidates for election as directors;
•		Oversee the relationship between the Corporation and its stockholders;
•		Provide oversight in respect of the Corporation’s compliance with legal and regulatory requirements, and corporate governance standards in the areas of the Committee’s responsibilities and duties;
•		Oversee the process for, and in coordination with, the Human Resources Committee, make recommendations to the Board with respect to the selection of a CEO of the Corporation.

Charter:

The Nominating and Corporate Governance Committee is governed by the Nominating and Corporate Governance Committee Charter, which is available on the Corporation’s website at

http://www.domtar.com/files/corporate/Domtar_Nominating_and_Corporate_Governance_Committee_Charter_11_2014.pdf. A copy of the charter will be provided without charge to any stockholder who requests it in writing.

Environmental, Health, Safety and Sustainability Committee
Five members
•	Denis Turcotte, Chair	The Environmental, Health, Safety and Sustainability Committee is composed solely of independent directors.
•	Giannella Alvarez
•	Louis P. Gignac
•	David J. Illingworth
•	Mary A. Winston

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Meetings During 2016: Six
Key Responsibilities:
•	Generally review the effectiveness of the Corporation’s policies, programs and practices at optimizing its efforts to maintain sustainable ecosystems, safe and healthy employees, and vital communities as integral elements of its commitment to create long-term stockholder value;
•	Provide oversight of the sustainability systems and performance of the Corporation that are integral components of the Corporation’s business strategy;
•	Provide oversight of the Corporation’s response to public policy, legislative, regulatory, political and social issues and trends related to environmental, health and safety, and sustainability (“EHSS”) performance that may significantly affect the business operations, financial performance or public image of the Corporation or the industry;
•	Provide oversight of the risks and opportunities associated with matters within the Committee’s responsibilities and duties;
•	Provide oversight of the Corporation’s compliance with legal and regulatory requirements in the areas of the Committee’s responsibilities and duties;
•	Review environmental, health and safety and sustainability policies regarding significant EHSS audit and monitoring systems as well as related reports from management;
•	Review EHSS standards, procedures and practices against applicable regulatory requirements and oversee compliance therewith;
•	Review objectives and plans for implementing policies, procedures, practices, compliance measures and risk management programs regarding environmental protection and occupational health and safety;
•	Discuss with management the scope and plans for the conduct of audits of EHSS performance, significant results of audits, and pending or threatened material proceedings or complaints relating to EHSS.

Charter:
The Environmental, Health, Safety and Sustainability Committee is governed by the Environmental, Health, Safety and Sustainability Committee Charter, which is available on the Corporation’s website at http://domtar.com/en/corporate/directors/4550.asp. A copy of the charter will be provided without charge to any stockholder who requests it in writing.

Finance Committee
Five members
•	Brian M. Levitt, Chair	The Finance Committee is composed solely of independent directors.
•	David G. Maffucci
•	Robert J. Steacy
•	Denis Turcotte
•	Mary A. Winston

Meetings During 2016: Five
Key Responsibilities:
•	Review the Corporation’s:
	–	Capital structure and capital allocation;
	–	Significant financing transactions;
	–	Mergers, acquisitions and divestitures;
	–	Insurance coverage and programs;
	–	Jointly with the HRC, oversee the work of the Pension Administration Committee with respect to the financial aspects of the PAC’s annual report;
•	Generally assist the Board of Directors in the oversight of financial resource strategies and policies, including oversight of the risks associated with matters within the Committee’s responsibilities and duties.

Charter:
The Finance Committee is governed by the Finance Committee Charter, which is available on the Corporation’s website at http://www.domtar.com/files/corporate/Finance_Committee_Charter__April_30_2013.pdf. A copy of the charter will be provided without charge to any stockholder who requests it in writing.

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Board of Directors Leadership Structure

In accordance with our Corporate Governance Guidelines, the positions of Chairman of the Board and Chief Executive Officer are separate and distinct. We believe that this structure recognizes the time and effort that our CEO is required to devote to his position, while facilitating the independent functioning of the Board, thus enhancing the fulfillment of its oversight responsibilities, and setting the tone for the Board in fostering ethical and responsible decision-making and sound corporate governance practices.

Currently, the position of Chairman of the Board is held by Mr. Robert J. Steacy, and the position of CEO is held by Mr. John D. Williams. We expect that upon Mr. Steacy’s retirement from the Board at the May 3, 2017 Annual Meeting of Stockholders, Mr. Robert E. Apple, one of the Corporation’s current directors, will be elected Chairman of the Board. Separating these positions allows our CEO to focus on the management of the Corporation, while allowing our Chairman to lead the Board in its role of providing advice to, and independent oversight of, management.

Charter of the Chairman of the Board

The Board has adopted a charter outlining the qualifications and key responsibilities of the Chairman of the Board that include board management, board independence and governance, interactions with the President and Chief Executive Officer and management, and stockholder relations. The charter is available on the Corporation’s website at http://domtar.com/en/corporate/directors/4534.asp.

Board of Directors’ Role in Risk Oversight

Our Corporate Governance Guidelines explicitly recognize that it is the responsibility of the Board to assess risks facing the Corporation and to review strategies for risk mitigation. Areas of material risk to the Corporation include economic and strategic factors (such as conditions in the general economy and in capital and credit markets, the cyclical nature of the pulp and paper industry and the secular decline in uncoated freesheet paper, and market dynamics for our products), the impact of competition, operational matters (such as supply chain, human resources and labor relations, and the performance of the Corporation’s operating facilities), regulatory matters (such as those relating to anti-trust laws, the environment, and workplace health and safety), and governmental policies.

Our Board committees assist the Board in fulfilling its risk oversight responsibilities in certain areas of risk, including the following: the Audit Committee has primary oversight over the Corporation’s enterprise risk management process and cybersecurity strategies, as well as primary oversight responsibility to review and approve financial statements, financial disclosures and internal controls and procedures; the Human Resources Committee has responsibilities related to succession planning risks and the business risk implications of our compensation policies and programs; the Nominating and Corporate Governance Committee is responsible for addressing questions and risks related to Board organization, membership and corporate governance and compliance; the Environmental, Health, Safety and Sustainability Committee reviews operational risk issues related to environmental protection, occupational health and safety and sustainability; and our Finance Committee reviews the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures, the Corporation’s risks related to capital structure, financing, insurance and pension. Our Board committees fulfill these duties through their regularly scheduled and special meetings with members of management (and other parties as appropriate) responsible for specific areas of risk, including in the case of the Audit Committee, the internal auditors and the independent auditors, and the committees regularly report back to the Board.

Our Board and our Audit Committee work closely with management to oversee the Corporation’s Enterprise Risk Management (ERM) process, and to identify and prioritize key risks faced by the Corporation. As part of its ongoing risk oversight duties, the Board adopted the Corporation’s Enterprise Risk Management Governance Policy which establishes the fundamental principles of risk accountability and risk management as integral parts of our enterprise culture and day-to-day business activities. In addition, the Board performs detailed periodic reviews of key identified risks as part of its regular meeting agenda. It is the policy of the Corporation to pursue the opportunities to achieve its strategic, business and operational objectives in a manner that involves an acceptable level of risk.

The Board has also formally adopted the Corporation’s Compliance Program centralizing in a single source of reference a program statement and a framework for oversight of key compliance policies covering the various areas of the Corporation’s activities, intending to reflect best practices in the context of the Corporation’s particular circumstances and needs. The Program requires the Board of Directors, management and employees to act in a consistently ethical and legal manner and, as a consequence, to minimize the risk that conduct by employees will provide the basis for legal actions, civil penalties or criminal sanctions against them or the Corporation, or damage the Corporation’s reputation, and takes into account the principles and criteria developed by the U.S. Federal Sentencing Guidelines for the implementation of effective compliance and ethics programs. The Compliance Program is integrated with the Corporation’s ERM program.

2017 PROXY STATEMENT

Board Oversight of the Corporation’s Strategy

Our Board is actively involved in the development and implementation of Domtar’s long-term strategy. The strategic plan is developed through interactive dialogue between directors and management, and the Board is exercising regular oversight on key strategic choices. The Board and management hold an annual strategic planning retreat to develop/re-calibrate the long-term strategic plan. Strategic updates are reviewed and discussed with the Board at each meeting.

Director Independence and Other Determinations

Pursuant to the Corporation’s Corporate Governance Guidelines, the Board undertook its annual review of director independence in February 2017. During annual reviews, the Board considers any transactions and relationships between each director or any member of his or her immediate family and the Corporation and its subsidiaries and affiliates. The Board also examines any transactions and relationships between directors or their affiliates and members of the Corporation’s senior management or their affiliates. The purpose of this review is to determine whether any such relationships or transactions were inconsistent with a determination that a director is independent.

The Board, upon recommendation by the NCGC, has affirmatively determined that each of our directors, other than Mr. John D. Williams, who is the President and Chief Executive Officer of the Corporation, has no material relationship with us, and is independent under the independence requirements of the listing standards of the NYSE and TSX, the Corporation’s Corporate Governance Guidelines, and our Director Independence Standards that are available on the Corporation’s website at

http://www.domtar.com/files/corporate/4.Domtar_Director_Independence_Standards_October_30_2013.pdf.

In addition, the Board, upon recommendation of the NCGC, considered and affirmatively determined that Ms. Winston and Messrs. Apple, Illingworth and Maffucci meet the independence requirements of the SEC and the NYSE rules for Audit Committee members, and that the members of the Human Resources Committee, Ms. Strobel, and Messrs. Gignac and Turcotte, meet the independence requirements of the SEC, of the NYSE rules and the Code for compensation committee members.

Board, Committee, and Individual Director Evaluation Process

The evaluation process is performed on an annual basis and is comprised of: a) Board and committee evaluations that require directors, as well as senior management, to focus on the functioning of the Board and committees as a whole, including topics such as Board and committee priorities, areas for improvement, fulfilment of their respective responsibilities, composition and mix of skills, structure and organization of meetings, level and quality of interaction with management, etc. and b) individual director evaluations conducted by the Chairman of the Board in one-on-one meetings with each director covering a wide range of topics that include Board priorities and processes, as well as individual effectiveness and contribution. The findings are discussed at the February meetings of the NCGC and the Board, and matters that have been identified as requiring a follow-up are dealt with accordingly.

Code of Business Conduct and Ethics

The Corporation has adopted a Code of Business Conduct and Ethics that is applicable to its directors and all employees, including the principal executive officer, the principal financial officer and the principal accounting officer, and which is available on the Corporation’s website at http://www.domtar.com/files/corporate/Code%20of%20Business%20Conduct%20and%20Ethics.pdf. Directors and employees are required to complete annually a mandatory online training program that includes a certification attesting of their adherence to the Code. Copies of the Code will be provided without charge to any stockholder who requests it in writing.

Related Person Transaction Policy

Our Board has also adopted written Procedures for Review of Related Person Transactions. These procedures cover transactions in which the Corporation or any subsidiary was or is to be a participant, the amount exceeds $120,000, and a “related person”, as defined in Item 404(a) of Regulation S-K under the Exchange Act, has or will have a direct or indirect material interest. Each director, director nominee and executive officer of the Corporation must notify the Vice-President, Corporate Law and Secretary in writing of any such related person transaction. The Vice-President, Corporate Law and Secretary provides a copy of the notice to the Audit Committee, which reviews such transaction and approves it if the Audit Committee determines the transaction is fair and reasonable to the Corporation and consistent with the Corporation’s best interest. No such transactions were identified in 2016.

2017 PROXY STATEMENT

Stockholder Communications with the Board

Stockholders and other interested parties who wish to contact the Chairman of the Board, our non-management directors as a group or any committee chairperson may send written correspondence, in care of the Vice-President, Corporate Law and Secretary, to Domtar Corporation, 234 Kingsley Park Drive, Fort Mill, SC, 29715. The procedures for the submission of such communications, including any complaints or concerns regarding accounting issues or other compliance matters, are contained in our Policy on Communications, which is available on the Corporation’s website at http://www.domtar.com/files/corporate/Communications_2007.pdf

Communications addressed to directors that discuss business or other matters relevant to the activities of our Board will be preliminarily reviewed by the Office of the Secretary and then distributed either in summary form or by delivering a copy of the communication. Communications will be distributed to the director, or group of directors, to whom they are addressed. Other correspondence received by the Corporation that is addressed to one or more directors, such as subscription offers, conference invitations, media inquiries and requests for contributions, will be directed to the Office of the Secretary and treated according to our Policy on Communications.

Exemption from Toronto Stock Exchange (TSX) Rules

In reliance on Section 401.1 of the TSX Company Manual, the Corporation has sought and been granted an exemption from the requirements of Section 461.4 of the TSX Company Manual, the effect of which is that the Corporation will not have to issue a news release announcing the results of the vote following the stockholders meeting. The Corporation will publish final results of the vote in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four (4) business days following the meeting.

The Corporation sought the exemption on the basis that (i) the Corporation’s primary listing is the New York Stock Exchange; (ii) the Corporation is incorporated in the State of Delaware; and (iii) less than 25% of trading volume in the Corporation’s shares was on Canadian marketplaces. The Corporation will be required to notify the TSX of its continued reliance on the exemption before each successive annual meeting of stockholders.

Board Attendance at Stockholder Meetings

The Corporation expects its directors to attend the annual meeting of stockholders.

2017 PROXY STATEMENT

COMPENSATION DISCUSSION

AND ANALYSIS (“CD&A”)

Executive Summary

Business Transformation Strategy

The compensation programs at Domtar have been crafted in the context of the business transformation that our company is undergoing. The core business of Domtar has been the manufacturing of pulp and paper products. While this business continues to produce positive earnings and returns for our stockholders, today the uncoated freesheet paper portion of our business is in secular decline. In response, our company has embarked on a strategic transformation that builds upon our expertise in creating fiber-based products by expanding into new and growing market segments. While our business transformation is still ongoing, our financial results are starting to show the benefits of the investments we are making in our facilities, people, and future. We are committed to transforming the business by targeting and deploying capital into higher growth opportunities while continuing to return cash to stockholders.

Our leaders are instrumental in the success of this ongoing business transformation, and, due to our compensation program, Domtar is well-positioned to attract, retain and motivate its leadership to continue to focus on its core pulp and paper production while growing its personal care business. Our transformation is presenting unique opportunities and challenges, and we believe that our executive compensation program appropriately ties the compensation earned by our executives to the performance of the company.

2016 Business Highlights

Our manufactured paper shipments decreased 4% compared to prior year, in line with market demand. Our market pulp shipments increased 7% primarily due to improved productivity at a number of our mills in addition to new volume resulting from the conversion of a paper machine to a fluff pulp line. We continued to stay vigilant in balancing our paper production with our customers’ demand by taking market downtime during the year in addition to shutting our largest paper machine at our Ashdown Mill. Our financial performance in the Pulp and Paper segment receded when compared to 2015 driven mostly by lower net average selling prices for pulp and paper.

We continued to make progress in Personal Care. New customer wins were a significant driver behind our strong sales growth and higher volumes, supported by operational cost savings from recent investments in our manufacturing platform. We completed a number of major capital projects, notably to add capacity to keep pace with customer demand in addition to investments in innovation and associated product development to support out partner brand model.

Our net earnings amounted to $128 million ($2.04 per share on a diluted basis) and cash flow from operating activities amounted to $465 million. In addition, EBITDA before items(1) was $635 million, and free cash flow(1) $118 million, while net debt-to-total capitalization ratio(1) stood at 30% at December 31, 2016.

Our 2016 accomplishments include:

Growing Personal Care:

•	Delivered on new customer win commitments: grew sales by 6%

•

Repositioned our institutional business through development and trials with leading North American healthcare chains and executed on our launch of retail adult incontinence assortments through our partner-brand model

•	Completed a number of capital projects, including the installation of new brief and protective underwear lines in Europe

•	Completed the acquisition of Home Delivery Incontinent Supplies, a complementary addition to our portfolio of brands and technologies that will further support our personal care growth strategy.

Expanding our market pulp position:

•	Completed the conversion of our largest paper machine at our Ashdown mill to the largest fluff pulp machine in North America

(1)	EBITDA before items (earnings before interest, taxes, depreciation and amortization), Free Cash Flow and net debt-to-total capitalization ratio are non-GAAP financial measures. Please refer to the Reconciliation of Non-GAAP Measures on page 70 of this Proxy Statement.

2017 PROXY STATEMENT

•	Executed on Ashdown expansion plan: successfully started up the fluff line and began the qualification process with our Personal Care division, with very good initial results.

Executing in our core Pulp and Paper business:

•	Continued to execute on our continuous improvement and reliability programs across our mill network, resulting in significant improvements in slush and dry pulp productivity

•	Further improved the energy efficiency profile of some of our mills, notably with investments at the Windsor and Johnsonburg facilities

•	Balanced our paper production with our customers’ demand by taking market downtime during the year in addition to shutting our largest paper machine at our Ashdown Mill.

Continuing emphasis on health and safety:

•	World class health and safety results – consolidated Total Frequency Rate of 0.82 – demonstrating our ongoing commitment to strive for zero injuries

•	Hawesville and Ashdown facilities exceeded one million hours without a recordable incident.

Creating value for stockholders:

•	$112 million returned to stockholders – 95% of 2016 free cash flow(1).

2016 CEO Compensation

The only structural change to our CEO’s compensation in 2016 was an increase to his target Long-Term Incentive Program (“LTIP”) award from 280% to 295% of base salary. After reviewing Domtar’s 2016 performance and the results of our Annual Incentive Plan (“AIP”) scorecard, the Committee approved an AIP payout to our CEO of 127.39% of target (or $1.8 million), resulting in total cash compensation of $3.0 million for the year. Further, based on performance against our goals, the Committee approved a payout to our CEO under the Performance Share Unit cycle for 2014 – 2016 of 35.40% of target ($426,644).

To illustrate the real effect of our executive compensation plans as they relate to the performance of the Company, we have included a realizable pay analysis on page 29 to provide an enhanced perspective on the amounts reported in the Summary Compensation Table. We believe that this analysis reflects our ongoing commitment to our pay-for-performance philosophy. Note that while our CEO’s target pay in 2016 was $6.08 million, his realizable pay at the end of 2016 was $6.92 million.

Philosophy and Goals of Executive Compensation Programs

Our executive compensation program is designed to attract, retain and motivate talented key executives who are critical to Domtar’s success over the long term, consistent with the interests of our stockholders in driving both short and long-term performance of our company. Our program is built around the following principles:

•	Emphasize variable pay: We place greater emphasis and focus on compensation that is linked to company performance, rather than on “fixed” compensation;

•	Pay for performance: Our goal is that the majority of executive compensation is earned only when we achieve our financial, operating and strategic goals; and

•	Align executive interests to stockholder interests: A significant portion of the total compensation opportunity for our senior executives is directly linked to the performance of our stock.

(1)	Free Cash Flow is a non-GAAP financial measure. Please refer to the Reconciliation of Non-GAAP Measures on page 70 of this Proxy Statement.

2017 PROXY STATEMENT

Summary of our Executive Compensation Practices

The following discussion details the key executive compensation practices that we believe drive performance and are in the interests of our stockholders. It also lists practices we have not adopted because we believe they would not support our goals and are not in our stockholders’ interests.

What We Do		What We Don’t Do

✓	Retain independent compensation advisors engaged by, and reporting directly to, the HRC	× × × × × ×

Give excessive perquisites or other benefits

Approve excise or other tax gross-ups (other than for relocation benefits)

Backdate or reprice stock options

Pay dividends on performance-based stock awards

Recycle shares for stock options and/or stock appreciation rights in stockholder approved incentive plan

Allow short sales, public trading of puts, calls or other derivatives, hedging or pledging of our stock by executives or directors

✓	Maintain a pay mix that emphasizes variable and performance-based compensation rather than focusing on “fixed” pay
✓	Use multiple performance measures in both the annual and long-term incentive programs (“LTIP”), to recognize that our success is based on performance across a wide spectrum of financial and operating measures
✓	Benchmark pay based on the size-adjusted median of companies with which we compete for business and for talent, with the ability for actual pay to vary above or below target based on performance
✓	Fully disclose the financial performance drivers used in our incentives, in numeric terms
✓	Periodically assess the relationship between executive pay and company performance, both in absolute terms and relative to peers
✓	Maintain stock ownership guidelines for executives, and require specific holding periods for awards earned
✓	Review tally sheets regularly
✓	Regularly review share utilization levels
✓	Maintain clawback provisions to recoup pay in select circumstances

✓	Consult with key shareholders and proxy advisory firms

Key Compensation Decisions for 2016

The HRC reviews the compensation plans on an ongoing basis to ensure our plans are aligned with the overall strategy of the Corporation and the long-term interests of its stockholders. In light of the business transformation that is underway, our goal is to make sure that the plans provide the right incentives for our key management team and align their interests with those of our stockholders in maximizing earnings and cash flow in all of our businesses. To better balance our two operational divisions, the metrics for participants in the 2016 corporate AIP were weighted 70% on corporate performance and 30% on divisional performance, with the divisional performance weighted equally between Pulp & Paper and Personal Care metrics. In 2015, the corporate plan only measured corporate and Pulp & Paper performance.

2016 Compensation Results

For 2016, our Named Executive Officers (“NEOs”) are:

John D. Williams	President and Chief Executive Officer (President and CEO)
Daniel Buron	Senior Vice-President and Chief Financial Officer (CFO)
Michael Fagan	President, Personal Care Division (President, Personal Care division)
Michael D. Garcia	President, Pulp and Paper Division (President, Pulp & Paper division)
Zygmunt Jablonski	Senior Vice-President and Chief Legal and Administrative Officer (SVP, Chief Legal & Administrative Officer)

2017 PROXY STATEMENT

Annual incentive awards as a percentage of target earned by our Named Executive Officers (“NEOs”) based on our business results are summarized below:

•	Corporate – earned at 127.39% – applies to Messrs. Williams, Buron and Jablonski

•	Pulp & Paper Division – earned at 130.63% – applies to Mr. Garcia

•	Personal Care Division – earned at 91.83% – applies to Mr. Fagan

The status of the Long-Term Incentive Plan Performance Share Units (PSUs) based on performance results is summarized below:

•	2014 PSUs – Now completed, with a total payout earned of 35.40% – of target (100%) for performance during FY2014, FY2015, FY2016 and cumulative from FY2014 through FY2016

•	2015 PSU – Award banked at 17.90% (out of 25%) for Total Shareholder Return (“TSR”) and Return on Invested Capital (“ROIC”) performance during FY2016

•	2016 PSU – Award banked at 20.77% (out of 25%) for TSR and ROIC performance during FY2016

For additional details please see the “Performance-Based Annual Bonuses” and the “Long-Term Equity Incentives” sections on pages 33 and 37, respectively.

Additional Information on Executive Compensation Program

Compensation Decisions for 2016 – CEO Details

The tables and charts below show target total direct compensation for the CEO and reflect pay decisions made for 2016, as well as the competitive positioning as compared to the size-adjusted median of the proxy peer group as described on page 32.

The HRC increased the target LTIP dollar value for Mr. Williams by 5%, to bring the portion of his total compensation paid in the form of long term incentive closer to the market.

John D. Williams: CEO – Target Total Direct Compensation

			Change
John D. Williams	2015	2016	Dollars	Percent
Base Salary	$1,213,800	$1,213,800	$0	0%
Annual Incentive Plan
Target % of Base Salary	117%	117%
Target Dollars	$1,420,146	$1,420,146	$0	0%
Actual Payout % of Target	96.09%	127.39%
Actual Payout Dollars	$1,364,618	$1,809,124	$444,506	33%
Long-Term Incentive (LTI) Target
Target % of Base Salary	280%	295%
Target Dollars	$3,398,640	$3,580,710	$182,070	5%
Target Total Direct Compensation	$6,032,586	$6,214,656	$182,070	3%

2017 PROXY STATEMENT

The following graph shows a comparison of our CEO target total compensation against peers.

CEO – Realizable Pay Analysis

Compensation levels reported in the Summary Compensation Table (“SCT”) on page 46 for each of the Named Executive Officers represent a combination of actual cash compensation earned during the year (base salary paid plus actual bonuses earned) and equity compensation granted during the year valued at grant date, assuming targeted performance achieved. The compensation actually realizable, or realized, by the individual may be considerably more or less based on Company operating and stock price performance. Although not a substitute for the data provided in the SCT, the information below provides a depiction of the actual compensation realizable by our CEO, reflecting both company performance and stock price movement over the last three years.

Domtar Performance and Impact on Variable Pay

In 2016, realizable pay for our CEO was greater than targeted pay. This was due primarily to a) above target performance in our annual incentive plan, and b) an increase in stock price over the 2016 grant price.

Domtar’s AIP is based on the achievement of financial and operational results. The actual bonus realized by our CEO in 2016 was above target at 127% compared to the two prior years which were below target, ranging from 85% – 96% of target.

Domtar’s LTIP has consisted of at least 50% PSUs in each of the last three years. Each PSU has measured both absolute return on invested capital (“ROIC”) and relative total shareholder return (“TSR”) metrics, with the 2014 PSU grant also measuring EBITDA from new business in the Personal Care division. Company performance against these metrics has varied by tranche, but overall has resulted in below target earning of PSUs to date.

•	Relative TSR performance: Varied by tranche, but averaged below target earning level for each of the 2014, 2015 and 2016 grants.

•	Absolute ROIC performance: Varied by tranche, but averaged below target for the 2014 grant, while 2015 and 2016 grants averaged above target.

Stock price performance has also impacted the LTI awards granted over the last three years, including not only the PSUs, but also the stock option and restricted stock unit grants.

•	Stock price since date of grant: December 30, 2016 stock price was higher than the price on the date of grant in 2016, but remained below 2014 and 2015 grant date levels.

•	As of December 31, 2016, the 2014 and 2015 stock options remained underwater. Although the 2016 stock options were in the money at year-end, they were unvested.

2017 PROXY STATEMENT

The table below outlines the realized and realizable compensation for the CEO for the last three years in contrast to the targeted values for each of the three years. This table illustrates the pay-for-performance nature of our executive compensation program. As can be seen from this analysis, our CEO realizable pay was higher than target in 2016 compared to the last two years (-43%, -13% and 14% respectively), which is in line with our TSR for each of these three periods -8%, -3% and 10% respectively.

CEO Targeted Pay(1) Vs. Realizable Pay(2)

(1)	Targeted Pay consists of the summation of (a) base salary paid during the year; (b) target bonus for the year; and (c) equity awards valued using the grant date fair value in accordance with FASB ASC Topic 718, but excludes any forfeiture assumptions related to service based vesting conditions.
(2)	Realizable pay consists of the summation of (a) base salary paid during the year; (b) actual bonus received for the respective year of performance; (c) intrinsic value of in-the-money stock options (based on a stock price of $39.03, which was the closing price of Company stock on December 30, 2016); (d) Restricted Stock Units based on the closing stock price as of December 30, 2016; and (e) Performance Stock Units adjusted for actual performance (where known), or target (if performance is unknown) based on the closing stock price as of December 30, 2016.

Direct Compensation Mix – at Target

The 2016 target pay mix for our CEO and other NEOs is shown below, and reflects the pay changes made for 2016.

The pay mix reflects greater emphasis on variable performance-based compensation for our CEO than for our other NEOs commensurate with his impact on the Corporation’s overall performance, and the importance the Committee places on achieving the Corporation’s strategic transformation goals.

2017 Program Changes

In light of the positive results on our 2016 Say-on-Pay vote and the positive feedback that we received from our stockholders, no material changes have been made to our executive compensation program for 2017.

2017 PROXY STATEMENT

As part of its ongoing discussion and review of our executive compensation programs to effectively address our ongoing business needs, overall market competitiveness, performance and retention concerns, the HRC approved the following changes to program design for 2017:

•

Base salaries for our other NEOs were adjusted from 0% to 5% to improve our alignment with the market benchmark. Long-term incentive target opportunities for our other NEOs were also increased between 6.0% and 15.4% where the HRC considered it necessary to enhance achievement of our compensation program goals and to improve alignment with the market benchmark.

•	To further align compensation structure, established equal short-term and long-term incentive targets (as a percentage of base salary) for Division Presidents.

Executive Compensation Decision-Making Process

Process and Participants

Our executive compensation program is the result of continuing interaction between our HRC and Management, as well as input received from independent compensation advisors. The table below lists the primary roles of the key participants in our executive compensation decision-making process:

Process and Participants	Description of Role
Human Resources Committee

•       The HRC and the Board recognize the importance of executive compensation decisions to our stockholders and to our management team. The committee’s efforts on these matters are structured to ensure that sound processes are followed, that sufficient time is provided for deliberation, and that decisions are made in support of our longer-term business strategy and objectives.

Independent Compensation Advisor

•       The HRC has retained Hugessen Consulting Inc. (“Hugessen”) as its independent advisor and has assessed and concluded that Hugessen is independent and free from potential for conflicts of interest as per NYSE listing standards. On behalf of the HRC, Hugessen reviews and comments on management’s recommendations and related materials, conducts independent research, keeps the Chair appraised of any concerns, and participates in meetings as requested by the Chair. Hugessen does not accept any work from management absent express direction from the HRC.

•       Specific areas on which Hugessen consulted with the HRC during 2016 include: review and comment on management’s proposed programs for 2016, proxy statement disclosures, compensation peer group, benchmarking results for senior executives and resulting compensation recommendations, CEO compensation, performance measures, potential program changes for 2017, and regulatory and stockholder perspectives on pay and performance.

CEO Performance and Pay Evaluations

•       The HRC has developed a structured and thorough process for assessing the CEO’s performance and pay. Relevant pay and performance data are provided to the HRC by Management, and reviewed and augmented by Hugessen as the HRC considers necessary. After the Board and HRC Chairs review the CEO’s self-assessment of his and the Corporation’s performance with the other independent directors for their input and evaluation, and consider any supporting market and performance data, the HRC makes its pay decisions and reports them to the Board. The Board and HRC Chairs then provide performance feedback to the CEO, and communicate any resulting compensation actions.

Management

•       The CEO provides input to the HRC on several aspects of executive and Corporation performance, including overall goals and results achieved as well as performance and pay for members of the Management Committee. In 2016, the Senior Vice-President and Chief Legal and Administrative Officer, who is also responsible for the human resources function of the Corporation, regularly attended HRC meetings, and provided support regarding recommendations presented to the HRC for approval. Management retains Meridian Compensation Partners, LLC as its consultant, to provide general advice and counsel on various executive compensation matters. The HRC also assessed Meridian’s independence, and concluded that Meridian was independent and free from potential conflicts of interest.

Benchmarking

Use of Market Data

We use compensation market data as a reference for understanding the competitive pay positioning of each pay element and total compensation. Our HRC does not seek to manage total compensation of our executive officers within a prescribed competitive position or percentile of the comparator group or compensation market data. Instead, in exercising its judgment about compensation decisions, our HRC reviews compensation for each executive officer in relation to a range of market data (e.g., median, 25th percentile, 75th percentile, etc.) and considers this, along with internal and other external factors, in making executive pay decisions.

2017 PROXY STATEMENT

Peer Group

Our approach to executive pay benchmarking focuses on companies that reflect our industry, our size, and our ongoing business challenges.

•

Peer group includes 20 companies in the paper & forest products and containers & packaging industries. Revenues generally range from 1/2x to 2x our revenues, but key larger industry competitors also are included. This peer group is used as the primary market reference for CEO and CFO pay comparisons, as well as for incentive plan design review.

•	In 2016, WestRock was added to the peer group as a result of the merger between MeadWestvaco and Rock-Tenn.

•	When benchmarking executive positions that are not widely reported in proxy filings, we use the same peer group companies who have participated in Aon Hewitt’s executive pay database.

•

To normalize for differences in company size, market median pay levels for our executives were determined for each component of pay and for total pay on a size-adjusted basis, using regression analysis based on revenues. In the benchmarking analysis used to make pay decisions in early 2016, the median revenues of the proxy group was $5.7 billion.

•

Our HRC, with the advice of its independent compensation advisor and recommendations of our CEO and our Senior Vice-President, Chief Legal and Administrative Officer, reviews and approves the composition of our comparator group annually. Our HRC believes that the use of the current comparator group and selection criteria provided useful compensation benchmark information as a result of a close fit between Domtar and the comparator group companies in terms of the industry and performance profile.

Use of Tally Sheets

Our HRC regularly reviews tally sheets for each of the NEOs and the other members of our Management Committee that provide a comprehensive view of target, actual and contingent executive compensation payouts under a variety of termination and performance scenarios. The tally sheets are intended to facilitate the HRC’s understanding of the nature and amounts of total compensation under our executive compensation program and to assist the HRC in their overall evaluation of our program.

2017 PROXY STATEMENT

Details of Executive Compensation Program

Components of Executive Compensation

The principal components of our ongoing compensation program for our NEOs, and their primary purposes, are detailed below:

Component	Purpose
Base salaries	Deliver a competitive level of fixed cash pay intended to reflect the primary duties of the role
Annual cash bonuses	Offer an opportunity to earn additional pay based on achieving predetermined performance goals pursuant to our Annual Incentive Plan (“AIP”)
Long-term equity incentives	Align executives’ interests with stockholders through equity-based incentive vehicles pursuant to our Omnibus Incentive Plan
Retirement and other health/welfare benefits	Provide assistance with executive retirement needs, and security in case of possible illness, disability, or loss of life
Perquisites	Limited business-related benefits are provided to ensure flexibility and efficiency
Severance and Change-in-Control provisions	Provide protection against termination of employment for reasons beyond the executives’ control

The following paragraphs describe our approach to each component in greater detail.

Base Salaries

Every year, the HRC considers whether to grant merit increases and/or market-based adjustments to our executives. Such increases are not always made annually, but rather are made periodically after the HRC considers several factors:

•	Competitive market pay levels derived from our benchmarking analyses;

•	The executive’s performance throughout the year, and whether his or her duties changed during the year; and

•	The overall economic climate, and the Corporation’s performance.

Base salaries in 2016 for our NEOs were therefore as follows:

Name	Position	2015	2016	% Change
John D. Williams	President and CEO	$1,213,800	$1,213,800	0%
Daniel Buron	CFO	$579,169	$593,648	2.5%
Michael Fagan	President, Personal Care	$503,101	$503,101	0%
Michael D. Garcia	President, Pulp & Paper	$625,000	$640,625	2.5%
Zygmunt Jablonski	SVP, Chief Legal & Administrative Officer	$445,950	$520,950	16.8%

In order to reflect his expanded responsibilities with the addition of the Corporate Human Resources function and to improve the alignment of his total target annual compensation with the market benchmark, Mr. Jablonski’s base salary was increased by 16.8% in 2016.

Performance-Based Annual Bonuses

Annual cash incentives focus our executive officers on achieving specific annual financial and operating results. Our Annual Incentive Plan plays a key role in ensuring that our total cash compensation opportunity remains competitive.

Target awards. Each NEO has a target bonus award for the plan year, expressed as a percentage of the actual base salary paid to the NEO during that year. For 2016, short-term incentive targets were as follows:

Name	Position	Target as Percent of Salary
John D. Williams	President and CEO	117%
Daniel Buron	CFO	89%
Michael Fagan	President, Personal Care	89%
Michael D. Garcia	President, Pulp & Paper	89%
Zygmunt Jablonski	SVP, Chief Legal & Administrative Officer	70%

2017 PROXY STATEMENT

Based on performance, actual awards earned can vary as a percent of target from below threshold of 0% (if performance is below threshold for all measures) to a maximum of 200%. Achieving results at the threshold performance for any measure will result in a payout equal to 30% of the target award allocated to that measure. Between performance levels, award payouts will be interpolated on a straight-line basis. No bonuses are payable to our NEOs under the AIP unless we achieve a minimum EBITDA performance level. If that level is achieved, we then allocate up to 200% of the target bonus amount generally based on achievement of our fixed and floating measures with upward or downward adjustment based on such individual performance factors as the Committee determines to be appropriate.

Performance measures. The AIP measures results for “Key Performance Indicators” (“KPIs”) that we view as critical to positioning our business for the future. AIP performance measures are categorized as Fixed or Floating, and are measured at the Corporate level, the Pulp & Paper Division level, and/or the Personal Care Division level.

The Fixed measure categories of EBITDA and Health and Safety remain constant from year to year. The Floating or variable measures change periodically based on the more immediate business challenges we expect for a particular year. The measures applicable for our FY2016 program are described below.

Fixed Measures – measured at both the Corporate and Division levels

EBITDA. We view EBITDA as a leading indicator of our ability to successfully manage our business. This measure is defined as earnings before interest, taxes, depreciation and amortization, and excluding certain one-time or nonrecurring costs as further described in our AIP.

Health and Safety. Providing a safe working environment for our employees is critical to our business and directly correlated with efficient operations and manufacturing excellence. This measure focuses on the degree to which we reduce the number of occurrences that must be reported to Occupational Safety and Health Agency (“OSHA”).

Floating Measures – measured at the Division level only; included in Corporate and Division plans

Pulp & Paper Division

•

Pulp Productivity. Increasing our productivity levels is an indicator of the efficiency with which we deploy our assets. This item measures productivity at our pulp and integrated mills relative to the prior year’s performance.

•	Working Capital. Measuring inventory turnover per year on an average monthly basis for the past 6 months will focus participants on this aspect of our operations.

•

Customer Service and Quality (“SQ”) Index. We developed this measure to focus on the service and quality experience of distinct segments of our customer base. It includes four metrics that measure the number and cost of claims per ton of paper sold, on-time order completion, and in-stock status of online orders.

Personal Care Division

•

Cost Savings from Insourcing. This measure is an efficiency and cost saving initiative that impacts EBITDA by insourcing our own products on our new/existing global platform and by producing lower cost products on lines designed to reduce the cost of scrap.

•	New Sales Growth. Gaining market share and obtaining new business is key to our long-term success.

2017 PROXY STATEMENT

Corporate and Division incentive plan structures. The measures and weightings for each of the Corporate, Pulp & Paper Division (P&P) and Personal Care Division (PC) annual incentive plans are indicated below.

•

Corporate performance measures. Corporate performance measures changed from 2015 by realigning divisional performance to be weighted equally between Pulp & Paper and Personal Care metrics. In 2015, the corporate plan only measured total company and Pulp & Paper performance.

•

Pulp & Paper Division performance measures. The measures for Mr. Garcia’s annual cash incentive bonus are based on a combination of company and division performance. To emphasize the importance of managing working capital in this division, the weighting of the Customer SQ Index was reduced from 10% to 5% and Working Capital was added as a new metric and also weighted at 5%. The other measures and weightings for 2016 remained the same as in 2015.

•

Personal Care Division performance measures. The measures for Mr. Fagan’s annual cash incentive bonus are based on a combination of company and division performance, and are weighted as shown above. The measures and weightings for the 2016 program are the same as those in 2015.

Performance goals and results achieved. The following charts present each KPI, its weighting, the performance goals established at the beginning of 2016, results achieved for each measure, and the related payout earned as a percent of the target award. Our HRC, in exercising its judgment regarding the appropriate level of threshold, target and maximum goals for the 2016 performance measures, considered a number of factors that included the following (without any specific weighting):

•	Historical results for the performance measure;

•	Internally forecasted results for the performance measure as determined through our annual budgeting process;

•	External expectations for the performance measure; and

•	Expected degree of difficulty and likelihood of achieving the minimum, target and maximum goals.

•

The Human Resources Committee reviews the performance of each NEO while taking into account Mr. Williams’ assessment for each of his direct reports. The Committee considered each NEOs performance against key strategic initiatives, operational efficiency, and leadership goals established at the beginning of 2016. As permitted by the AIP, the Human Resources Committee increased Mr. Fagan’s plan payout by 15% to recognize his achievements in advancing the sales objectives and cost efficiency (procurement, product design and productivity) goals of the Personal Care Division.

2017 PROXY STATEMENT

Performance Metrics	Performance Goals and Results					Results by Business Unit
				Actual Results		Corporate		Pulp & Paper		Personal Care
	Threshold 30%	Target 100%	Maximum 200%	Amount	% of Target	Weight	Payout as % of Target	Weight	Payout as % of Target	Weight	Payout as % of Target
EBITDA
Company	$536	$635	$735	$635	100%	60%	60.00%	20%	20.00%	20%	20.00%
Pulp & Paper	$462	$544	$626	$561	121%	—	—	40%	48.29%	—	—
Personal Care	$121.5	$135	$148.5	$117.8	0%	—	—	—	—	40%	0.00%
Health & Safety
Company	$0.98	$0.90	0.83	0.82	200%	10%	20.00%	—	—	—	—
Pulp & Paper	$1.04	$0.93	0.86	0.864	194%	—	—	10%	19.39%	—	—
Personal Care	$0.90	$0.79	0.69	0.68	200%	—	—	—	—	10%	20.00%
Pulp & Paper – Pulp Productivity
Market Mills (incl ESPANOLA)	$4,070	4,196	4,284	4,211	120%	5%	5.98%	10%	11.96%	—	—
Integrated Mills (exd ESPANOLA & Ashdown)	5,320	5,485	5,682	5,523	130%	5%	6.50%	10%	12.99%	—	—
Pulp & Paper – Working Capital
Pulp & Paper Inventory Turns	7.1	7.5	7.9	7.94	200%	2.5%	5.00%	5%	10.00%	—	—
Pulp & Paper – Customer SQ Index
Cost of quality per ton
Business Papers	$0.11	$0.10	$0.07	$0.10	100%	0.5%	0.50%	1%	1.00%	—	—
Converting and Technical Papers	$1.13	$0.98	$0.85	$0.77	200%	0.5%	1.00%	1%	2.00%	—	—
Printing & Publishing Papers	$1.05	$0.98	$0.85	$0.53	200%	0.5%	1.00%	1%	2.00%	—	—
Speciality Papers	$2.70	$2.50	$2.10	$2.03	200%	0.5%	1.00%	1%	2.00%	—	—
Number of claims per 1,000 tons	0.35	0.30	0.28	0.30	100%	0.5%	0.50%	1%	1.00%	—	—
Personal Care – Cost Savings
Cost of goods productivity savings	$14.4	$16.0	$17.6	$19.8	200%	7.5%	15.00%	—	—	15%	30.00%
Personal Care – New Sales Growth
Achieve new run rate sales by 12/31/2016	$40	$50	$60	$54.6	146%	7.5%	10.91%	—	—	15%	21.83%

		Total Weighting - All Measures				100%		100%		100%
		Total Payout - % of Target					127.39%		130.63%		91.83%

2017 PROXY STATEMENT

Long-Term Equity Incentives

Our long-term equity incentives are designed to achieve the following objectives:

•	Reward the achievement of long-term business objectives that benefit our stockholders;

•	Align the interests of our executives with those of stockholders; and

•	Retain a successful and proven management team.

At the outset of each year, the HRC reviews our program structure in light of the current state of our business and our ongoing transformation challenges. It then approves those changes it believes will better support our business strategy and align the executive team’s efforts with goals intended to increase value for our stockholders.

Award Mix. Domtar’s LTIP for senior executives for 2016 continued to use a portfolio approach, as shown below.

Approximately 300 of our managers participated in our equity compensation program in 2016. The grants awarded to our managers were generally comprised of RSUs and PSUs weighted 40% and 60%, respectively.

Overall Target Awards. Target long-term equity values for 2016 awards of PSUs, RSUs and stock options to our NEOs are shown in the following chart. All NEOs had an increase in their target equity awards in 2016.

		Target Equity Award as a % of Base Salary
	Position	2015	2016	% Change
John D. Williams	President and CEO	280%	295%	5%
Daniel Buron	CFO	140%	150%	7%
Michael Fagan	President, Personal Care	105%	130%	24%
Michael D. Garcia	President, Pulp & Paper	140%	150%	7%
Zygmunt Jablonski	SVP, Chief Legal & Administrative Officer	114%	125%	10%

Mr. Fagan’s long-term incentive opportunity increased 24% in 2016 to enhance achievement of our compensation program goals and to improve alignment with the market benchmark.

We generally grant equity awards annually in February to all eligible employees, subsequent to review and approval by the HRC. On occasion, based on market information and/or transactions that are in progress, we may be required to delay equity grants.

Additional information regarding the terms of our PSU, RSU and stock option awards is provided in the narrative accompanying the Grants of Plan-Based Awards Table.

Performance Measure Determinations. Performance measures for the 2016 PSUs include relative Total Stockholder Return (“TSR”) and absolute Return on Invested Capital (“ROIC”) for our overall business. The two metrics are equally weighted at 50%. These two measures in combination are viewed as solid indicators of the degree to which we create value for our stockholders.

2017 PROXY STATEMENT

At the beginning of the three-year cycle, goals for ROIC and TSR were set for each single year during the three-year measurement period, as well as on a cumulative basis for the entire three-year period. Each measurement period is weighted equally, as shown below.

Performance measures for the 2014 PSU includes a third equally-weighted metric, New Business EBITDA, defined as any EBITDA in the Personal Care reporting segment. The New Business EBITDA metric was intended to be measured at the end of the three-year performance period. However, changes in the roll-out of the Personal Care division rendered this metric inappropriate as early as 2014. The HRC chose not to propose amending the plan, but it should be noted that there will be no payout associated with this metric. The HRC eliminated the metric for the 2015 long-term incentive plan.

When the performance goal for New Business EBITDA for calendar year 2016 was set at the start of 2014, the HRC believed that it would be quite challenging to achieve, and would demand exceptional performance from our management team. We will need to significantly improve our operations cost structure and supply chain efficiencies, increase our sales to fully take advantage of new capacity levels, and accomplish numerous other goals in order to capture the synergies expected from this diversification strategy.

The simplified long-term incentive program reflects our growth objectives company-wide rather than limited to the Personal Care business by focusing on ROIC and TSR as measures of overall return to stockholders.

PSU Performance Periods. The graphs below illustrate how the performance measures apply to PSUs granted in the past three years.

No PSU awards will be earned when performance is below what is deemed to be performance threshold. Awards earned can range from 50% to 200% of target based on performance levels achieved. PSUs earned for the performance periods will vest in full at the end of the entire three-year period. PSUs awarded to our NEOs in 2016 for performance periods from 2016 through 2018 will mature at the end of 2018 based on performance results achieved. No dividend equivalents are paid on PSUs.

2017 PROXY STATEMENT

Relative TSR and Peer Group. 50% of the 2016 PSU award can be earned based on our TSR performance relative to peers. The peer group against which relative TSR will be measured was selected to ensure a close alignment with our business competitors in terms of both product mix and geographic footprint. To allow for possible industry consolidation, the peer group will consist of the 12 companies on the list below that remain publicly-traded as determined at the end of each of the four measurement periods. Potential replacement peers are listed in order of their inclusion should any of the current peer group companies not remain publicly traded at the end of a specific measurement period:

Relative TSR – Peer Group Companies

Paper and Packaging Companies	Personal Care Companies
International Paper Company	Kimberly-Clark Corporation
Packaging Corporation of America	SCA
UPM Kymmene Corporation	Ontex
Glatfelter Corporation
Stora Enso
WestRock
Sonoco Products Company
Neenah Paper
Resolute Forest Products Inc.

Potential Replacement peer companies:

1.	Sappi Ltd
2.	Kapstone Paper and Packaging Corporation
3.	Greif Inc.
4.	Schweitzer-Mauduit International Inc.

ROIC. 50% of the 2016 PSU award may be earned based on the achievement of ROIC for our overall business for each of the performance periods. For this purpose and to better align with industry practice, for the 2016 PSU award, ROIC is defined as:

ROIC =	EBIT x (1 – pre items effective income tax rate) + Equity Earnings
Average Invested Capital*
* Defined as Interest Bearing Debt + Pension amount in other comprehensive income (after tax) + Equity

The following tables show the ROIC, TSR and New Business EBITDA (where applicable) goals and the results to date for each of the 2014, 2015 and 2016 PSU grants. All performance periods for the 2014 grant are now complete, with a final payout of awards earned for that grant at 35.40% of target, as shown in the table below. The 2015 and 2016 grants are still in progress; the tables below show the results to date.

2014 PSU Performance Measures

2017 PROXY STATEMENT

2015 PSU Performance Measures

2016 PSU Performance Measures

Linear interpolation applies to determine awards earned for results between performance levels of Threshold and Target, and between Target and Maximum.

Awards earned in relation to the TSR and ROIC results are banked until the end of the three-year performance cycle. At that time, awards earned for all tranches will vest and either be paid out in shares or, if a timely election is made, be deferred into deferred share units (“DSUs”), which pay out in Domtar stock at a later date. The portion of the award linked to the New Business EBITDA metric was earned and vested at the end of the three-year performance period based on the New Business EBITDA performance results for 2016.

2017 PROXY STATEMENT

Employee Benefits and Perquisites

As part of a competitive total compensation program, we also offer our executives the ability to participate in customary employee benefit programs as outlined in the table below.

Types of benefits	Underlying rationale for offering these benefits	Description of benefits provided
Retirement Benefits	Attract and retain the highest caliber executive talent by: • ensuring our overall compensation is competitive, and • providing our executives with a baseline level of financial security.

Tax-qualified plans:

•       Defined contribution option under the Domtar Pension Plan for Non-Negotiated Employees (Canadian tax-qualified pension plan that covers all Canadian salaried Domtar employees)

–       Mr. Buron participates in this plan.

•       Domtar U.S. Salaried 401(k) plan (tax-qualified defined contribution plan available to all U.S. Pulp and Paper salaried employees of Domtar)

–       Messrs. Williams, Garcia and Jablonski participate in this plan.

•       Domtar Personal Care 401(k) plan (tax qualified defined contribution plan available to all U.S. Personal Care employees of Domtar)

–       Mr. Fagan participates in this plan.

Supplemental Executive Retirement Plans (“SERPs”) for U.S. and Canadian Executives:

•       Supplemental retirement benefits are provided to certain officers and key employees, under three supplemental retirement plans (DC SERP, Personal Care DC SERP and DB SERP).

•       The SERP plans were designed to provide a competitive cost-effective retirement benefit over an executive’s career, and to provide consistency in employer-paid retirement plans for executives in Canada and the U.S. (to the degree possible, given differences in tax rules).

•       Mr. Buron is also eligible to receive benefits under the legacy Supplementary Pension Plan for Designated Managers of Domtar Inc. (“DM SERP”) with respect to his service prior to becoming a member of the Management Committee of Domtar Inc. in 2004. This plan was amended in 2013 to better align benefits with market practice. These amendments as well as benefits under SERP plans and other arrangements are more fully described in the narrative accompanying the Pension Benefits Table that appears later in this proxy statement.

Health and Welfare Benefits	• Offer a competitive package • Provide benefits that will enable our executives to more fully focus on the demands of running our business.

•       Medical & dental benefits

•       Life, accidental death and dismemberment coverage

•       Long-term disability insurance coverage

Provisions applicable to our NEOs vary based on whether they are based in the U.S. or in Canada.

Executive Perquisites	• Provide flexibility to our executives • Increase travel efficiencies (for the CEO), which in turn ensures more productive use of his time and a greater focus on Domtar-related activities.

For a description of the perquisites provided, refer to the footnote disclosure to the All Other Compensation column in the Summary Compensation Table that appears later in this proxy statement.

We do not provide tax gross-ups on any perquisites other than for relocation expenses that are taxable.

2017 PROXY STATEMENT

Employment Agreements and Other Post-Termination Protections

From time to time, the HRC believes it is in Domtar’s best interests to enter into employment agreements to attract talented executives to join our management team. The highly competitive nature of the relevant market for key leadership positions means we may be at a competitive disadvantage in trying to hire executives from outside our Corporation if we cannot offer them the type of protections typically included in such agreements.

In mid-2013, we entered into an amended and restated employment agreement with Mr. Williams with respect to his continued employment as President and Chief Executive Officer of the Corporation to reflect his relocation from Canada to the United States as well as changes to severance amounts payable following a change in control to align his severance in such events with the severance payable to our other senior officers. The material terms of the amended and restated agreement with Mr. Williams are described in the section entitled “Employment Agreements and Potential Payments upon Termination or a Change in Control.”

In January 2014, the Corporation entered into an employment agreement with Mr. Garcia. Upon an involuntary termination of Mr. Garcia’s employment by the Corporation for reasons other than cause or a breach by him of the terms and conditions of his employment agreement, Mr. Garcia will be eligible to receive severance in accordance with Domtar’s Severance Program for Management Committee Members. Mr. Garcia’s employment agreement provides protection to the Corporation such as, but not limited to, non-compete, non-solicitation (of customers and employees) and confidentiality provisions.

In August 2011, in connection with the acquisition of Attends, Mr. Fagan entered into an employment agreement with Domtar. In December 2012, Mr. Fagan’s employment agreement was amended to reflect his promotion to Senior Vice-President, Personal Care Division. This and other material terms of Mr. Fagan’s agreement are described in the section entitled “Employment Agreements and Potential Payments upon Termination or a Change in Control.”

Members of our Management Committee (other than Mr. Williams whose severance is governed by his employment agreement) are eligible to participate in Domtar’s Severance Program for Management Committee Members, which is a severance program intended to assure that they are treated fairly in the event their employment is terminated.

This program is intended by our HRC to:

•	Help us attract and retain executive talent in a competitive marketplace;

•	Enhance the prospects that our executive officers would remain with us and devote their attention to our performance in the event of a potential change in control;

•	Foster their objectivity in considering a change-in-control proposal;

•	Facilitate their attention to our affairs without the distraction that could arise from the uncertainty inherent in change-in-control and severance situations; and

•	Protect our confidential information and prevent unfair competition following a separation of an executive officer’s employment from us.

Our Omnibus Incentive Plan provides limited change in control protections. Generally, except in the case of deferred compensation awards granted to retirement-eligible employees, awards do not vest on a change in control unless one of the following occurs: (1) the Board exercises its discretion to accelerate vesting, (2) an executive’s employment is terminated within three months before or 24 months after the change in control; or (3) the transaction is of such a nature that no replacement awards will be granted. This “double trigger” feature prevents undue excess compensation upon a change in control, and aligns our program with current market trends. For tax reasons, RSUs for retirement-eligible employees vest under limited change in control events that result in cash payments to our stockholders.

The benefits provided under the arrangements and plans described above are detailed and quantified under the heading “Employment Agreements and Potential Payments upon Termination or a Change in Control” later in this proxy statement.

2017 PROXY STATEMENT

Related Policies and Considerations

Stock Ownership Guidelines

The HRC approved the adoption of stock ownership guidelines to further align the interests of the Management Committee members with our stockholders. The table below summarizes the guidelines:

Required levels	✓ ✓	CEO: 5x base salary Other Management Committee Members: 2x base salary
Shares counted towards guidelines	✓ ✓ ✓ ✓ ✓	Stock owned outright Performance shares, once earned Deferred stock units, upon grant date Restricted stock, upon grant date Stock owned through benefit plans
Window to achieve	✓	Five years
If not on track to achieve guideline within the five-year window	✓ ✓

Must defer receipt of 50% of net shares issued upon exercise of stock options or vesting of RSUs or performance awards until achieved

May also defer receipt of shares, as applicable, to meet guidelines

Status (as reviewed annually by the HRC)	✓	All our NEOs have achieved the required amount of stock within the allotted time

Policy on Deductibility of Compensation

Under Section 162(m) of the Internal Revenue Code, certain executive compensation in excess of $1 million paid to a public corporation’s chief executive officer and the three other most highly-paid executive officers is not deductible for federal income tax purposes unless the executive compensation is awarded under a performance-based plan approved by stockholders. The Corporation’s stockholders have previously approved terms under which the Corporation’s annual and long-term performance incentive awards may qualify as performance-based. Stockholders are being asked to reapprove the plans at the 2017 annual meeting of stockholders so that such awards may continue to qualify as performance-based.

The HRC intends to preserve the tax deductibility of compensation paid to our executive officers to the extent consistent with our overall program objectives and philosophy, but recognizes that doing so may not always be feasible. Accordingly, the Corporation may and does pay compensation that is not deductible. The Corporation expects that any foregone tax deductions from compensation not exempt from Section 162(m) provided to each of our NEOs will be modest.

Forfeiture of Awards for Misconduct (“Clawback”)

If a participant in the Omnibus Incentive Plan knowingly or grossly negligently engages in financial reporting misconduct, then all awards and gains from the exercise of options or stock appreciation rights in the 12 months prior to the date the misleading financial statements were issued as well as any awards that vested based on the misleading financial statements will be disgorged to the Corporation. In addition, the Corporation may cancel or reduce, or require a participant to forfeit and disgorge to the Corporation or reimburse the Corporation for, any awards granted or vested, and bonus granted or paid, and any gains earned or accrued, due to the exercise, vesting or settlement of awards or sale of any common stock, to the extent permitted or required by, or pursuant to any Corporation policy implemented as required by, applicable law, regulation or stock exchange rule as may from time to time be in effect.

Timing of Equity Grants

While the Corporation does not coordinate the timing of equity awards around the release of material non-public information, when there is material non-public information, it may delay grants until such time as the information is either public or no longer material.

Securities Trading Policy

Domtar has adopted a securities trading policy that applies to our directors, officers, employees and agents, and family and household members, among others. This policy prohibits insider trading and tipping, short sales of Domtar securities, options transactions in puts, calls or other derivative securities, pledging and hedging.

2017 PROXY STATEMENT

Risk Assessment of Compensation Programs, Policies and Practices

The Corporation has conducted an assessment of its compensation programs, policies and practices for all employees, including the Named Executive Officers, relative to risk to determine whether they create a reasonable likelihood of a material adverse effect on the Corporation. Based on this assessment, which also considered the control environment and approval processes in place, the Corporation concluded that its compensation programs, policies and practices do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on the Corporation. The Corporation’s findings were reported to, and discussed by, the Human Resources Committee and the Audit Committee.

This annual assessment, that was conducted by a Domtar cross-functional team comprised of human resources, legal, finance and internal audit experts, involved a review of various elements of the compensation program that mitigate potentially aggravating risks. These elements include:

•	Pay Mix and Philosophy

¡	Target total direct compensation (base salary + target short-term incentives + target long-term incentives) is market competitive and in-line with peer practices.

¡	Compensation benchmarking peer group is reviewed and approved by the Human Resources Committee annually and the peer companies are appropriate in size and in business.

¡	Compensation mix is balanced between short-term and long-term performance goals, to encourage the appropriate short-term risk taking while not jeopardizing the long-term value creation of the company.

•	Short-Term Incentive Plan

¡	Multiple metrics in the short-term incentive plan, to reduce the emphasis on any particular metric.

¡	60% of the Corporate STIP is predicated on achievement of bottom line profitability measures (EBITDA), while only 7.5% is top line (New Sales Growth).

¡	Healthy balance between accounting-based financial measures (e.g., EBITDA) and non-financial measures (e.g., Health and Safety).

¡	Short-term incentive payouts are capped at 200% of target.

¡	Achievement of performance results are validated by internal audit department.

¡	Human Resources Committee has discretion to adjust payouts, as necessary.

•	Long-Term Incentive Plan

¡	Performance Share Units (“PSUs”) comprise 60% of the target annual award value.

¡	PSU payouts are capped at 200% of target.

¡	PSU metrics are split between relative and absolute goals to balance performance and market measures.

¡	Rigorous process by which target performance is established and reported.

¡	Full value awards cliff-vest after a three-year period, further promoting long-term value creation.

•	Contracts / Severance / Change-in-Control provisions

¡	Double-trigger cash severance payments upon a Change-in-Control.

¡	Double-trigger equity vesting upon a Change-in-Control (unless substitute awards are not available).

¡	No excise tax gross-ups.

¡	Competitive Change-in-Control/Severance protections that are aligned with current market practices.

¡	Good Reason termination is limited to conservative circumstances.

•	Other

¡	Human Resources Committee utilizes an independent compensation consultant.

¡	Strong organizational culture of institutional and individual integrity, compliance, accountability and ethics, based on vision, mission and values embraced by all.

¡	Robust Code of Business Conduct and Ethics with mandatory annual training for all employees.

¡	Clawback in place for executives.

¡	Hedging and pledging of company securities expressly prohibited.

¡	Meaningful stock ownership requirements in place to ensure there is appropriate focus on long-term company health while aligning interests of management and stockholders.

2017 PROXY STATEMENT

Human Resources Committee Report

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management as required by Item 402(b) of Regulation S-K. Based on our review and discussion with management, we have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2016.

Report submitted as of February 21, 2017 by:

THE HUMAN RESOURCES COMMITTEE:

Pamela B. Strobel, Chair

Louis P. Gignac

Denis Turcotte

Human Resources Committee Interlocks and Insider Participation

As of the date of this proxy statement, the Human Resources Committee consists of Ms. Strobel and Messrs. Gignac and Turcotte, all of whom are independent non-management directors. None of the Human Resources Committee members has served as an officer or employee of the Corporation, and none of the Corporation’s executive officers has served as a member of a compensation committee or board of directors of any other entity that has an executive officer serving as a member of the Corporation’s Board.

2017 PROXY STATEMENT

EXECUTIVE COMPENSATION

Summary Compensation Table and Narrative Disclosure

The table and footnotes below describe the total compensation paid or awarded to or earned by the following Named Executive Officers (“NEOs”):

•	John D. Williams (Domtar’s principal executive officer) for 2014, 2015 and 2016;

•	Daniel Buron (Domtar’s principal financial officer) for 2014, 2015 and 2016;

•	the next three most highly compensated individuals who were serving as executive officers of Domtar on December 31, 2016, the last day of the fiscal year

The components of the total compensation reported in the Summary Compensation Table are described below. For the description of the role of each component within the total compensation package, see the description under the heading “Compensation Discussion and Analysis” beginning on page 25 of this proxy statement.

Summary Compensation Table

Name and Principal Position	Year	Salary(2)	Bonus	Stock Awards(3)	Option Awards(4)	Non-Equity Incentive Plan Compen- sation(5)	Change in Pension Value and Non-qualified Deferred Compensation Earnings(6)	All Other Compen- sation(7)	Total
		($)	($)	($)	($)	($)	($)	($)	($)
John D. Williams	2016	1,213,800	–	3,133,604	313,470	1,809,124	360,973	721,691	7,552,662
President and Chief	2015	1,213,800	–	3,096,336	365,469	1,364,618	481,839	679,151	7,201,213
Executive Officer	2014	1,213,800	–	2,492,039	848,238	1,211,243	662,496	574,856	7,002,672
Daniel Buron(1)	2016	593,648	–	779,286	77,957	673,061	307,988	161,035	2,592,975
Senior Vice-President and	2015	579,169	–	587,656	69,359	495,306	83,994	131,959	1,947,443
Chief Financial Officer	2014	509,422	–	557,016	189,590	386,581	494,254	130,684	2,267,547
Michael Fagan	2016	503,101	–	572,352	57,257	472,855	39,316	157,701	1,802,582
President	2015	503,101	–	481,289	56,806	498,805	36,579	159,968	1,736,548
Personal Care Division	2014	488,448	500,000	397,431	135,256	291,044	59,902	159,163	2,031,244
Michael D. Garcia	2016	640,625	–	840,941	84,127	744,795	21,835	223,228	2,555,551
President, Pulp and	2015	625,000	–	797,181	94,089	546,238	15,167	166,103	2,243,778
Paper Division	2014	401,442(8)	–	1,493,613(9)	236,226	304,727	2,321	204,341	2,642,670
Zygmunt Jablonski	2016	520,950	–	569,857	57,007	464,547	138,791	165,822	1,916,974
Senior Vice-President and Chief Legal and Administrative Officer	2015	445,950	–	463,180	54,665	278,534	124,078	226,208	1,592,615

(1)	Amounts for salary and non-equity incentive plan compensation for Mr. Buron (through December 31, 2014) were paid in Canadian dollars and, for purposes of this table, converted to U.S. dollars at the spot exchange rate on the date salaries were paid and non-equity incentive plan compensation was approved.
(2)	This column represents the base salary earned for the full year in 2014, 2015 and 2016 with the exception of Mr. Jablonski, who was not a named executive officer in 2014.
(3)	This column represents the aggregate grant date fair value of the restricted stock units (“RSUs”) and the performance share units (“PSUs”) granted in the applicable year. For RSUs, the fair value is calculated using the closing price of our stock on the date of the grant. For the PSUs granted in 2016, this column represents the grant date fair value based on the probable outcome of the performance conditions at the date of the grant. The fair value of the awards was determined using the valuation methodology and assumptions set forth in Note 5 to the Corporation’s financial statements included in the Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2016, which are incorporated by reference herein, except that the amounts in this column are modified to exclude any forfeiture assumptions related to service-based vesting conditions. The amounts do not reflect the value actually realized or that ultimately may be realized by the NEOs. Assuming the highest performance conditions for the 2016 PSU awards, the grant date fair value would be: Mr. Williams $4,118,801; Mr. Buron $1,024,309; Mr. Fagan $752,317; Mr. Garcia $1,105,324; and Mr. Jablonski $749,014.
(4)	This column represents the grant date fair value of the options granted in 2014, 2015 and 2016. Options are the right to purchase shares of Domtar common stock at a specified price, over a specified term (usually seven years) following the grant date. The fair value of the awards was determined using the valuation methodology and assumptions set forth in Note 5 to the Corporation’s financial statements included in the Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2016, which are incorporated by reference herein, except that the amounts in this column are modified to exclude any forfeiture assumptions related to service-based vesting conditions. The amounts do not reflect the value, if any, that ultimately may be realized by the NEOs.
(5)	This column represents the actual cash bonuses earned under Domtar’s Annual Incentive Plan based on the performance level achieved. See “Performance-Based Annual Bonuses” in the CD&A for a discussion of the target performance levels.

2017 PROXY STATEMENT

(6)	This column represents the actuarial increase in the applicable year in the pension value of the defined benefit retirement plans in which each named executive participates. Domtar does not pay above market rates or preferential rates under its nonqualified deferred compensation plans.
(7)	Amounts shown in the “All Other Compensation” column include the following (for 2016 only):

Name	Corporation Contributions to Defined Contribution Plans(a)	Corporation Paid Medical Exams	Personal Use of Corporate Transportation(b)	Corporation Paid Insurance Premiums(c)	Financial Counseling	Professional Dues	Dividends(e)	Club Memberships(f)	Relocation(g)	Total
	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)
John D. Williams	296,518	2,500	121,717	37,709	7,579	–	240,529	15,139	–	721,691
Daniel Buron(d)	120,187	1,307	1,811	8,328	3,036	792	25,574	–	–	161,035
Michael Fagan	110,210	–	2,167	22,887	3,467	–	18,970	–	–	157,701
Michael D. Garcia	130,495	3,000	7,631	19,037	2,600	–	60,465	–	–	223,228
Zygmunt Jablonski	91,642	3,000	–	28,007	-	–	26,752	–	16,421	165,822

(a)	Company contributions were made to the Domtar U.S. Salaried 401(k) plan for Messrs. Williams ($30,475), Garcia ($29,150), and Jablonski ($30,475), to the Domtar Personal Care 401(k) plan for Mr. Fagan ($29,150), to the Domtar Pension Plan for Non-Negotiated Employees for Mr. Buron ($9,811), to the DC SERP for Designated Executives of Domtar for Messrs. Williams ($266,043), Buron ($110,376), Garcia ($101,345) and Jablonski ($61,167) and to the DC SERP for Designated Executives of Domtar Personal Care for Mr. Fagan ($81,060).
(b)	Pursuant to his employment agreement, Mr. Williams is entitled to 24 hours per year of personal use of corporate aircraft. The amount for Mr. Williams includes personal use of corporate aircraft ($103,186) and automobile ($18,531). Corporate aircraft charges are based on the incremental cost to Domtar. For Mr. Buron the amount represents the cost of company-paid parking. For Mr. Garcia the amount reflects the personal use of a company vehicle. For Mr. Fagan the amount represents the cost of travel for his spouse to attend a sales conference.
(c)	Represents the cost of company-paid health, welfare, disability, life, and accidental death and dismemberment insurance for the NEOs.
(d)	For purposes of this table, amounts paid in Canadian dollars were converted to U.S. dollars at the average prevailing spot exchange rate over the period January 1 to December 31, 2016 (0.7544).
(e)	The amounts in this column represent the grant date fair value of additional share units granted as dividend equivalents for fiscal 2016 on the RSUs, deferred RSU Bonus, and DSUs, in accordance with the Incentive Plan. The fair value of the awards was determined using the valuation methodology and assumptions set forth in Note 5 to the Corporation’s financial statements included in the Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2016, which are incorporated by reference herein. These dividend equivalents were credited at the same time as dividends were paid to stockholders, i.e. on January 15, 2016, April 15, 2016, July 15, 2016 and October 17, 2016.
(f)	This represents the amount paid for club membership dues pursuant to Mr. Williams’ employment agreement.
(g)	This amount reflects tax return services rendered pursuant to the Corporation’s relocation program.
(8)	Reflects Mr. Garcia’s base salary earned for his service since his employment started May 1, 2014.
(9)	Includes the value of Mr. Garcia’s special $840,000 RSU grant to induce him to join the Corporation and primarily to offset forfeited compensation from his previous employer.

Grants of Plan-Based Awards Table

During 2016, the NEOs received the following types of plan-based awards:

Annual Incentive Plan – Domtar’s AIP is an incentive plan based on achieving pre-established annual targets. For 2016, the award under the AIP was payable in cash (see “Compensation Discussion and Analysis – Performance Based Annual Bonuses” on page 33 of this proxy statement).

For each plan year, a specified percentage of each bonus award is based upon the performance objectives selected by the HRC for that plan year. Each performance objective has an associated threshold level that must be achieved for any of the bonus award associated with such objective to be paid. The maximum bonus award that could be paid under the plan framework to a NEO for any plan year is $5 million. The HRC may, in its sole discretion, reduce or eliminate the amount otherwise payable to a participant under the AIP. There is no payment under the plan for performance that does not meet the threshold level. The actual amount paid under the AIP for 2016 is set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Omnibus Incentive Plan – The following equity awards were granted to current NEOs in 2016 under the Omnibus Incentive Plan:

RSUs – RSUs were granted on February 22, 2016 under our Omnibus Incentive Plan to the NEOs. These RSUs vest on February 22, 2019, generally subject to the executive remaining employed on the vesting date. Dividend equivalents in the form of additional RSUs are credited to each executive’s account each time a dividend is paid on the Corporation’s common stock. Such additional RSUs vest and will be settled in the same manner as the RSUs to which they relate.

PSUs – These awards were granted on February 22, 2016 under our Omnibus Incentive Plan. PSUs granted in 2016 to the named executive officers vest, generally subject to the executive remaining employed through the end of 2018, based on the achievement of relative TSR and ROIC targets for performance periods from 2016 through 2018. These two metrics are equally weighted at 50%. See the description under the heading “Details of Executive Compensation Program – Long-Term Equity Incentives” in the CD&A for additional information about these awards.

Stock Options – Stock options were granted on February 22, 2016 under our Omnibus Incentive Plan to the NEOs. These options vest in three equal annual installments, beginning on February 22, 2017, generally subject to the executive remaining continuously employed through the vesting date.

2017 PROXY STATEMENT

Grants of Plan-Based Awards Table

Name	Grant Type	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	All Other Option Awards: Number of Securities Underlying Options(4)	Exercise or Base Price of Option Awards(5) ($/sh)	Grant Date Fair Value of Stock and Option Awards(6)
			Threshold	Target	Maximum	Threshold	Target	Maximum
			($)	($)	($)	(#)	(#)	(#)	(#)			($)
John D. Williams	AIP	–	426,044	1,420,146	2,840,292
	RSUs	2/22/16							31,800			1,074,204
	PSUs	2/22/16				31,801	63,601	127,202				2,059,400
	Options	2/22/16								52,684	33.78	313,470
Daniel Buron	AIP	–	158,504	528,347	1,056,694
	RSUs	2/22/16							7,908			267,132
	PSUs	2/22/16				7,909	15,817	31,634				512,154
	Options	2/22/16								13,102	33.78	77,957
Michael Fagan	AIP	–	134,328	447,760	895,520
	RSUs	2/22/16							5,808			196,194
	PSUs	2/22/16				5,809	11,617	23,234				376,158
	Options	2/22/16								9,623	33.78	57,257
Michael D. Garcia	AIP	–	171,047	570,156	1,140,312
	RSUs	2/22/16							8,534			288,279
	PSUs	2/22/16				8,534	17,068	34,136				552,662
	Options	2/22/16								14,139	33.78	84,127
Zygmunt Jablonski	AIP	–	109,400	364,665	729,330
	RSUs	2/22/16							5,783			195,350
	PSUs	2/22/16				5,783	11,566	23,132				374,507
	Options	2/22/16								9,581	33.78	57,007

(1)	These columns consist of awards under the AIP for 2016. The “Threshold” column represents the minimum amount payable when threshold performance is met. The “Target” column represents the amount payable if the specified performance targets are reached. The “Maximum” column represents the maximum payment possible under the plan (see “Performance-Based Annual Bonuses” in the CD&A for a discussion of the target/maximum performance levels). See the “Summary Compensation Table” for actual cash amounts paid under the Annual Incentive Plan for 2016.
(2)	These columns contain the PSU grant that represents the number of shares under the Omnibus Incentive Plan that will vest on February 22, 2019 if and to the extent the performance goals are achieved. The number of PSUs to grant was determined by dividing the target value of the grant by the closing price of a share of common stock on the date of the HRC meeting at which the grants were approved. The awards will be measured in four performance periods for the ROIC and TSR metrics: January 1 – December 31, 2016, January 1 – December 31, 2017, January 1 – December 31, 2018 and January 1, 2016 –December 31, 2018. The “Threshold” column represents the minimum number of shares payable if threshold performance is met during all performance periods. If performance is at or below the threshold performance, no shares will be paid. The “Target” column represents the number of shares payable if 100% of the performance targets are met during all performance periods. The “Maximum” column represents the number of shares payable if performance meets or exceeds the maximum performance target during all performance periods. See “Long-Term Equity Incentives – PSUs and Award Determination” in the CD&A for a discussion of the threshold/target/maximum performance levels.
(3)	This column contains RSU grants and represents the number of shares under the Omnibus Incentive Plan that will vest on February 22, 2019. The number of RSUs to grant was determined by dividing the target value of the grant by the closing price of a share of common stock on the date of the HRC meeting at which the grants were approved.
(4)	The number of stock options to be granted is established by dividing the target value of the grant by the product of the closing price of a share of common stock on the date of the HRC meeting and the Black-Scholes option pricing valuation ratio (20%).
(5)	The exercise price of each option is equal to the closing market price of Domtar common stock on the date the option was granted.
(6)	This column represents the grant date fair value in accordance with FASB ASC Topic 718, but excludes any forfeiture assumptions related to service-based vesting conditions, as prescribed by SEC rules. See footnotes 3 and 4 to the Summary Compensation Table.

2017 PROXY STATEMENT

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information concerning outstanding equity awards for each NEO at the end of fiscal year 2016, which included options, RSUs and PSUs. Amounts in the table are based on the price per share of Domtar’s common stock of $39.03, the closing market price on December 30, 2016.

Number of Securities Underlying Unexercised Options (#) Exercisable – This column represents Non-qualified Stock Options (NQs) for which the service requirements have been fulfilled.

Number of Securities Underlying Unexercised Options (#) Unexercisable – This column represents NQs for which the service requirements have not been fulfilled.

Number of Shares or Units of Stock That Have Not Vested (#) – This column represents RSUs that will vest if service requirements are fulfilled and PSUs for which performance goals have been achieved but which were not vested as of December 31, 2016.

Market Value of Shares Or Units of Stock That Have Not Vested ($) – This column represents the market value of RSUs that will vest if service requirements are fulfilled and PSUs for which performance goals have been achieved but which were not vested as of December 31, 2016.

Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) – This column represents PSUs that will vest if and to the extent predetermined performance targets are achieved. The tables below describe the performance assumptions associated with each award tranche for the purpose of calculating the number of unearned 2015 and 2016 PSUs:

PSU 2015
Performance Period	ROIC Assumption (50%)	TSR Assumption (50%)
2017	Target	Threshold
2015-2017	Target	Threshold

PSU 2016
Performance Period	ROIC Assumption (50%)	TSR Assumption (50%)
2017	Target	Threshold
2018	Target	Threshold
2016-2018	Target	Threshold

Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) – This column represents the market value of the unvested and unearned PSUs that will vest if and to the extent predetermined performance targets are achieved. The value ($) has been determined according to the table above.

2017 PROXY STATEMENT

Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards(1)				Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares Or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
John D. Williams					121,340	4,735,917	53,387	2,083,697
NQ 2013	28,352	–	$38.35	2/19/2020
NQ 2014	48,748	24,376(4)	$53.13	2/18/2021
NQ 2015	13,596	27,193(4)	$43.42	2/23/2022
NQ 2016	–	52,684(4)	$33.78	2/22/2023
Total	90,696	104,253			121,340	4,735,917	53,387	2,083,697
Daniel Buron					26,673	1,041,043	12,239	477,705
NQ 2013	10,710	–	$38.35	2/19/2020
NQ 2014	10,892	5,452(4)	$53.13	2/18/2021
NQ 2015	2,580	5,161(4)	$43.42	2/23/2022
NQ 2016	–	13,102(4)	$33.78	2/22/2023
Total	24,182	23,715			26,673	1,041,043	12,239	477,705
Michael Fagan					20,225	789,401	9,272	361,889
NQ 2013	4,154	–	$38.35	2/19/2020
NQ 2014	7,772	3,888(4)	$53.13	2/18/2021
NQ 2015	2,113	4,227(4)	$43.42	2/23/2022
NQ 2016	–	9,623(4)	$33.78	2/22/2023
Total	14,039	17,738			20,225	789,401	9,272	361,889
Michael D. Garcia					52,862	2,063,200	14,135	551,684
NQ 2014	14,964	7,484(4)	$47.08	5/1/2021
NQ 2015	3,500	7,001(4)	$43.42	2/23/2022
NQ 2016	–	14,139(4)	$33.78	2/22/2023
Total	18,464	28,624			52,862	2,063,200	14,135	551,684
Zygmunt Jablonski					19,492	760,763	9,140	356,744
PSO 2010	3,134	–	$33.41	5/10/2017
NQ 2013	6,918	–	$38.35	2/19/2020
NQ 2014	7,032	3,522(4)	$53.13	2/18/2021
NQ 2015	2,033	4,068(4)	$43.42	2/23/2022
NQ 2016	–	9,581(4)	$33.78	2/22/2023
Total	19,117	17,171			19,492	760,763	9,140	356,744

(1)	Awards have been adjusted to reflect the two-for-one stock split effected on June 19, 2014.
(2)	Includes earned, but unvested PSUs granted 2/18/14, 5/1/14, 2/23/15 and 2/22/16 that vest 2/18/17, 5/1/17, 2/23/18 and 2/22/19 respectively, subject to continued employment. Includes unvested RSUs granted, 2/18/14, 5/1/14, 2/23/15 and 2/22/16 and associated dividend equivalents that will vest on 2/18/17, 5/1/17, 2/23/18 and 2/22/19, respectively, subject to continued employment. Mr. Garcia received his 2014 awards on 5/1/14. Fractional units rounded to the nearest whole share.
(3)	Includes unvested PSUs granted 2/23/15 and 2/22/16 that will vest 2/23/18 and 2/22/19 respectively, subject to performance and continued employment. Mr. Garcia received his 2014 awards on 5/1/14. Fractional units rounded to the nearest whole share.
(4)	Options vest over three years in equal annual installments, no performance condition to be satisfied prior to exercise. The options that expire on 5/10/2017 were granted on 5/10/2010; options that expire on 2/19/2020 were granted on 2/19/2013; options that expire on 2/18/2021 were granted on 2/18/2014; options that expire on 5/1/2021 were granted on 5/1/2014; options that expire on 2/23/2022 were granted on 2/23/2015; and the options that expire on 2/22/2023 were granted on 2/22/2016.

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Option Exercises and Stock Vested Table

The table below provides information on the NEOs stock awards that vested and stock options that were exercised by our NEOs in 2016. Amounts in the following table reflect RSUs granted as part of the 2013 grant that vested in 2016 and any related dividend equivalent units associated with these awards that vested in 2016.

	Option Awards		Stock Awards(RSUs)
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
	(#)	($)	(#)	($)
John D. Williams	–	–	21,680	713,046
Daniel Buron	–	–	5,459	179,556
Michael Fagan	–	–	3,176	104,467
Michael D. Garcia	–	–	–	–
Zygmunt Jablonski	–	–	3,526	115,986

Pension Benefits

The following table and narrative provide information on the defined benefit retirement plans in which the NEOs participate. The table illustrates the actuarial present value as of December 31, 2016 of benefits accumulated by the NEOs under Domtar’s defined benefit pension plans and arrangements using the methodology required by the SEC pursuant to the U.S. Accounting Standards at the earliest unreduced retirement age under the plan.

Name	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefits(1) ($)	Payments During Last Fiscal Year ($)
John D. Williams(3)	DB SERP for Management Committee Members of Domtar	9.00	(2)	2,155,593	–
Daniel Buron(3)	Supplementary Pension Plan for Designated Managers of Domtar Inc.	3.92		684,852	–
	DB SERP for Management Committee Members of Domtar	12.67	(4)	1,175,684	–
Michael Fagan	DB SERP for Management Committee Members of Domtar	4.67		135,797	–
Michael D. Garcia	DB SERP for Management Committee Members of Domtar	2.67		39,323	–
Zygmunt Jablonski	DB SERP for Management Committee Members of Domtar	8.00		697,958	–

(1)	The Present Value of Accumulated Benefits has been calculated on the following basis:
(a)	Best average earnings and credited service as of December 31, 2016.
(b)	Retirement is assumed to occur at age 62 (age 60 for Mr. Buron) or actual age if above, the earliest age that qualifies for an unreduced pension under the DB SERP.
(c)	Assumptions used correspond to those used for the purposes of determining the accrued benefit obligations of the defined benefit plans as of December 31, 2016 for the financial statements of the Corporation (namely, a discount rate of 3.69% for Canadian executives and 4.05% for U.S. executives), except that no mortality or termination of employment assumption before retirement were used.
(2)	Mr. Williams has an agreement whereby two additional months per year of credited service are recognized in the DB SERP (up to a maximum of 12 months). As of December 31, 2016, Mr. Williams has received 12 months of additional service. This was implemented to compensate Mr. Williams for pension arrangements Mr. Williams had with his previous employer.
(3)	For purposes of this table, converted to U.S. dollars at the average prevailing spot exchange rate over the period January 1 to December 31, 2016 (0.7544).
(4)	Years of credited service are retroactive to the date in 2004 when Mr. Buron became a member of the Management Committee of Domtar Inc. Mr. Buron is eligible for benefits under the DB SERP for service since his appointment to the Management Committee in 2004, in replacement of the benefits accrued by him under the Supplementary Pension Plan for Senior Management Employees (“SPP”) which he had joined in 2004. Because benefits under the DB SERP replaced the benefit accrued by Mr. Buron under the SPP, Mr. Buron’s accrued pension under the DB SERP in respect of credited service prior to the time Mr. Buron began participating in the DB SERP will not be less than what he otherwise would have accrued under the SPP, based on earnings and Management Committee service up to that date.

DB SERP for Management Committee Members of Domtar (“DB SERP”). All of the NEOs participate in the DB SERP, a defined benefit plan. The annual pension payable is equal to 2% of the best average earnings during any consecutive 60 months in the last 120 months for each year of credited service as a member of the Management Committee, less an offset based on entitlements from other

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pension plans of the Corporation (generally based on the assumption that maximum contributions have been made to tax-qualified plans in which the executive is eligible to participate). Earnings include base salary and annual cash bonuses (up to the lesser of 50% of previous year’s salary or 100% of target bonus).

Executives may retire as early as age 55 and are eligible for an unreduced pension at age 62 provided they have completed two years of service as a member of the Management Committee (age 60 for Mr. Buron), with a 0.5% reduction for each calendar month that retirement precedes age 62 (0.25% reduction for each month that retirement precedes age 60 for Mr. Buron). Member benefits are fully vested after two years of membership in the DB SERP. Normal retirement age is 65. If an executive dies before commencement of his pension payments, a single lump sum payment equal to the actuarial equivalent of the benefits to which he would have been entitled had his employment terminated for a reason other than death will be paid to his beneficiary or estate.

For a Canadian executive, the DB SERP pension is payable for life and guaranteed for a minimum of five years. Other forms of payment are available on an actuarially equivalent basis. A Canadian executive will continue to accrue credited service in the DB SERP if he is considered “disabled” under the Canadian Pension Plan. Benefits under the DB SERP will only be paid upon a disabled participant’s actual termination of employment. Benefits for Canadian members of the Management Committee under the DB SERP who are not U.S. tax payers are generally gradually funded when such member reaches age 60, up to the normal retirement age (currently age 65). Such funding is maintained through retirement only if the member actually retires at age 65 or above while being a member of the Management Committee; otherwise, amounts set aside for the member revert to the Corporation. In the event of termination within 12 months of a change of control, the member’s interest in the assets set aside vest. Otherwise, members will receive their benefits out of the general funds of the Corporation. For a U.S. executive, the present value of the DB SERP benefits will be paid in a lump sum upon retirement instead of a pension. Benefits under the DB SERP will only be paid upon a disabled participant’s actual termination of employment. U.S. executives will receive their benefits out of the general funds of the Corporation.

Supplementary Pension Plan for Designated Managers of Domtar Inc. (“Canadian Supplementary Plan”). The annual pension payable under the Canadian Supplementary Plan is equal to 1.5% of the average of the Yearly Maximum Pensionable Earnings during the five years preceding the employee’s termination of employment, plus 2% of the employee’s best average earnings during any consecutive 60 months in the last 120 months prior to his termination of employment, in excess of the average Yearly Maximum Pensionable Earnings, multiplied by his years of credited service. This annual pension is reduced by the benefits payable under the Domtar Pension Plan for Non-Negotiated Employees (same benefits as the Canadian Supplementary Plan, but subject to the Canadian Income Tax Act limits). The Yearly Maximum Pensionable Earnings correspond to the maximum earnings on which an employee may contribute under the Quebec Pension Plan. Effective January 1, 2015, bonuses are limited to the lesser of 50% of previous year’s salary or 100% of target bonus; however, the best average earnings since January 1, 2015 cannot be less than such average determined as at December 31, 2014. These benefits are fully vested from age 55 and also vest upon earlier of death or involuntary termination. Mr. Buron is eligible to receive benefits under the Canadian Supplementary Plan with respect to his service prior to becoming a member of the Management Committee of Domtar Inc. in 2004.

In December 2016, the Board approved the implementation of a securing arrangement through a letter of credit for benefits payable from the DB SERP and the Canadian Supplementary Plan for eligible Canadian executives who are not U.S. taxpayers. The securing arrangement will take effect in 2017. Mr. Buron will be eligible for this coverage. The letter of credit will be used to pay eligible benefits in the event of failure of the employer to make payments.

The Corporation cautions that the values reported in the Present Value of Accumulated Benefit column are theoretical and are calculated pursuant to SEC requirements. The change in pension value from year to year is subject to market volatility and does not represent the value that a Named Executive Officer actually accrues under the Corporation’s retirement plans during any given year nor what he will receive at retirement, termination or death.

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Nonqualified Deferred Compensation

The following table and narrative provide information on the nonqualified deferred compensation plans in which our NEOs participate. The table shows the 2016 account activity for each NEO and includes each executive’s contributions, company contributions, earnings, distributions and the aggregate balance of his total deferral account as of December 31, 2016. The aggregate balance includes the total personal contributions made (and not withdrawn) by each executive and the contributions made by the Corporation and predecessor companies over the career of each executive.

Name	Plan Name	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY(1)	Aggregate Earnings in Last FY		Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(3)
($)		($)	($)	($)		($)	($)
John D. Williams	DC SERP	–	266,043	52,574		–	2,178,942
	Omnibus Incentive Plan			291,945	(4)		3,091,224
Daniel Buron(2)	DC SERP	–	110,376	15,864		–	936,930
	Omnibus Incentive Plan
Michael Fagan	Personal Care DC SERP	–	81,060	11,762		–	319,458
	Omnibus Incentive Plan
Michael D. Garcia	DC SERP	–	101,345	4,623		–	195,039
	Omnibus Incentive Plan
Zygmunt Jablonski	DC SERP	–	61,167	10,053		–	514,182
	Omnibus Incentive Plan			19,328	(4)		204,650

(1)	The amounts with respect to the DC SERP are included in the “All Other Compensation” column of the “Summary Compensation Table”, and the Omnibus Incentive Plan amount with respect to Mr. Williams, was reported in the Summary Compensation Table in prior years.
(2)	DC SERP amounts are converted in U.S. dollars at the average prevailing spot exchange rate over the service period January 1 to December 31, 2016 (0.7544).
(3)	The following amounts were reported in the Corporation’s Summary Compensation Table for previous years:
- Mr. Williams, $248,405 of the amounts with respect to the DC SERP,
- Mr. Buron, $84,655 of the amounts with respect to the DC SERP,
- Mr. Garcia, $73,120 of the amounts with respect to the DC SERP,
- Mr. Fagan, $58,175 of the amounts with respect to the DC SERP,
- Mr. Jablonski, $42,440 of the amounts with respect to the DC SERP
(4)	Reflects an increase in value of vested DSUs and deferred RSU Bonus, as well as dividend equivalents accrued with respect to the awards.

DC SERP for Designated Executives of Domtar (“DC SERP”) or DC SERP for Designated Executives of Domtar Personal Care (“Personal Care DC SERP”). All of the NEOs, except Mr. Fagan participate in the DC SERP and Mr. Fagan participates in the Personal Care DC SERP. These nonqualified supplemental pension plans for certain executives, intended to provide designated executives with retirement benefits in excess of benefits that may be payable in accordance with tax-qualified plans. The member’s account is credited with a notional market-based investment return. Company contributions are fully vested after two years of membership. Upon death, retirement or termination of employment, the accumulated account balance is paid in a lump sum to the executive.

Canadian executives’ accounts are credited with an amount equal to 11% of earnings, less the value of the benefit provided by the employer contributions under the Domtar Pension Plan for Non-Negotiated Employees (the “Canadian Pension Plan”), calculated based on the assumption that the executive has elected to contribute to the defined contribution option at the maximum allowable rate. A Canadian executive will continue to accrue benefits if he is considered “disabled” under the Canadian Pension Plan. Benefits under the DC SERP will only be paid upon a disabled participant’s actual termination of employment. A Canadian executive who retires after age 55 also has the option to receive his benefits over a 10-year period.

In December 2016, the Board approved the implementation of a securing arrangement through a letter of credit for benefits payable from the DC SERP for eligible Canadian executives who are not U.S. taxpayers. The securing arrangement will take effect in 2017. Mr. Buron will be eligible for this coverage. The letter of credit will be used to pay eligible benefits in the event of failure of the employer to make payments.

For U.S. executives, the contribution formula under the DC SERP is the same as under the Domtar U.S. Salaried 401(k) Plan for a participant of the same age , without taking into account the tax limit applicable to tax qualified plans, less the employer contribution to the Domtar U.S. Salaried 401(k) Plan, calculated based on the assumption that the executive has elected to contribute to the Domtar U.S. Salaried 401(k) Plan at the maximum allowable rate. Effective January 1, 2015, Mr. Fagan’s benefits accrued under the DC SERP were

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transferred to the Personal Care DC SERP and he became a participant of that plan on such date. The contribution formula of the Personal Care DC SERP is 11% of earnings, less the employer contribution to the Domtar Personal Care 401(k) Plan.

For purposes of the DC SERP and Personal Care DC SERP, “earnings” includes base salary and annual cash bonuses.

Omnibus Incentive Plan.    Messrs. Williams and Jablonski elected to defer the settlement of their 2011 RSU Bonus awards and related dividend equivalents granted under the Omnibus Incentive Plan that would have otherwise been settled in installments on February 22, 2012, 2013 and 2014. Mr. Jablonski also elected to defer the settlement of his 2010 RSU Bonus awards and related dividend equivalents granted that would have otherwise settled in installments on May 10, 2012 and 2013. These deferred awards are vested and will be payable upon the later of the fifth anniversary of the original settlement date or the termination of their respective employment. Mr. Williams also holds vested DSUs granted under the Omnibus Incentive Plan that will be payable upon his termination of employment.

The Corporation does not consider RSUs and PSUs that are reflected under “Outstanding Equity Awards at Fiscal Year-End Table” above to be deferred compensation and has not included them in the above table.

Employment Agreements and Potential Payments Upon Termination or a Change in Control

Severance Benefits

Mr. Williams.    Under the terms of Mr. Williams’ amended and restated employment agreement, upon a termination of Mr. Williams’ employment by the Corporation for reasons other than death or cause (as defined in the agreement) or his breach of certain obligations in his employment agreement and other term of his employment agreement, Mr. Williams will be entitled to receive: a severance allowance of 24 months of his base salary in effect at the time of termination; a pro-rated portion of his annual bonus under the AIP for the year in which his employment is terminated, based on achievement of the applicable performance criteria; if such termination occurs after the end of a calendar year, any earned but unpaid bonus under the AIP; and for each calendar year during the severance period, a payment equal to the average of the bonus payments received by Mr. Williams under the AIP for the two years immediately preceding the year of his termination pro-rated for the number of days in the AIP performance period represented by the severance period; continued coverage under the Corporation’s health insurance policies during the severance period; continued vesting of his unvested equity awards as if he had remained employed through the duration of the severance period; continued accrual of service credit under the DB SERP for the duration of the severance period; and any additional payments or benefits provided under the Domtar Severance Program for Management Committee members (“Severance Program”), the Domtar North American Assignment Policy and other Domtar policies that are not set forth in Mr. Williams’ amended and restated agreement. Notwithstanding the foregoing, in the event Mr. Williams’ employment terminates within three months prior to or 24 months following a Change in Control (as defined in our Severance Program) in a manner that would qualify for severance under our Severance Program, no program or benefits will be payable under his amended and restated agreement and he will be instead entitled to the severance and other benefits payable under our Severance Program.

Mr. Buron.    Under the terms of the Supplementary Pension Plan for Designated Managers of Domtar Inc., Mr. Buron will be fully vested upon involuntary termination or death in service.

Other NEOs.    Under our Severance Program applicable to members of its Management Committee, our NEOs would be entitled to up to 24 months’ salary payable in a lump sum upon a termination of employment by the Corporation for reasons other than cause, with benefit levels that vary based on service. Severance is equal to one year’s base salary regardless of service as a member of the Management Committee, with three additional months’ salary paid for each full year of service on the Management Committee, up to a maximum of 24 months base salary. Messrs. Buron, Fagan, and Jablonski would be entitled to 24 months’ salary. The executives would also be entitled to continued health benefits for the severance period, except if the executive’s benefits are subject to taxation in the United States, in which case the health insurance policies maintained by the Corporation will remain in effect until the earlier to occur of the last day of the severance period and the 18-month anniversary of the date the executive’s separation from service. The executives will also be entitled to outplacement services.

In the event one of the covered executives’ employment is involuntarily terminated without cause or the executive voluntarily terminates his employment for good reason within three months prior to or 24 months following a change in control of the Corporation, each of NEOs would be entitled to cash severance equal to 24 months’ salary plus two times his target bonus as of the date of termination or, if greater, the date of the change in control.

Other Post-Employment Benefits.    Mr. Williams is eligible, if his termination is due to disability, for monthly disability payments during the severance period, reduced by an amount equal to his monthly base salary rate in effect at the time of termination, but in no month

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shall the reduction exceed the amount of the disability payment. If Mr. Williams remains disabled at the end of the severance period, he continues to be entitled to disability payments under the Corporation’s disability policies, as amended from time to time, as if his disability had first occurred immediately prior to the end of the severance period.

In the event of death, an amount equal to 2.5 times base salary in the year of the death is payable to the beneficiaries of Canadian executives pursuant to the life insurance program offered under the Corporation’s flexible benefit program option available to senior Canadian executives. In the event of the death of a U.S. executive (other than Mr. Williams, whose beneficiary would receive a payment of $2,757,000), the beneficiary will receive a payment equal to the calculated amount of the life insurance (up to maximum of $1,600,000 including the basic life insurance of $50,000) based on the basic annual salary of the executive in the year of his or her death pursuant to the U.S. Executive Life plan and using the following table:

Age	Multiplier
Under 45	5 times
45 to 49	4 times
50 to 54	3 times
55 or over	2 times

The supplemental pension benefits under the DB SERP for Management Committee Members of Domtar and under the DC SERP for Designated Executives of Domtar for Messrs. Williams, Buron, Fagan, and Jablonski are fully vested. They will receive benefits under these plans in the event of their death or if their employment were terminated involuntarily. The supplemental pension benefits under the DB SERP and DC SERP for Mr. Garcia vested on May 1, 2016. However, before such date, all benefits in the event of death under these plans were considered vested.

Change in Control Protections.    The Corporation does not have change in control agreements with its employees (although as described above, enhanced benefits may be available under our severance plan). Under our Omnibus Incentive Plan, upon a change in control, unless otherwise determined by the HRC, a participant’s awards will be replaced with awards of the acquiring Corporation having the same or better terms. If there is a change in control and a participant’s employment is terminated for business reasons in the three months prior to or 24 months after the change in control, his or her time-based awards will fully vest and performance-based awards will vest to the extent the applicable performance goals have been achieved as of the date of the change in control or the end of the fiscal quarter immediately prior to the date of termination, whichever date on which the achievement is greater.

If replacement awards are not available, unless the HRC determines otherwise, all time-based awards fully vest and performance-based awards vest to the extent the performance goals related to the award have been achieved as of the date of the change in control. Alternatively, the Committee may determine that vested awards will be canceled in exchange for a cash payment (or other form of change in control consideration) based on the value of the change in control payment and that unvested awards will be forfeited. The Board may also accelerate the vesting of any or all awards upon a change in control.

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The following table presents potential payments to each NEO as if the officer’s employment had been terminated and/or if a change in control had occurred as of December 31, 2016, the last business day of 2016. If applicable, amounts in the table were calculated using $39.03 the closing market price of Domtar’s common stock on December 30, 2016 (using the preceding business day stock price as the NYSE was closed on December 31, 2016). The actual amounts that would be paid to any NEO can only be determined at the time of an actual termination of employment and would vary from those listed below. The estimated amounts listed below are in addition to any retirement, welfare and other benefits that are available to our salaried employees generally.

Name	Severance Pay	Equity With Accelerated Vesting(1)	Retirement Plan Benefits: SERP		Death/ Disability Benefits		Continued Perquisites and Benefits(2)		Total
	($)	($)	($)		($)		($)		($)
John D. Williams
Death	–	9,378,199	4,230,540	(3)	2,757,000	(5)	–		16,365,739
Disability	–	7,934,746	4,230,540	(3)	1,181,598	(4)	–		13,346,884
Retirement	–	–	4,230,540	(3)	–		–		4,230,540
Involuntary Termination	5,601,342	7,934,746	5,064,843	(3)	–		26,333		18,627,264
Change-In-Control	–	–	–		–		–		–
Involuntary Termination or Termination for Good Reason within Two Years after a Change-In-Control	5,267,892	10,525,888	4,230,540	(3)	–		26,333		20,050,653
Daniel Buron
Death	–	1,391,841	2,066,086	(3)	538,031	(3)(5)	–		3,995,958
Disability	–	1,151,235	–		1,514,067	(3)(4)	–		2,665,302
Retirement	–	–	–		–		–		–
Involuntary Termination	1,187,296	–	2,066,086	(3)	–		13,684	(3)	3,267,066
Change-In-Control	–	–	–		–		–		–
Involuntary Termination or Termination for Good Reason within Two Years after a Change-In-Control	2,243,989	1,660,613	2,066,086	(3)	–		13,684	(3)	5,984,372
Michael Fagan
Death	–	1,048,380	335,991		1,525,000	(5)	–		2,909,371
Disability	–	872,314	335,991		–		–		1,208,305
Retirement	–	617,910	–		–		–		617,910
Involuntary Termination	1,006,202	–	335,991		–		25,235		1,367,428
Change-In-Control	–	953,260(6)	–		–		–		953,260
Involuntary Termination or Termination for Good Reason within Two Years after a Change-In-Control	1,901,722	1,258,506	335,991		–		25,235		3,521,454
Michael D. Garcia
Death	–	2,503,712	195,039		1,550,000	(5)	–		4,248,751
Disability	–	2,187,074	195,039		–		–		2,382,113
Retirement	–	–	–		–		–		–
Involuntary Termination	960,938	–	195,039		–		19,750		1,175,727
Change-In-Control	–	–	–		–		–		–
Involuntary Termination or Termination for Good Reason within Two Years after a Change-In-Control	2,421,563	2,777,889	195,039		–		19,750		5,414,241
Zygmunt Jablonski
Death	–	1,211,518	1,185,718	(3)	1,050,000	(5)	–		3,447,236
Disability	–	1,047,627	1,185,718	(3)	–		–		2,233,345
Retirement	–	–	1,185,718	(3)	–		–		1,185,718
Involuntary Termination	1,041,900	–	1,185,718	(3)	–		25,235		2,252,853
Change-In-Control	–	–	–		–		–		–
Involuntary Termination or Termination for Good Reason within Two Years after a Change-In-Control	1,771,230	1,427,930	1,185,718	(3)	–		25,235		4,410,113

(1)	Amount included for PSU grant has been calculated at “Target” for Death benefits and, for all other instances, based on achievement of the performance goals through 2016 for the ROIC and TSR metrics and based on an estimated performance at threshold for the New Business EBITDA metric.
(2)	Amount shown under “Continued Perquisites and Benefits” represents the cost of company-paid medical and dental for all NEOs, and also includes life and accidental death and dismemberment for Mr. Buron.
(3)	For the purposes of this table, converted to U.S. dollars at spot exchange rate of December 31, 2016 (0.7448).
(4)	Represents the estimated present value of the disability benefit that is in excess of what is currently offered to salaried employees. These benefits are uninsured.
(5)	Represents the death benefit, which is fully insured.
(6)	Represents the value of awards subject to 409A of the Code that will vest and be settled upon more narrowly defined change in control events as described in the Omnibus Incentive Plan. Includes amounts that would also be paid upon retirement. PSU performance has been calculated based on achievement of the performance goals through December 31, 2016.

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ITEM  2 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE

OFFICER COMPENSATION

Our executive officers are compensated in a manner designed to support our strategy, competitive needs, sound corporate governance principles, and stockholders’ interests and concerns. We believe our compensation program is aligned with the long-term interests of our stockholders.

As described in the Compensation Discussion and Analysis section of this proxy statement, the executive compensation program at Domtar is designed to attract, retain and motivate talented key executives to accomplish our operational, financial and strategic objectives over the long-term through our emphasis on variable pay and pay-for-performance. Highlights of the Corporation’s executive compensation program, as described in the Compensation Discussion and Analysis section, include:

•	Pay programs that are competitive with organizations similar in size and business challenges; and primarily performance-based, using multiple performance measures (internal and external);

•	Bonuses capped at a maximum potential payout;

•	Disclosure of the financial performance drivers for our short-term incentives, in numeric terms;

•	Oversight of programs by an independent Human Resources Committee that engages its own independent compensation advisor;

•	A long-term incentive program that is entirely stock-based and that is weighted toward performance-based equity to align the interest of executives to those of stockholders;

•	Plan provisions that forbid backdating or repricing of stock options;

•	No dividends or dividend equivalents provided on any unearned performance shares or units;

•	Stock ownership guidelines and holding period requirement to achieve guidelines;

•	Limited use of perquisites;

•	No excise tax gross-ups for change in control related payments, all of which are based on what we believe are reasonable multiples with double triggers for all severance payments; and

•	Clawback provisions that allow for recoupment of incentives in certain situations.

We urge you to read the Compensation Discussion and Analysis section of this proxy statement for additional details on our executive compensation, including our compensation philosophy and objectives and the 2016 compensation of our Named Executive Officers.

Our stockholders voted in 2011, in a non-binding vote, to have annual advisory votes to approve the compensation paid to Domtar Named Executive Officers, and the Corporation has adopted that approach. The Board of Directors and the Human Resources Committee make executive compensation decisions every year, and our directors will look to the annual advisory vote for information that can be taken into account when they make decisions with respect to our compensation philosophy, policies and practices. Accordingly, we are asking you to vote, on an advisory basis, on the adoption of the following resolution:

“RESOLVED that the stockholders approve, on an advisory basis, the compensation paid to Domtar Corporation’s Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in this proxy statement.”

As an advisory vote, the voting results on this Proposal are non-binding. However, the Board of Directors and the Human Resources Committee value the opinions of our stockholders and, consistent with good governance principles, will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.

The affirmative vote of a majority of the shares of common stock present or represented by proxy and voting on this Item 2 at the annual meeting is required for approval of this Proposal. You have the opportunity to vote “for” or “against”, or “abstain” from voting on, the above resolution.

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Unless you instruct us via proxy to vote differently, we will vote valid proxies FOR the approval of the compensation paid by the Corporation to its Named Executive Officers.

Please note that if you hold your shares in Street name, your broker is not able to vote on your behalf with respect to the approval of the compensation paid by the Corporation to its Named Executive Officers without specific voting instructions from you. As a result, it is important that, if you are a stockholder in Street name, you provide instructions to your broker or vote your shares as provided in this proxy statement.

The Board of Directors unanimously recommends a vote FOR the approval of the compensation of our Named Executive Officers as disclosed in this proxy statement.

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ITEM  3 — ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION

As part of the Dodd-Frank Act “Say-on-Pay” rules, Domtar stockholders may indicate, by a non-binding advisory vote, the desired frequency at which they would like to have an advisory vote on the compensation paid to Domtar Named Executive Officers, i.e. how often a proposal similar to this year’s Item 2 will be included in the matters to be voted on at the Annual Meeting. The choices available under the Say-on-Pay rules are every year, every two years, every three years, or to abstain. The frequency selected by the stockholders for conducting Say-on-Pay voting at the Annual Meeting of the Stockholders of the Corporation is not a binding determination. However, the frequency selected will be given due consideration by the Board of Directors and the Human Resources Committee in their discretion.

Our Board of Directors believes that an annual advisory vote on executive compensation provides our stockholders, in addition to our practice of regular and open dialogue, with a consistent, clear and timely communication channel on the Corporation’s executive compensation programs. The Board of Directors and the Human Resources Committee make executive compensation decisions every year, and an annual advisory vote would provide our directors with information that can be taken into account when they make decisions with respect to our compensation philosophy, policies and practices. We recognize that our stockholders’ views may differ in this regard, and we therefore look forward to hearing from our stockholders as to their preferences on the frequency of this advisory vote.

The Board of Directors recommends that you select ONE YEAR as the desired frequency for a stockholders vote on executive compensation under the Say-on-Pay rules, and unless you instruct us via proxy to vote differently, we will vote valid proxies to select ONE YEAR as the desired frequency for a stockholders vote on executive compensation paid by the Corporation to its Named Executive Officers.

Please mark your proxy card to indicate your preference on this Item 3 or your abstention if you wish to abstain. A plurality of the votes cast on this Item 3 will determine the frequency selected by the stockholders, which means that we will consider stockholders to have expressed a non-binding preference for the option that receives the highest number of favorable votes.

Please note that if you hold your shares in street name, your broker is not able to vote on your behalf with respect to the selection of the frequency at which the stockholders of the Corporation will be asked to approve the compensation paid by the Corporation to its Named Executive Officers. As a result, it is important if you are a stockholder in street name that you provide instructions to your broker or vote your shares as provided in this proxy statement.

The Board of Directors unanimously recommends a vote to select ONE YEAR as the desired frequency for a stockholders vote on executive compensation paid by the Corporation to its Named Executive Officers.

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ITEM  4 — APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS THAT MAY APPLY TO PERFORMANCE-BASED AWARDS UNDER THE DOMTAR CORPORATION ANNUAL INCENTIVE PLAN FOR MEMBERS OF THE MANAGEMENT COMMITTEE

Our Annual Incentive Plan (the “Annual Incentive Plan”) was adopted by the Human Resources Committee of the Board on May 17, 2007, and the material terms of the performance goals that may apply to performance-based awards under the Annual Incentive Plan were last approved by our stockholders at our annual meeting of stockholders held on May 2, 2012. We are once again seeking stockholder approval of these material terms in order to maintain the availability of the deduction under Section 162(m) of the Internal Revenue Code (described below) for performance-based compensation. The Human Resources Committee recommends that you vote FOR the approval of the material terms of the performance goals that may apply to performance-based awards under the Annual Incentive Plan for Members of the Management Committee, as described in this Item 4.

Unless you instruct us via proxy to vote differently, we will vote valid proxies FOR the approval of this Item 4.

Under Section 162(m) of the Internal Revenue Code, we generally may not, for federal income tax purposes, deduct from our income the compensation paid during a taxable year to a covered executive, to the extent that their compensation exceeds $1 million. This limitation, however, does not apply to certain performance-based compensation paid to a covered executive if the material terms of the performance goals under which the compensation is determined and paid are disclosed to and approved by the Corporation’s stockholders.

To maintain the availability of the deduction under Section 162(m) for performance-based compensation provided to our covered executives under the plan for an additional five years, our stockholders must approve the performance goals under the plan at the annual meeting. If our stockholders do not approve the performance goals under the Annual Incentive Plan, payments made pursuant to the Annual Incentive Plan may not qualify for the performance-based exemption to the limitation of our ability to deduct for tax purposes compensation in excess of $1 million paid to covered executives in a taxable year. Stockholders should be aware that we reserve the right to pay bonuses to these covered executives in appropriate circumstances, whether or not such bonuses would be fully deductible for tax purposes.

The statements made in this Item 4 concerning terms and provisions of the Annual Incentive Plan are summaries and do not purport to be a complete recitation of the Annual Incentive Plan provisions. These statements are qualified in their entirety by express reference to the full text of the Annual Incentive Plan. A copy of the Annual Incentive Plan is attached to this proxy statement as Annex A and is incorporated by reference herein.

Summary of the Material Terms of Performance Awards and Performance Objectives

Annual Incentive Plan. Our executive officers are eligible to receive performance awards under the Annual Incentive Plan. The purposes of the Annual Incentive Plan are to enable us to attract, retain, motivate and reward the best qualified executive officers by providing them with the opportunity to earn competitive compensation directly linked to our performance. The following is a summary of the material terms of the performance goals that may apply to performance-based awards under the Annual Incentive Plan.

Performance Goals that May be Applied under the Annual Incentive Plan. Bonuses under the Annual Incentive Plan will be subject to the achievement of performance goals. Performance goals applicable to bonuses intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code will be based on the relative or comparative achievement of one or more of the following criteria, whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies: operating earnings, net earnings, income, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, total shareholder return, return on the Corporation’s assets, increase in the Corporation’s earnings or earnings per share, revenue growth, share price performance, return on invested capital, operating income, pre- or post-tax income, net income, economic value added, cash flow, improvement in or attainment of expense levels, improvement in or attainment of working capital levels, return on equity, debt reduction, gross profit, market share, cost reductions, workplace safety goals, workforce satisfaction and diversity goals, employee retention, completion of key projects, strategic plan development and implementation and achievement of synergy targets, and, in the case of persons who are not covered executives, such other criteria as may be determined by our Human Resources Committee. Performance goals may be in respect of the performance of the Corporation or any of its subsidiaries, divisions or business units.

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The foregoing objectives may exclude any or all “unusual or infrequently occurring items” as determined under U.S. generally accepted accounting principles and as identified in the financial statements, notes to the financial statements or management’s discussion and analysis in the annual report, including, without limitation, the charges or costs associated with closures and restructurings of the Corporation or any subsidiary, discontinued operations, unusual or infrequently occurring items, capital gains and losses, dividends, share repurchase, other unusual, infrequently occurring or non-recurring items, and the cumulative effects of accounting changes.

Maximum Award. The maximum annual bonus payable to any participant under the Annual Incentive Plan may not exceed $5,000,000. The Human Resources Committee may, in its sole discretion, reduce or eliminate the amount otherwise payable to a participant under the plan.

Administration. The performance objectives with respect to the performance period applicable to awards that are intended to qualify as performance-based compensation under Section 162(m) must be established by the Human Resources Committee within ninety days after the performance period begins (and no later than the date on which a quarter of the performance period has elapsed). In accordance with Section 162(m) of the Internal Revenue Code, prior to the payment of any performance award that is intended to qualify as performance-based compensation under Section 162(m), the Human Resources Committee must certify in writing that the applicable performance objectives have been satisfied to the extent necessary for such award to qualify as performance-based compensation under Section 162(m).

New Plan Benefits. Awards under the Annual Incentive Plan are based on the Corporation’s achievement of performance targets established by the Human Resources Committee, and it is not currently possible to determine the amounts of future awards. Accordingly, it is not possible to determine the amounts that will be received by the executive officers participating in the Annual Incentive Plan in the future.

Unanimous Recommendation of the Board of Directors; Vote Required

The proposal to approve the performance goals under the plan requires for its approval the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on this proposal. Any abstentions will have the effect of a vote against the proposal.

Please note that if you hold your shares in street name, your broker is not able to vote on your behalf with respect to the approval of the material terms of the performance goals that may apply to performance-based awards under our Annual Incentive Plan without specific voting instructions from you. As a result, it is important that, if you are a stockholder in street name, you provide instructions to your broker or vote your shares as provided in this proxy statement.

The Board of Directors unanimously recommends a vote FOR the approval of the material terms of the performance goals that may apply to performance-based awards under our Annual Incentive Plan. For members of the Management Committee

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ITEM  5 — APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE

GOALS THAT MAY APPLY TO PERFORMANCE-BASED AWARDS

UNDER THE AMENDED AND RESTATED DOMTAR CORPORATION

2007 OMNIBUS INCENTIVE PLAN

Our Board of Directors and our stockholder originally adopted the Domtar Corporation Omnibus Incentive Plan (the “Omnibus Incentive Plan”) on March 7, 2007, and the amended and restated Omnibus Incentive Plan was approved by the stockholders at the annual meeting of May 2, 2012. We are seeking stockholder approval of these material terms in order to maintain the availability of the deduction under Section 162(m) of the Internal Revenue Code (described below) for performance-based compensation. The Human Resources Committee recommends that you vote FOR the approval of the material terms of the performance goals that may apply to performance-based awards under the Domtar Corporation 2007 Omnibus Incentive Plan, as described in this Item 5.

Unless you instruct us via proxy to vote differently, we will vote valid proxies FOR the approval of this Item 5.

Under Section 162(m) of the Internal Revenue Code, we generally may not, for federal income tax purposes, deduct from our income the compensation paid during a taxable year to a covered executive, to the extent that their compensation exceeds $1 million. This limitation, however, does not apply to certain performance-based compensation paid to a covered executive if the material terms of the performance goals under which the compensation is determined and paid are disclosed to and approved by the Corporation’s stockholders.

To maintain the availability of the deduction under Section 162(m) for performance-based compensation provided to our covered executives under the plan for an additional five years, our stockholders must approve the performance goals under the plan at the annual meeting. If our stockholders do not approve the performance goals under the Omnibus Incentive Plan, payments made pursuant to the Omnibus Incentive Plan may not qualify for the performance-based exemption to the limitation of our ability to deduct for tax purposes compensation in excess of $1 million paid to covered executives in a taxable year. Stockholders should be aware that we reserve the right to pay bonuses to these covered executives in appropriate circumstances, whether or not such bonuses would be fully deductible for tax purposes.

The statements made in this Item 5 concerning terms and provisions of the Omnibus Incentive Plan are summaries and do not purport to be a complete recitation of the Omnibus Incentive Plan provisions. These statements are qualified in their entirety by express reference to the full text of the Omnibus Incentive Plan. A copy of the Omnibus Incentive Plan is attached to this proxy statement as Annex B and is incorporated by reference herein.

Summary of the Material Terms of the Omnibus Incentive Plan

Purposes. The purposes of the Omnibus Incentive Plan are to promote the interests of the Corporation and our stockholders by (i) attracting and retaining executive personnel and other key employees and directors of outstanding ability; (ii) motivating executive personnel and other key employees and directors by means of performance-related incentives, to achieve longer-range performance goals; and (iii) enabling such individuals to participate in our long-term growth and financial success. Officers and employees of the Corporation and its subsidiaries who are selected by the Human Resources Committee are eligible to participate in the Omnibus Incentive Plan. Our non-employee directors are also eligible to participate in the Omnibus Incentive Plan, subject to selection by the Human Resources Committee.

Awards. The Human Resources Committee may award non-qualified stock options, incentive stock options, stock appreciation rights, shares of restricted stock, restricted stock units, performance shares, performance share units, deferred share units and other stock-based awards to plan participants. 4,000,000 shares of the Corporation’s common stock are reserved for issuance in connection with awards granted under the Omnibus Incentive Plan. Unless otherwise determined by the Human Resources Committee at the time of grant, time-based awards vest in approximately equal installments over four years beginning on the first anniversary of the grant date and performance-based awards vest based on achievement of pre-determined performance goals over performance periods of three years. Awards may be subject to both performance and time-based vesting. The Human Resources Committee may accelerate the vesting of an award at any time.

In any one year, no participant may receive (i) more than 400,000 performance shares, shares of performance-based restricted stock and restricted stock units and performance-based deferred share units, (ii) performance units with a value of more than $10 million or

2017 PROXY STATEMENT

(iii) options, stock appreciation rights or any other award based solely on the increase in value of the Corporation’s common stock covering more than 800,000 shares. The exercise price of options and stock appreciation rights is equal to the closing price per share of the Corporation’s common stock on the New York Stock Exchange on the date of grant.

Dividends. The Human Resources Committee may provide for the payment of dividends on shares of common stock granted in connection with awards or dividend equivalents with respect to any shares of common stock subject to an award that have not actually been issued under the award. However, no dividend equivalents may be paid with respect to any unearned performance shares or performance units.

Termination of Employment. Upon a termination due to death, time-based awards vest in full and performance-based awards vest at target levels, and options and stock appreciation rights remain exercisable for one year. Upon a termination due to disability (as defined in the Omnibus Incentive Plan), time-based awards vest in full and performance-based awards continue to vest in accordance with the original vesting schedule, and options and stock appreciation rights remain exercisable for one year. Upon retirement, a pro-rated portion of time-based awards vest and a pro-rated portion of performance-based awards continue to vest based on actual performance during the applicable performance period, and all awards remain outstanding for 5 years. Upon a termination for cause (as defined in the Omnibus Incentive Plan) or a voluntary termination by a plan participant, all awards, including vested but unexercised awards, are forfeited without payment. Upon an involuntary termination for any reason other than cause, vested awards remain outstanding for 90 days and unvested awards are forfeited.

Change in Control. Upon a change in control (as defined in the Omnibus Incentive Plan), unless otherwise determined by the Human Resources Committee, a participant’s awards will be replaced with awards of the acquiring company having the same or better terms. If there is a change in control and a participant’s employment is terminated for business reasons in the three months prior to or twenty-four months after the change in control, his or her time-based awards will fully vest and performance-based awards will vest to the extent the applicable performance goals have been achieved as of the date of the change in control or the end of the fiscal quarter immediately prior to the date of termination, whichever is greater.

If replacement awards are not available, unless the Human Resources Committee determines otherwise, all time-based awards fully vest and performance-based awards vest to the extent the performance goals related to the award have been achieved as of the date of the change in control. Alternatively, the Human Resources Committee may determine that vested awards will be canceled in exchange for a cash payment (or other form of change in control consideration) based on the value of the change in control payment and that unvested awards will be forfeited. The Human Resources Committee may also accelerate the vesting of any or all awards upon a change in control.

Awards subject to Section 409A of the Internal Revenue Code will vest and be settled upon more narrowly defined change in control events, and in all other change in control events will be replaced by awards of the acquirer (or, where replacement awards are not available, a right to an equivalent cash payment).

Clawbacks. If a participant in the Omnibus Incentive Plan knowingly or grossly negligently engages in financial reporting misconduct, then all awards and gains from the exercise of options or stock appreciation rights in the 12 months prior to the date the misleading financial statements were issued as well as any awards that vested based on the misleading financial statements will be disgorged to the Corporation. In addition, the Corporation may cancel or reduce, or require a participant to forfeit and disgorge to the Corporation or reimburse the Corporation for, any awards granted or vested and any gains earned or accrued, due to the exercise, vesting or settlement of awards or sale of any common stock pursuant to an award under the Omnibus Incentive Plan, to the extent permitted or required by, or pursuant to any Corporation policy implemented as required by, applicable law, regulation or stock exchange rule as may from time to time be in effect.

Performance Goals that May be Applied under the Omnibus Incentive Plan. Performance-based awards under the Omnibus Incentive Plan will be subject to the achievement of performance goals. Performance goals applicable to performance-based awards intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code will be based on the relative or comparative achievement of performance goals based on the total return to the Corporation’s stockholders or one or more of the following criteria, whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies: operating earnings, net earnings, income, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, return on the Corporation’s assets, increase in the Corporation’s earnings or earnings per share, revenue growth, share price performance, return on invested capital, operating income, pre- or post-tax, income, net income, economic value added, cash flow, improvement in or attainment of expense levels, improvement in or attainment of working capital

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levels, return on equity, debt reduction, gross profit, market share, cost reductions, workplace safety goals, workforce satisfaction and diversity goals, employee retention, completion of key projects, strategic plan development and implementation and achievement of synergy targets, and, in the case of persons who are not covered executives, such other criteria as may be determined by the Human Resources Committee. Performance goals may be in respect of the performance of the Corporation or any of its subsidiaries, divisions or business units.

The foregoing goals may exclude any or all “unusual or infrequently occurring items” as determined under U.S. generally accepted accounting principles and as identified in the financial statements, notes to the financial statements or management’s discussion and analysis in the annual report, including, without limitation, the charges or costs associated with closures and restructurings of the Corporation or any participating employer, discontinued operations, unusual or infrequently occurring items, capital gains and losses, dividends, share repurchase, other unusual, infrequently occurring or non-recurring items, and the cumulative effects of accounting changes. Except in the case of awards to covered executives intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, the Human Resources Committee may also adjust the performance goals for any performance period as it deems equitable in recognition of unusual, infrequently occurring or non-recurring events affecting the Corporation, change in applicable tax laws or accounting principles, or such other factors as the Human Resources Committee may determine (including, without limitation, any adjustment that would result in the Corporation paying non-deductible compensation to a participant).

The performance goals with respect to the performance period applicable to awards that are intended to qualify as performance-based compensation under Section 162(m) must be established by the Human Resources Committee within ninety days after the performance period begins (and no later than the date on which a quarter of the performance period has elapsed). In accordance with Section 162(m), prior to the vesting or settlement of any performance award that is intended to qualify as performance-based compensation under Section 162(m), the Human Resources Committee must certify in writing that the applicable performance goals have been satisfied to the extent necessary for such award to qualify as performance-based compensation under Section 162(m).

New Plan Benefits. Awards under the Omnibus Incentive Plan are based on the discretion of the Human Resources Committee and/or the Corporation’s achievement of performance targets established by the Human Resources Committee, and it is not currently possible to determine the amounts of future awards. Accordingly, it is not possible to determine the amounts that will be received by employees participating in the Omnibus Incentive Plan in the future.

Unanimous Recommendation of the Board of Directors; Vote Required

The proposal to approve the performance goals under the plan requires for its approval the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on this proposal. Any abstentions will have the effect of a vote against the proposal.

Please note that if you hold your shares in street name, your broker is not able to vote on your behalf with respect to the approval of the material terms of the performance goals that may apply to performance-based awards under our Omnibus Incentive Plan without specific voting instructions from you. As a result, it is important that, if you are a stockholder in street name, you provide instructions to your broker or vote your shares as provided in this proxy statement.

The Board of Directors unanimously recommends a vote FOR the approval of the material terms of the performance goals that may apply to performance-based awards under our Omnibus Incentive Plan.

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ITEM  6 — APPROVAL OF EQUITY COMPENSATION LIMIT FOR DIRECTORS

UNDER THE AMENDED AND RESTATED DOMTAR CORPORATION

2007 OMNIBUS INCENTIVE PLAN

Our Board of Directors and our stockholder originally adopted the Domtar Corporation 2007 Omnibus Incentive Plan (the “Omnibus Incentive Plan”) on March 7, 2007, and the amended and restated Plan was approved by the stockholders at the annual meeting of May 2, 2012. The Omnibus Incentive Plan is the only equity incentive compensation plan under which we are granting equity-based incentive awards to directors, officers and employees. During 2016, the NCGC completed a review of directors’ compensation and recommended that the value of the equity incentive awards made to our Directors pursuant to the Omnibus Incentive Plan be limited to $500,000 for any given year. The previous limit under the Omnibus Incentive Plan referred to a maximum of 400,000 performance shares, shares of performance-based restricted stock and restricted stock units and performance-based deferred share units in any one year. Accordingly, the Board concluded that it was in the best interests of the Corporation and its stockholders to amend the Omnibus Incentive Plan to limit the value of Deferred Share Unit awards made under the Plan, the only equity incentive awards that are granted to Directors. Our Board approved the following resolution, subject to stockholder approval at this Annual Meeting:

RESOLVED, to amend Section 4(c) of the Omnibus Incentive Plan by adding at the end thereof:

“(v) No Eligible Director may receive Deferred Share Units, other than Elective Deferred Share Units, under the Plan in any one year with a value of more than $500,000 (based upon the Fair Market Value of the underlying shares of Stock on the date of award).”

Unanimous Recommendation of the Board of Directors; Vote Required

The proposal to approve this amendment to the Amended and Restated Domtar Corporation 2007 Omnibus Incentive Plan requires for its approval the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on this proposal. Any abstentions will have the effect of a vote against the proposal.

A copy of the Omnibus Incentive Plan is attached to this proxy statement as Annex B and is incorporated by reference herein.

Please note that if you hold your shares in street name, your broker is not able to vote on your behalf with respect to the approval of this amendment to the Amended and Restated Domtar Corporation 2007 Omnibus Incentive Plan without specific voting instructions from you. As a result, it is important that, if you are a stockholder in street name, you provide instructions to your broker or vote your shares as provided in this proxy statement.

The Board of Directors unanimously recommends a vote FOR the approval of this amendment to the Amended and Restated Domtar Corporation 2007 Omnibus Incentive Plan

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth the number of shares of our stock reserved for issuance under our equity compensation plans as of December 31, 2016:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)		Weighted average exercise price of outstanding options, warrants and rights ($)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (#)
	(a)		(b)		(c)
Equity compensation plans approved by security holders	1,559,801	(1)	$44.39	(2)	1,793,095	(3)
Equity compensation plans not approved by security holders	N/A		N/A		N/A
Total	1,559,801		$44.39		1,793,095

(1)	Represents the total number of shares associated with options, restricted stock units (“RSUs”), performance share units (“PSUs”), deferred share units (“DSUs”) and dividends equivalent units (“DEUs”) outstanding as of December 31, 2016 that may or will be settled in equity. This number assumes that PSUs will vest at the “maximum” performance level, and that any performance requirements applicable to options will be satisfied.
(2)	Represents the weighted average exercise price of options disclosed in column (a).
(3)	Represents the number of shares remaining available for issuance in settlement of future awards under the Omnibus Incentive Plan.

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AUDIT COMMITTEE REPORT CONCERNING FINANCIAL MATTERS

The Audit Committee’s primary responsibility is the oversight of the Corporation’s financial reporting process on behalf of the Board of Directors. Management is responsible for establishing and maintaining the Corporation’s internal controls, for preparing the financial statements, and for the public reporting process. The independent registered public accounting firm is responsible for performing an audit of the Corporation’s financial statements in accordance with generally accepted auditing standards and for issuing a report on its audit. The independent registered public accounting firm also issues a report on the effectiveness of the Corporation’s internal control over financial reporting. The Audit Committee reviews the work of management and has direct responsibility for retention of the independent registered public accounting firm on behalf of the Board of Directors.

On behalf of the Board of Directors, the Audit Committee appointed PricewaterhouseCoopers LLP (“PwC”) as its independent registered public accounting firm to audit the Corporation’s consolidated financial statements and the Corporation’s internal control over financial reporting for the year ended December 31, 2016.

In conjunction with the activities performed by the Audit Committee in its oversight role, it has issued the following report as of February 21, 2017:

(1)	The Audit Committee has reviewed and discussed with management of the Corporation and PwC the audited financial statements as of and for the year ended December 31, 2016. In addition, the Audit Committee reviewed and discussed with management, management’s assessment and report on the effectiveness of the Corporation’s internal controls over financial reporting and PwC’s attestation report on the effectiveness of the Corporation’s internal controls over financial reporting. These discussions included meetings with PwC without representatives of management being present.

(2)	The Audit Committee has discussed with PwC the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 1301 (Communication with Audit Committees) as amended (AICPA, Professional Standards, AU Section 380), and in effect on the date of this report, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

(3)	The Audit Committee has discussed with PwC its independence from the Corporation, and the Audit Committee has received from PwC, as required by applicable requirements of the Public Company Accounting Oversight Board:

(i)	a written disclosure, indicating all relationships, if any, between PwC and its related entities and the Corporation and its related entities which, in PwC’s professional judgment, reasonably may be thought to bear on PwC’s independence, and

(ii)	a letter from PwC confirming that, in its professional judgment, it is independent of the Corporation within the meaning of the securities acts administered by the SEC.

(iii)	The Audit Committee has determined that PwC’s provision of audit and non-audit services to the Corporation is compatible with maintaining auditor independence.

Based on the reviews and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, for filing with the SEC.

THE AUDIT COMMITTEE:

David G. Maffucci, Chair

Robert E. Apple

David J. Illingworth

Mary A. Winston

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The Corporation’s fees for services performed by its independent auditor, PricewaterhouseCoopers LLP, (“PwC”) during fiscal years 2016 and 2015 were:

	2015	2016
Audit fees(1)	$3,104,648	$3,156,553
Audit-related fees(2)	$117.658	$36,631
Tax fees(3)	414,943	$294,218
All other fees(4)	$8,740	$8,929
Total	$3,645,989	$3,496,331

(1)	Audit fees were primarily for services rendered in connection with the audit of the financial statements included in the Annual Report of the Corporation on Form 10-K, and reviews of the financial statements included in the Corporation’s Quarterly Reports on Form 10-Q. Audit fees also include fees for professional services rendered for the audit of the effectiveness of internal control over financial reporting. This caption also includes audit fees for separate audit opinions for stand-alone audits of 100% owned subsidiaries of the Corporation as well as one joint venture.
(2)	Audit related fees for 2016 and 2015 included due diligence services and compliance certifications. 2015 included fees to support security review in SAP systems.
(3)	Tax fees related to tax compliance, tax planning and tax advice.
(4)	The 2016 and 2015 fees included amounts for license fees for an accounting and reporting research tool.

The Audit Committee has established policies requiring its pre-approval of audit and non-audit services provided by the independent registered public accounting firm. The policies require that the Committee annually pre-approve specifically described audit and audit-related services. For the annual pre-approval, the Committee approves categories of audit services and audit-related services, and related fee budgets. For all pre-approvals, the Audit Committee considers whether such services impair the independence of the Corporation’s independent registered public accounting firm. In accordance with its policies, the Audit Committee has delegated pre-approval authority to David G. Maffucci, in his capacity as Chairman of the Audit Committee. All audit and non-audit fees were approved pursuant to the policy in 2016 and 2015.

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ITEM  7 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP (“PwC”) as its independent registered public accounting firm for the Corporation for the year 2017.

PwC has served as the Corporation’s independent registered public accounting firm since 2007. PwC was the independent auditor of Domtar Inc. prior to March 7, 2007.

Although we are not required to have our stockholders ratify the selection of PwC as our independent registered public accounting firm, the Board of Directors requests ratification of this appointment by the stockholders as a matter of good corporate practice. A representative of PwC will be present at the annual meeting with the opportunity to make a statement if he or she so desires and to respond to appropriate questions.

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Corporation in 2017.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Corporation’s directors and executive officers to file reports of ownership and changes in ownership of their equity securities of the Corporation with the SEC and to furnish the Corporation with copies of such reports. Based solely upon a review of Forms 3, 4 and 5 furnished to the Corporation during the fiscal year ended December 31, 2016, no director, officer, beneficial owner of more than 10% of our outstanding common stock, or any other person subject to Section 16 of the Exchange Act, failed to file on a timely basis during the fiscal year ended December 31, 2016.

OTHER BUSINESS

The Board of Directors is not aware of any other matters to be presented at the annual meeting. If any other matter proper for action at the meeting should be presented, the holders of the accompanying proxy will vote the shares represented by the proxy on such matter in accordance with their best judgment. If any matter not proper for action at the meeting should be presented, the holders of the proxy will vote against consideration of the matter or the proposed action.

ANNUAL REPORT FOR 2016

Copies of the Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2016 are being furnished concurrently with this proxy statement to persons who were stockholders of record as of March 10, 2017, the record date for the annual meeting. These materials do not form part of the material for the solicitation of proxies. We hereby incorporate by reference into this proxy statement “Item 10: Directors and Executive Officers of the Registrant” of our annual report on Form 10-K for the fiscal year ended December 31, 2016.

By Order of the Board of Directors,
Razvan L. Theodoru
Vice-President, Corporate Law and Secretary

Fort Mill, South Carolina

March 31, 2017

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Domtar Corporation

Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization.” Management believes these metrics are also useful to measure the operating performance and benchmark with peers within the industry. The Company calculates “Earnings before items” and “EBITDA before items” by excluding the after-tax (pre-tax) effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			2014	2015	2016
Reconciliation of “Earnings before items” to Net earnings
	Net earnings	($)	431	142	128
(+)	Impairment of property, plant and equipment	($)	2	47	22
(+)	Closure and restructuring costs	($)	21	4	25
(+)	Litigation settlement	($)	–	–	2
(-)	Net gains on disposals of property, plant and equipment	($)	–	(12)	–
(+)	Impact of purchase accounting	($)	2	–	1
(-)	Alternative fuel tax credits	($)	(18)	–	–
(+)	Debt refinancing costs	($)	–	30	–
(-)	Internal Revenue Service audit settlement items	($)	(204)	–	–
(=)	Earnings before items	($)	234	211	178
(/)	Weighted avg. number of common and exchangeable shares outstanding (diluted)	(millions)	64.9	63.4	62.7
(=)	Earnings before items per diluted share	($)	3.61	3.33	2.84
Reconciliation of “EBITDA” and “EBITDA before items” to Net earnings
	Net earnings	($)	431	142	128
(+)	Income tax (benefit) expense	($)	(170)	14	29
(+)	Interest expense, net	($)	103	132	66
(=)	Operating income	($)	364	288	223
(+)	Depreciation and amortization	($)	384	359	348
(+)	Impairment of property, plant and equipment	($)	4	77	29
(-)	Net gains on disposals of property, plant and equipment	($)	–	(15)	–
(=)	EBITDA	($)	752	709	600
(/)	Sales	($)	5,563	5,264	5,098
(=)	EBITDA margin	(%)	14%	13%	12%
	EBITDA	($)	752	709	600
(-)	Alternative fuel tax credits	($)	(18)	–	–
(+)	Closure and restructuring costs	($)	28	4	32
(+)	Impact of purchase accounting	($)	3	–	1
(+)	Litigation settlement	($)	–	–	2
(=)	EBITDA before items	($)	765	713	635
(/)	Sales	($)	5,563	5,264	5,098
(=)	EBITDA margin before items	(%)	14%	14%	12%

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			2014	2015	2016
Reconciliation of “Free cash flow” to Cash flow from operating activities
	Cash flow from operating activities	($)	634	453	465
(-)	Additions to property, plant and equipment	($)	(236)	(289)	(347)
(=)	Free cash flow	($)	398	164	118
“Net debt-to-total capitalization” computation
	Bank indebtedness	($)	10	–	12
(+)	Long-term debt due within one year	($)	169	41	63
(+)	Long-term debt	($)	1,171	1,210	1,218
(=)	Debt	($)	1,350	1,251	1,293
(-)	Cash and cash equivalents	($)	(174)	(126)	(125)
(=)	Net debt	($)	1,176	1,125	1,168
(+)	Shareholders’ equity	($)	2,890	2,652	2,676
(=)	Total capitalization	($)	4,066	3,777	3,844
	Net debt	($)	1,176	1,125	1,168
(/)	Total capitalization	($)	4,066	3,777	3,844
(=)	Net debt-to-total capitalization	(%)	29%	30%	30%

“Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Net earnings, Operating income or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

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Domtar Corporation

Reconciliation of Non-GAAP Financial Measures by Segment

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”), financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics are useful to understand our operating performance and benchmark with peers within the industry. The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			Pulp and Paper			Personal Care[1]			Corporate
			2014	2015	2016	2014	2015	2016	2014	2015	2016

Reconciliation of Operating income (loss) to “Operating income (loss) before items”
	Operating income (loss)	($)	352	270	217	49	61	57	(37)	(43)	(51)
(+)	Impairment of property, plant and equipment	($)	4	77	29	–	–	–	–	–	–
(-)	Net gains on disposal of property, plant and equipment	($)	–	(14)	–	–	–	–	–	(1)	–
(-)	Alternative fuel tax credits	($)	–	–	–	–	–	–	(18)	–	–
(+)	Litigation settlement	($)	–	–	–	–	–	–	–	–	2
(+)	Closure and restructuring costs	($)	27	3	31	1	1	1	–	–	–
(+)	Impact of purchase accounting	($)	–	–	–	3	–	1	–	–	–
(=)	Operating income (loss) before items	($)	383	336	277	53	62	59	(55)	(44)	(49)

Reconciliation of “Operating income (loss) before items” to “EBITDA before items”
	Operating income (loss) before items	($)	383	336	277	53	62	59	(55)	(44)	(49)
(+)	Depreciation and amortization	($)	319	297	284	65	62	64	–	–	–
(=)	EBITDA before items	($)	702	633	561	118	124	123	(55)	(44)	(49)
(/)	Sales	($)	4,674	4,458	4,239	928	869	917	–	–	–
(=)	EBITDA margin before items	(%)	15%	14%	13%	13%	14%	13%	–	–	–

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

(1)	On January 2, 2014, the Company acquired 100% of the shares of Laboratorios Indas, S.A.U. in Spain.
On October 1, 2016, the Company acquired 100% of the shares of Home Delivery Incontinent Supplies Co. in the United States.

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ANNEX A

DOMTAR CORPORATION

ANNUAL INCENTIVE PLAN FOR MEMBERS OF THE MANAGEMENT COMMITTEE

SECTION 1. PURPOSE

The purposes of the Plan are to enable the Company and its Subsidiaries to attract, retain, motivate and reward the best qualified executive officers by providing them with the opportunity to earn competitive compensation directly linked to the Company’s performance.

SECTION 2. DEFINITIONS

Unless the context requires otherwise; the following words as used in the Plan shall have the meanings ascribed to each below, it being understood that masculine, feminine and neuter pronouns are used interchangeably and that each comprehends the others.

(a) “Act” means the Securities and Exchange Act of 1934, as amended.

(b) “Board” means the Board of Directors of the Company.

(c) “Committee” means the Human Resources and Compensation Committee of the Board or such other committee of the Board as the Board shall designate from time to time, consisting of two or more members, each of whom is an “independent” director under New York Stock Exchange Listing requirements, a “Non-Employee Director” within the meaning of Rule 16b-3, as promulgated under the Act, and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

(d)	“Company” means Domtar Corporation.

(e)	“Covered Employee” shall have the meaning set forth in Section 162(m).

(f) “Executive Officer” means a member of the Company’s Management Committee, as appointed from time to time by the Board of Directors upon recommendation of the Committee after consultation with the President and Chief Executive Officer.

(g)	“Omnibus Plan” means the Amended and Restated Domtar Corporation 2007 Omnibus Incentive Plan.

(h) “Participant” means each Executive Officer of the Company and Covered Employee, as well as any former member of the Management Committee who retained Management Committee-level benefits and is still employed by the Company.

(i) “Performance Period” means each fiscal year or another period as designated by the Committee, so long as such period does not exceed one year.

(j) “Plan” means this Domtar Corporation Annual Incentive Plan, as set forth herein and as may hereafter be amended from time to time.

(k) “Section 162(m)” means Section 162(m) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

(l) “Subsidiary” means any business entity in which the Company owns, directly or indirectly, fifty percent (50%) or more of the total combined voting power of all classes of stock entitled to vote, and any other business organization, regardless of form, in which the Company possesses, directly or indirectly, 50% or more of the total combined equity interests.

SECTION 3. ADMINISTRATION

The Committee shall administer and interpret the Plan, provided that, in no event, shall the Plan be interpreted in a manner which would cause any award intended to be qualified as performance based compensation under Section 162(m) to fail to so qualify. The Committee shall establish the performance objectives for any fiscal year or other Performance Period determined by the Committee in accordance

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with Section 4 and certify whether such performance objectives have been obtained. Any determination made by the Committee under the Plan shall be final and conclusive. The Committee may employ such legal counsel, consultants and agents (including counsel or agents who are employees of the Company or a Subsidiary) as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant or agent and any computation received from such consultant or agent. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company. No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan other than as a result of such individual’s willful misconduct.

SECTION 4. BONUSES

(a) Performance Criteria. Within 90 days after each Performance Period begins (or such other date as may be required or permitted under Section 162(m)) but not later than the date on which 25% of the performance period has lapsed, the Committee shall establish the performance objective or objectives that must be satisfied in order for a Participant to receive a bonus award for such Performance Period. Unless the Committee determines at the time of grant not to qualify the award as performance-based compensation under Section 162(m), any such performance objectives will be based upon the relative or comparative achievement of one or more of the following criteria, whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies, as determined by the Committee for the Performance Period: operating earnings, net earnings, income, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, total shareholder return, return on the Company’s assets, increase in the Company’s earnings or earnings per share, revenue growth, share price performance, return on invested capital, operating income, pre- or post-tax, income, net income, economic value added, cash flow, improvement in or attainment of expense levels, improvement in or attainment of working capital levels, return on equity, debt reduction, gross profit, market share, cost reductions, workplace safety goals, workforce satisfaction and diversity goals, employee retention, completion of key projects, strategic plan development, and implementation and achievement of synergy targets. Performance Goals may be established on a Company-wide basis or with respect to one or more business units, divisions, Subsidiaries, or products; and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.

When establishing Performance Goals for a Performance Period, the Committee may exclude any or all “unusual or infrequently occuring items” as determined under U.S. generally accepted accounting principles and as identified in the financial statements, notes to the financial statements or management’s discussion and analysis in the annual report, including, without limitation, the charges or costs associated with closures and restructurings of the Company or any Subsidiary, discontinued operations, unusual or infrequently occurring items, capital gains and losses, dividends, share repurchase, other unusual, infrequently occuring or non-recurring items, and the cumulative effects of accounting changes. Except in the case of Awards to Executive Officers intended to be “other performance-based compensation” under Section 162(m)(4) of the Code, the Committee may also adjust the Performance Goals for any Performance Cycle as it deems equitable in recognition of unusual, infrequently occuring or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine (including, without limitation, any adjustments that would result in the Company paying non-deductible compensation to a Participant).

(b) Maximum Amount Payable. If the Committee certifies in writing that any of the performance objectives established for the relevant Performance Period under Section 4(a) has been satisfied, and subject to Section 4(c) or applicable law, each Participant who is employed by the Company or one of its Subsidiaries on the last day of the Performance Period for which the bonus is payable shall be entitled to receive an annual bonus in an amount not to exceed $5,000,000. If a Participant’s employment terminates for any reason other than resignation or for Cause (as such term is defined in the Omnibus Plan) (including, without limitation, his or her death, disability or retirement as these terms may be defined in the Omnibus Plan) prior to the last day of the Performance Period for which the bonus is payable, the maximum bonus payable to such Participant under the preceding sentence shall be multiplied by a fraction, the numerator of which is the number of days that have elapsed during the Performance Period in which the termination occurs prior to and including the date of the Participant’s termination of employment and the denominator of which is the total number of days in the Performance Period.

(c) Termination of Employment. Unless otherwise determined by the Committee in its sole discretion at the time the performance criteria are selected for a particular Performance Period in accordance with Section 4(a), if a Participant’s employment terminates for any reason prior to the date on which the award is paid hereunder, such Participant shall not earn and shall forfeit all rights to any and all awards

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which have not yet been paid under the Plan; provided that if a Participant’s employment terminates as a result of death, disability or retirement (as these terms may be defined in the Omnibus Plan) the Committee shall give consideration at its sole discretion to the payment of a full or partial bonus with regard to, respectively, the entirety or portion of the Performance Period worked. Notwithstanding the foregoing, if a Participant’s employment terminates for any reason prior to the date on which the award is paid hereunder, the Committee, in its discretion, may waive any forfeiture pursuant to Section 4 in whole or in part. The Committee has exercised such discretion in the Severance Program for Management Committee Members.

(d) Negative Discretion. Notwithstanding anything else contained in Section 4(b) to the contrary, the Committee shall have the right, in its absolute discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under Section 4(b) based on individual performance or any other factors that the Committee, in its discretion, shall deem appropriate and (ii) to establish rules or procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized under Section 4(b).

(e) Compensation Clawbacks. The Company may cancel or reduce, or require a Participant to forfeit and disgorge to the Company or reimburse the Company for, any bonus awards granted or paid under the Plan, to the extent permitted or required by, or pursuant to any Company policy implemented as required by, applicable law, regulation or stock exchange rule as from time to time may be in effect (including but not limited to The Dodd–Frank Wall Street Reform and Consumer Protection Act and regulations and stock exchange rules promulgated pursuant to or as a result of such Act).

SECTION 5. PAYMENT

Except as otherwise provided hereunder, payment of any bonus amount determined under Section 4 shall be made to each Participant as soon as practicable after the Committee certifies that one or more of the applicable performance objectives have been attained (or, in the case of any bonus payable under the provisions of Section 4(d), after the Committee determines the amount of any such bonus) and in any event within two and a half months of the end of the fiscal year in which the Performance Period ends.

SECTION 6. FORM OF PAYMENT

The Committee shall determine whether any bonus payable under the Plan is payable in cash, in shares of Common Stock or in any combination thereof. Awards of shares under this Plan may be issued under the Omnibus Plan in forms including, without limitation, Restricted Stock and Restricted Stock Units. The Committee shall have the right to impose whatever conditions it deems appropriate with respect to the award of shares of Common Stock, including conditioning the vesting of such shares on the performance of additional service.

SECTION 7. GENERAL PROVISIONS

(a) Effectiveness of the Plan. The Plan shall be effective with respect to Performance Periods beginning on or after March 7, 2007 and ending on or before December 31, 2012, unless the term hereof is extended by action of the Board, subject in the case of years after 2012 to approval by the Company’s shareholders at or before its 2013 annual meeting of shareholders. Upon approval by the Company’s shareholders at or before its 2013 annual meeting of shareholders and at each additional meeting of shareholders at which this Plan is approved by the Company’s shareholders, the Performance Periods and the term hereof shall be extended for an additional five years.

(b) Amendment and Termination. Notwithstanding Section 7(a), the Board or the Committee may at any time amend, suspend, discontinue or terminate the Plan; provided; however, that no such action shall be effective without approval by the shareholders of the Company to the extent necessary to continue to qualify the amounts payable hereunder to Covered Employees as performance-based compensation under Section 162(m).

(c) Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant’s death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a

2017 PROXY STATEMENT

form approved by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate. If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be payable in equal shares, unless the Participant has designated otherwise.

(d) No Right of Continued Employment. Nothing in this Plan shall be construed as conferring upon any Participant any right to continue in the employment of the Company or any of its Subsidiaries.

(e) No Limitation on Corporate Actions. Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on any awards made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

(f) Non-alienation of Benefits. Except as expressly provided herein, no Participant or beneficiary shall have the power or right to transfer, anticipate, or otherwise encumber the Participant’s interest under the Plan. The Company’s obligations under this Plan are not assignable or transferable except to (i) a corporation which acquires all or substantially all of the Company’s assets or (ii) any corporation into which the Company may be merged or consolidated. The provisions of the Plan shall inure to the benefit of each Participant and the Participant’s beneficiaries; heirs, executors, administrators or successors in interest.

(g) Withholding. Any amount payable to a Participant or a beneficiary under this Plan shall be subject to any applicable Federal, state and local income and employment taxes and any other amounts that the Company or a Subsidiary is required at law to deduct and withhold from such payment.

(h) Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

(i) Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to the principles of conflict of laws.

(j) Headings. Headings are inserted in this Plan for convenience of reference only and are to be ignored in a construction of the provisions of the Plan.

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ANNEX B

THE AMENDED AND RESTATED DOMTAR CORPORATION 2007 OMNIBUS INCENTIVE PLAN

SECTION 1. PURPOSE

The purposes of The Domtar Corporation 2007 Omnibus Incentive Plan (the “Plan”) are to promote the interests of Domtar Corporation and its shareholders by (i) attracting and retaining executive personnel and other key employees and directors of outstanding ability; (ii) motivating executive personnel and other key employees and directors by means of performance-related incentives, to achieve longer-range performance goals; and (iii) enabling such individuals to participate in the long-term growth and financial success of Domtar Corporation.

SECTION 2. DEFINITIONS

(a) Certain Definitions. Capitalized terms used herein without definition shall have the respective meanings set forth below:

“Act” means the Securities Exchange Act of 1934, as amended.

“Adjustment Event” has the meaning given in Section 4(d).

“Affiliate” means, (i) for purposes of Incentive Stock Options, any corporation that is a “parent corporation” (as defined in Section 424(e) of the Code) or a “subsidiary corporation” (as defined in Section 424(e) of the Code) of the Company, and (ii) for all other purposes, with respect to any person, any other person that (directly or indirectly) is controlled by, controlling or under common control with such person.

“Award” means any grant or award made pursuant to Sections 5 through 10 inclusive.

“Award Agreement” means an agreement between the Company and a Participant, setting out the terms and conditions relating to an Award granted under the Plan.

“Board of Directors” means the Board of Directors of the Company.

“Canadian Taxpayer” means a Participant liable to pay income taxes in Canada pursuant to the receipt of an Award under the Plan.

“Cause” means (i) the willful failure by the Participant to perform substantially his duties as an Employee of the Company or any Subsidiary (other than due to physical or mental illness), (ii) the Participant’s engaging in willful or serious misconduct that has caused or could reasonably be expected to be injurious to the Company or any Subsidiary in any way, including, but not limited to, by way of damage to their respective reputations or standings in their respective industries, (iii) the Participant’s breach of fiduciary duty or fraud with respect to the Company or any Affiliate of the Company, (iv) the Participant’s having been indicted for or convicted of, or entered a plea of guilty or nolo contendere to, a crime that constitutes a felony or (v) the breach by the Participant of any written covenant or agreement with the Company or any Subsidiary not to disclose or misuse any information pertaining to, or misuse any property of, the Company or any Subsidiary or not to compete or interfere with the company or any Subsidiary; (vi) violation of any written policy, program or code of the Company or any Subsidiary or (vii) the commission by the Participant of an act of fraud or embezzlement against the Company or any of its Subsidiaries; provided that if a Participant is a party to an employment or individual severance agreement with an Employer that defines the term “Cause” then, with respect to any Award made to such Participant, “Cause” shall have the meaning set forth in such employment or severance agreement. In addition, a Participant’s service shall be deemed to have terminated for Cause if, after a Participant’s service has terminated (for a reason other than Cause), facts and circumstances are discovered that would have justified a termination for Cause.

“Change in Control” shall be deemed to have occurred if:

(i) any person (within the meaning of Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), including any group (within the meaning of Rule 13d-5(b) under the Exchange Act), but excluding any of the Company, any Subsidiary or any employee benefit plan sponsored or maintained by the Company or any Subsidiary, acquires “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined Voting Power (as defined below) of the Company’s securities;

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(ii) within any 12-month period, the persons who were directors of the Company at the beginning of such period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided, however, that any director elected to the Board, or nominated for election, by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this subclause (ii); or

(iii) upon the consummation of a merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of the Company which has been approved by the shareholders of the Company (a “Corporate Event”), and immediately following the consummation of which the stockholders of the Company immediately prior to such Corporate Event do not hold, directly or indirectly, a majority of the Voting Power of (x) in the case of a merger or consolidation, the surviving or resulting corporation, (y) in the case of a share exchange, the acquiring corporation or (z) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant Corporate Event, holds more than one-half of the gross fair market value of the consolidated assets of the Company immediately prior to such Corporate Event;

provided, that if a Participant is a party to an employment or individual severance agreement with an Employer that defines the term “Change in Control” then, with respect to any Award made to such Participant, “Change in Control” shall have the meaning set forth in such employment or severance agreement.

“Change in Control Price” means the highest price per share of Stock offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of the Stock on any of the 30 trading days immediately preceding the date on which a Change in Control occurs.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Human Resources Committee of the Board or such other committee of the Board as the Board shall designate from time to time, consisting of two or more members, each of whom is an “independent” director under New York Stock Exchange Listing requirements, a “Non-Employee Director” within the meaning of Rule 16b-3, as promulgated under the Act, and an “outside director” within the meaning of section 162(m) of the Code and the Treasury Regulations promulgated thereunder.

“Company” means Domtar Corporation, a Delaware corporation, and any successor thereto.

“Covered Employee” means any “covered employee” as defined in Section 162(m)(3) of the Code.

“Deferred Share Unit” means a unit credited to a participant’s account in the books of the Company under Section 9 that represents the right to receive cash or Stock equal to the Fair Market Value of one share of Stock on settlement of the account.

“Designated Beneficiary” means the beneficiary designated by the Participant, in a manner determined by the Committee, to receive amounts due the Participant in the event of the Participant’s death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant’s estate.

“Disability” means, unless another definition is incorporated into the applicable Award Agreement, Disability as specified under the Company’s long-term disability insurance policy and any other termination of a Participant’s employment or service under such circumstances that the Committee determines to qualify as a Disability for purposes of this Plan; provided, that if a Participant is a party to an employment or individual severance agreement with an Employer that defines the term “Disability” then, with respect to any Award made to such Participant, “Disability” shall have the meaning set forth in such agreement; provided, further, that in the case of any award subject to Section 409A of the Code, Disability shall have the meaning set forth in Section 409A of the Code.

“Dividend Equivalent” means the right, granted under Section 11 of the Plan, to receive payments in cash or in shares of Stock, based on dividends with respect to shares of Stock.

“Elective Deferred Share Unit” shall have the meaning set forth in Section 9(a).

“Eligible Director” means a member of the Board who is not an Employee.

“Effective Date” means the date, following adoption of this Plan by the Board of Directors, on which this Plan is approved by a majority of the votes cast at a duly constituted meeting of the shareholders of the Company.

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“Employee” means any officer or employee of the Company or any Subsidiary (as determined by the Committee in its sole discretion).

“Employer” means the Company and any Subsidiary, and, in the discretion of the Committee, may also mean any business organization that is an Affiliate (i.e., an Affiliate corporation at least 20% of whose outstanding voting securities are owned by the Company and its Subsidiaries).

“Executive Officer” means any “officer” within the meaning of Rule 16(a)-1(f) promulgated under the Act or any Covered Employee.

“Fair Market Value” means, on any date, the closing price of the Stock as reported on the consolidated tape of the New York Stock Exchange (or on such other recognized quotation system on which the trading prices of the Stock are quoted at the relevant time) on such date. In the event that there are no Stock transactions reported on such tape (or such other system) on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Stock transactions were so reported.

“Freestanding SAR” means a stock appreciation right granted independently of any Options.

“Incentive Stock Option” means a stock option granted under Section 7 of the Plan that is designated as an Incentive Stock Option that is intended to meet the requirements of Section 422 of the Code.

“New Employer” means, after a Change in Control, a Participant’s employer, or any direct or indirect parent or any direct or indirect majority-owned subsidiary of such employer.

“Non-statutory Stock Option” means a stock option granted under Section 7 of the Plan that is not intended to be an Incentive Stock Option.

“Non-U.S. Award” has the meaning given in Section 3(f).

“Option” means an Incentive Stock Option or a Non-statutory Stock Option.

“Participant” means an Employee or Eligible Director who is selected by the Committee to receive an Award under the Plan.

“Performance Award” means Performance Shares, Performance Units and all other Awards that vest (in whole or in part) upon the achievement of specified Performance Goals.

“Performance Cycle” means the period of time selected by the Committee during which performance is measured for the purpose of determining the extent to which a Performance Award has been earned or vested.

“Performance Goals” means the objectives established by the Committee for a Performance Cycle pursuant to Section 5(c) for the purpose of determining the extent to which a Performance Award has been earned or vested.

“Performance Share” means an Award granted pursuant to Section 5 of the Plan of a contractual right to receive a share of Stock (or the cash equivalent thereof) upon the achievement, in whole or in part, of the applicable Performance Goals.

“Performance Unit” means a dollar denominated unit (or a unit denominated in the Participant’s local currency) granted pursuant to Section 5 of the Plan, payable upon the achievement, in whole or in part, of the applicable Performance Goals.

“Restriction Period” means the period of time selected by the Committee during which a grant of Restricted Stock, Restricted Stock Units and Deferred Share Units, as the case may be, is subject to forfeiture and/or restrictions on transfer pursuant to the terms of the Plan.

“Restricted Stock” means shares of Stock contingently granted to a Participant under Section 6 of the Plan.

“Restricted Stock Unit” means a stock denominated unit contingently awarded under Section 6 of the Plan.

“Retirement” means, unless another definition is incorporated into the applicable Award Agreement, a termination of the Participant’s employment or service at or after the Participant reaches age 65 or the Participant reaches age 55 with at least 10 years of service; provided that if a Participant is a party to an employment or individual severance agreement with an Employer that defines the term “Retirement” then, with respect to any Award made to such Participant, “Retirement” shall have the meaning set forth in such employment or severance agreement.

“Section 409A of the Code” Section 409A of the Code and the applicable rules, regulations and guidance promulgated thereunder.

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“Service” means, with respect to Employees, continued employment with the Company and its Subsidiaries or, with respect to Eligible Directors, service on the Board of Directors.

“Service Award” means an Award that vests solely based on the passage of time or continued Service over a fixed period of time.

“Specified Award” means an Award of non-qualified deferred compensation within the meaning of and that is subject to Section 409A of the Code.

“Specified Change in Control” means (i) a Corporate Event in which the stockholders of the Company immediately prior to such Corporate Event do not hold, directly or indirectly, at least 25% of the Voting Power of (x) in the case of a merger or consolidation, the surviving or resulting corporation, (y) in the case of a share exchange, the acquiring corporation or (z) in the case of a division or a sale or other disposition of assets, the surviving, resulting or acquiring corporations which, immediately following the relevant Corporate Event, hold more than one-half of the gross fair market value of the consolidated assets of the Company immediately prior to such Corporate Event; or (ii) the direct or indirect acquisition by any person (within the meaning of Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), including any group (within the meaning of Rule 13d-5(b) under the Exchange Act), but excluding any of the Company, any Subsidiary or any employee benefit plan sponsored or maintained by the Company or any Subsidiary, of “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 75% or more of the combined Voting Power of the Company’s securities; in each case which is (x) a Change in Control and (y) a “change in control” within the meaning of Section 409A of the Code.

“Specified Employee” means (i) if the Company has not adopted a specified employee policy, any Participant qualifying, on the date of such Participant’s Termination of Service, as a “specified employee” as defined in Section 409A of the Code and (ii) if the Company has in place a specified employee policy, any Participant qualifying as a “specified employee” under such policy as in effect on the date of such Participant’s Termination of Service.

“Stock” means the common stock of the Company, par value $0.01 per share.

“Stock Appreciation Right” or “SAR” means the right to receive a payment from the Company in cash and/or shares of Stock equal to the product of (i) the excess, if any, of the Fair Market Value of one share of Stock on the exercise date over a specified price fixed by the Committee on the grant date, multiplied by (ii) a stated number of shares of Stock.

“Subplan” has the meaning given in Section 3(f).

“Subsidiary” means any business entity in which the Company owns, directly or indirectly, fifty percent (50%) or more of the total combined voting power of all classes of stock entitled to vote, and any other business organization, regardless of form, in which the Company possesses, directly or indirectly, 50% or more of the total combined equity interests in such organization.

“Termination for Business Reasons” means (i) termination of a Participant’s employment or service by the Participant’s Employer or New Employer due to the fact that (x) the Employer or New Employer has ceased or intends to cease (A) to carry on the business or function for the purpose of which the Participant was employed or otherwise provided services, or (B) to carry on that business or function in the place the Participant was employed or otherwise provided services or (y) the requirements of that business (A) for employees to carry out work of a particular kind, or (B) to carry out the work in the place where the Participant was employed or otherwise provided services, have ceased or diminished or are expected to cease or diminish, and, in each case, which is beyond the Participant’s control (other than a termination for Cause or by reason of death, Retirement or Disability); (ii) termination of employment or service by the Participant as a result of (x) the Employer or New Employer requiring the Participant to work in an office which is more than 75 miles from the location of the Employer’s current principal executive office or the location where the Participant is employed or otherwise provides services immediately prior to such termination (subject to such reasonable travel as the performance of Participant’s duties and the business of the Employer may require), or (y) a material diminution in Participant’s compensation or duties; or (iii) in the case of a Participant who is a non-employee director, a termination of such Participant’s service as a director of the Company or any successor entity thereto by the Company or any successor entity thereto (other than a termination by reason of death, Retirement or Disability) in connection with a Change in Control.

“Termination of Service” means with respect to an Eligible Director, the date upon which such Eligible Director ceases to be a member of the Board and, with respect to an Employee, the date the Participant ceases to be an Employee, including, with respect to the provisions of Section 9 applicable to a Canadian Taxpayer, due to a Termination for Business Reasons; provided, that, with respect to

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any Specified Award, Termination of Service shall mean “separation from service”, as defined in Section 409A of the Code and the rules, regulations and guidance promulgated thereunder.

“Voting Power” when used in the definition of Change in Control shall mean such specified number of the Voting Securities as shall enable the holders thereof to cast such percentage of all the votes which could be cast in an annual election of directors and “Voting Securities” shall mean all securities of a company entitling the holders thereof to vote in an annual election of directors.

(b) Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

SECTION 3. POWERS OF THE COMMITTEE

(a) Eligibility. Each Employee (including any officer of the Company) and Eligible Director who, in the opinion of the Committee, has the capacity to contribute to the successful performance of the Company, is eligible to be a Participant in the Plan.

(b) Power to Grant and Establish Terms of Awards. The Committee shall have the discretionary authority, subject to the terms of the Plan, to determine the Employees and Eligible Directors, if any, to whom Awards shall be granted, the type or types of Awards to be granted, and the terms and conditions of any and all Awards including, without limitation, the number of shares of Stock subject to an Award, the time or times at which Awards shall be granted, and the terms and conditions of applicable Award Agreements. The Committee may establish different terms and conditions for different types of Awards, for different Participants receiving the same type of Award, and for the same Participant for each type of Award such Participant may receive, whether or not granted at the same or different times.

(c) Administration. The Plan shall be administered by the Committee. The Committee shall have sole and complete authority and discretion to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time deem advisable, and to interpret the terms and provisions of the Plan. The Committee’s decisions (including any failure to make decisions) shall be binding upon all persons, including the Company, shareholders, Employers and each Employee, Director, Participant or Designated Beneficiary, and shall be given deference in any proceeding with respect thereto.

(d) Delegation by the Committee. The Committee may delegate to the Chief Executive Officer of the Company the power and authority to make Awards to Participants who are not “insiders” subject to Section 16(b) of the Act, pursuant to such conditions and limitations as the Committee may establish. The Committee may also appoint agents (who may be officers or employees of the Company) to assist in the administration of the Plan and may grant authority to such persons to execute agreements, including Award Agreements, or other documents on its behalf. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company.

(e) Restrictive Covenants and Other Conditions. Without limiting the generality of the foregoing, the Committee may condition the grant of any Award under the Plan upon the Participant to whom such Award would be granted agreeing in writing to certain conditions (such as restrictions on the ability to transfer the underlying shares of Stock) or covenants in favor of the Company and/or one or more Affiliates thereof (including, without limitation, covenants not to compete, not to solicit employees and customers and not to disclose confidential information, that may have effect following the Termination of Service and after the Stock subject to the Award has been transferred to the Participant), including, without limitation, the requirement that the Participant disgorge any profit, gain or other benefit received in respect of the Award prior to any breach of any such covenant.

(f) Participants Based Outside the United States. To conform with the provisions of local laws and regulations, or with local compensation practices and policies, in foreign countries in which the Company or any of its Subsidiaries or Affiliates operate, but subject to the limitations set forth herein regarding the maximum number of shares issuable hereunder and the maximum award to any single Participant, the Committee may (i) modify the terms and conditions of Awards granted to Participants employed outside the United States (“Non-US Awards”), (ii) establish subplans with modified exercise procedures and such other modifications as may be necessary or advisable under the circumstances (“Subplans”), and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan. The Committee’s decision to grant Non-US Awards or to establish Subplans is entirely voluntary, and at the complete discretion of the Committee. The Committee may

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amend, modify or terminate any Subplans at any time, and such amendment, modification or termination may be made without prior notice to the Participants. The Company, Subsidiaries, Affiliates and members of the Committee shall not incur any liability of any kind to any Participant as a result of any change, amendment or termination of any Subplan at any time. The benefits and rights provided under any Subplan or by any Non-US Award (i) are wholly discretionary and, although provided by either the Company, a Subsidiary or Affiliate, do not constitute regular or periodic payments and (ii) are not to be considered part of the Participant’s salary or compensation under the Participant’s employment with the Participant’s local employer for purposes of calculating any severance, resignation, redundancy or other end of service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement benefits, or any other payments, benefits or rights of any kind. If a Subplan is terminated, the Committee may direct the payment of Non-US Awards (or direct the deferral of payments whose amount shall be determined) prior to the dates on which payments would otherwise have been made, and, in the Committee’s discretion, such payments may be made in a lump sum or in installments.

SECTION 4. MAXIMUM AMOUNT AVAILABLE FOR AWARDS

(a) Number. Subject in all cases to the provisions of this Section 4, the maximum number of shares of Stock that are available for Awards shall be 4,000,000 shares of Stock. Notwithstanding the provisions of Section 4(b), the maximum number of shares of Stock that may be issued in respect of Incentive Stock Options shall not exceed 4,000,000 shares. Shares of Stock may be made available from Stock held in treasury or authorized but unissued shares of the Company not reserved for any other purpose.

(b) Canceled, Terminated, or Forfeited Awards, etc. Any shares of Stock subject to an Award which for any reason expires without having been exercised, is canceled or terminated or otherwise is settled without the issuance of any Stock shall again be available for grant under the Plan. If a Stock Appreciation Right is granted in tandem with an Option so that only one may be exercised with the other being surrendered in such exercise in accordance with Section 8(b), the number of shares subject to the tandem Option and Stock Appreciation Right shall only be taken into account once (and not as to both awards). Shares of Stock subject to Awards that are assumed, converted or substituted pursuant to an Adjustment Event will not further reduce the maximum limitation set forth in Section 4(a).

(c) Individual Award Limitations. Subject to Sections 4(b) and 4(d), the following individual Award limits shall apply:

(i) No Participant may receive the right to more than 400,000 Performance Shares, shares of performance-based Restricted Stock and Restricted Stock Units and performance-based Deferred Share Units under the Plan in any one year.

(ii) No Participant may receive the right to Performance Units under the Plan in any one year with a value of more than $10 million (or the equivalent of such amount denominated in the Participant’s local currency).

(iii) No Participant may receive Options, SARs or any other Award based solely on the increase in value of Stock on more than 800,000 shares of Stock under the Plan in any one year.

(iv) The aggregate Fair Market Value of the shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000.

(v) No Eligible Director many receive Deferred Share Units, other than Elective Deferred Share Units, under the Plan in any one year with a value of more than $500,000 (based upon the Fair Market Value of the underlying shares of Stock on the date of award).

(d) Adjustment in Capitalization. The number and kind of shares of Stock available for issuance under the Plan and the number, class, exercise price, Performance Goals or other terms of any outstanding Award shall be adjusted by the Board to reflect any extraordinary dividend, stock dividend, stock split or share combination or any recapitalization, business combination, merger, consolidation, spin-off, exchange of shares, liquidation or dissolution of the Company or other similar transaction affecting the Stock (any such transaction or event, an “Adjustment Event”) in such manner as it determines in its sole discretion.

(e) Prohibition Against Repricing. Except to the extent (i) approved in advance by holders of a majority of the shares of the Company entitled to vote generally in the election of directors or (ii) as a result of any Adjustment Event, the Committee shall not have the power or authority to reduce, whether through amendment or otherwise, the exercise price of any outstanding Option or base price of any outstanding Stock Appreciation Right or to grant any new Award, or make any cash payment, in substitution for or upon the cancellation of Options or Stock Appreciation Rights previously granted.

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SECTION 5. PERFORMANCE SHARES AND PERFORMANCE UNITS

(a) Generally. The Committee shall have the authority to determine the Participants who shall receive Performance Shares and Performance Units, the number of Performance Shares and the number and value of Performance Units each Participant receives for each or any Performance Cycle, and the Performance Goals applicable in respect of such Performance Shares and Performance Units for each Performance Cycle. Any adjustments to such Performance Goals shall be approved by the Committee. The Committee shall determine the duration of each Performance Cycle (the duration of Performance Cycles may differ from each other), and there may be more than one Performance Cycle in existence at any one time. Unless otherwise determined by the Committee, the Performance Cycle for Performance Shares and Performance Units shall be three years. Performance Shares and Performance Units shall be evidenced by an Award Agreement that shall specify the number of Performance Shares and the number and value of Performance Units awarded to the Participant, the Performance Goals applicable thereto, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine. No shares of Stock will be issued at the time an Award of Performance Shares is made, and the Company shall not be required to set aside a fund for the payment of Performance Shares or Performance Units. No dividends shall be paid on unearned Performance Shares.

(b) Earned Performance Shares and Performance Units. Performance Shares and Performance Units shall become earned, in whole or in part, based upon the attainment of specified Performance Goals or the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either at or after the grant date. In addition to the achievement of the specified Performance Goals, the Committee may, at the grant date, condition payment of Performance Shares and Performance Units on such conditions as the Committee shall specify. The Committee may also require the completion of a minimum period of service (in addition to the achievement of any applicable Performance Goals) as a condition to the vesting of any Performance Share or Performance Unit Award.

(c) Performance Goals. At the discretion of the Committee, Performance Goals may be based on the total return to the Company’s shareholders, inclusive of dividends paid, during the applicable Performance Cycle (determined either in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies), or upon the relative or comparative attainment of one or more of the following criteria, whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies: operating earnings, net earnings, income, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, return on the Company’s assets, increase in the Company’s earnings or earnings per share, revenue growth, share price performance, return on invested capital, operating income, pre- or post-tax, income, net income, economic value added, cash flow, improvement in or attainment of expense levels, improvement in or attainment of working capital levels, return on equity, debt reduction, gross profit, market share, cost reductions, workplace safety goals, workforce satisfaction and diversity goals, employee retention, completion of key projects, strategic plan development and implementation and achievement of synergy targets, and, in the case of persons who are not Executive Officers, such other criteria as may be determined by the Committee. Performance Goals may be established on a Company-wide basis or with respect to one or more business units, divisions, Subsidiaries, or products. When establishing Performance Goals for a Performance Cycle, the Committee may exclude any or all “unusual or infrequently occurring items” as determined under U.S. generally accepted accounting principles and as identified in the financial statements, notes to the financial statements or management’s discussion and analysis in the annual report, including, without limitation, the charges or costs associated with closures and restructurings of the Company or any Employer, discontinued operations, unusual or infrequently occurring items, capital gains and losses, dividends, share repurchase, other unusual, infrequently occurring or non-recurring items, and the cumulative effects of accounting changes. Except in the case of Awards to Executive Officers intended to be “other performance-based compensation” under Section 162(m)(4) of the Code, the Committee may also adjust the Performance Goals for any Performance Cycle as it deems equitable in recognition of unusual, infrequently occurring or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine (including, without limitation, any adjustments that would result in the Company paying non-deductible compensation to a Participant).

(d) Special Rule for Performance Goals. If, at the time of grant, the Committee intends a Performance Share Award, Performance Unit or other Performance Award to qualify as “other performance based compensation” within the meaning of Section 162(m)(4) of the Code, the Committee must establish Performance Goals for the applicable Performance Cycle no later than the 90th day after the Performance

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Cycle begins (or by such other date as may be required under Section 162(m) of the Code) but not later than the date on which 25% of the performance period has lapsed.

(e) Negative Discretion. Notwithstanding anything in this Section 5 to the contrary, the Committee shall have the right, in its absolute discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under Section 5(h) based on individual performance or any other factors that the Committee, in its discretion, shall deem appropriate and (ii) to establish rules or procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized.

(f) Affirmative Discretion. Notwithstanding any other provision in the Plan to the contrary, (including, without limitation, the maximum amounts payable under Section 4(c)), but subject to the maximum number of shares available for issuance under Section 4(a) of the Plan, the Committee shall have the right, in its discretion, to grant a bonus or Award in cash, in shares of Stock or in any combination thereof, to any Participant who is not a Covered Employee for the year in which the amount paid would ordinarily be deductible by the Company for federal income tax purposes in an amount up to the maximum bonus payable, based on individual performance or any other criteria that the Committee deems appropriate.

(g) Certification of Attainment of Performance Goals. As soon as practicable after the end of a Performance Cycle and prior to any payment or vesting in respect of such Performance Cycle, the Committee shall certify in writing the number of Performance Shares or other Performance Awards and the number and value of Performance Units which have been earned or vested on the basis of performance in relation to the established Performance Goals.

(h) Payment of Awards. Payment or delivery of Stock with respect to earned Performance Shares and earned Performance Units shall be distributed to the Participant or, if the Participant has died, to the Participant’s Designated Beneficiary, as soon as practicable after the expiration of the Performance Cycle and the Committee’s certification under paragraph 5(g) above, provided that payment or delivery of Stock with respect to earned Performance Shares and earned Performance Units shall not be distributed to a Participant until any other conditions on payment of such Awards established by the Committee have been satisfied. The Committee shall determine whether earned Performance Shares and the value of earned Performance Units are to be distributed in the form of cash, shares of Stock or in a combination thereof, with the value or number of shares payable to be determined based on the Fair Market Value of the Stock on the date of the Committee’s certification under paragraph 5(g) above. The Committee shall have the right to impose whatever conditions it deems appropriate with respect to the award or delivery of shares of Stock, including conditioning the vesting of such shares on the performance of additional service.

(i) Newly Eligible Participants. Notwithstanding anything in this Section 5 to the contrary, the Committee shall be entitled to make such rules, determinations and adjustments as it deems appropriate with respect to any Participant who becomes eligible to receive Performance Shares, Performance Units or other Performance Awards after the commencement of a Performance Cycle.

SECTION 6. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

(a) Grant. Restricted Stock and Restricted Stock Units may be granted to Participants at such time or times as shall be determined by the Committee. The grant date of any Restricted Stock or Restricted Stock Units under the Plan will be the date on which such Restricted Stock or Restricted Stock Units are awarded by the Committee, or on such other date as the Committee shall determine. Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement that shall specify (i) the number of shares of Restricted Stock and the number of Restricted Stock Units to be granted to each Participant, (ii) the Restriction Period(s) and (iii) such other terms and conditions, including rights to dividends or Dividend Equivalents, not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. Grants of Restricted Stock shall be evidenced by a bookkeeping entry in the Company’s records (or by such other reasonable method as the Company shall determine from time to time). No shares of Stock will be issued at the time an Award of Restricted Stock Units is made and the Company shall not be required to set aside a fund for the payment of any such Awards.

(b) Vesting. Restricted Stock and Restricted Stock Units granted to Participants under the Plan shall be subject to a Restriction Period. Except as otherwise determined by the Committee at or after grant, and subject to the Participant’s continued employment or service with his or

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her Employer on such date, the Restriction Period with respect to Restricted Stock and Restricted Stock Units that vest solely based on the passage of time shall lapse in four approximately equal installments on the first through fourth anniversaries of the grant date and the Restriction Period with respect to performance-based Restricted Stock and Restricted Stock Units shall lapse, to the extent performance goals have been achieved, three years after the grant date, in each case in accordance with the schedule provided in Participant’s restricted stock agreement. The Restriction Period may lapse with respect to portions of Restricted Stock and Restricted Stock Units on a pro rata basis, or it may lapse at one time with respect to all Restricted Stock and Restricted Stock Units in an Award. The Restriction Period shall also lapse, in whole or in part, upon the occurrence of any event or events, including a Change in Control, specified in the Plan, or specified by the Committee, in its discretion, either at or after the grant date of the applicable Award. In its discretion, the Committee may also establish performance-based vesting conditions with respect to Awards of Restricted Stock and Restricted Stock Units (in lieu of, or in addition to, time-based vesting) based on one or more of the Performance Goals listed in Section 5(c); provided that any Award of Restricted Stock or Restricted Stock Units made to any Executive Officer that is intended to qualify as “other performance based compensation” under Section 162(m) of the Code shall be subject to the same restrictions and limitations applicable to Awards of Performance Shares and Performance Units under Sections 5(d) and 5(g), during a Performance Cycle selected by the Committee. In no case shall the vesting periods applicable to a Participant who is a Canadian Taxpayer exceed the restricted period under the Income Tax Act (Canada).

(c) Settlement of Restricted Stock and Restricted Stock Units. At the expiration of the Restriction Period for any Restricted Stock Awards, the Company shall remove the restrictions applicable to the bookkeeping entry evidencing the Restricted Stock Awards, and shall, upon request, deliver the stock certificates evidencing such Restricted Stock Awards to the Participant or the Participant’s legal representative (or otherwise evidence the issuance of such shares free of any restrictions imposed under the Plan). At the expiration of the Restriction Period for any Restricted Stock Units, for each such Restricted Stock Unit, the Participant shall receive, in the Committee’s discretion, (i) a cash payment equal to the Fair Market Value of one share of Stock as of such payment date, (ii) one share of Stock or (iii) any combination of cash and shares of Stock.

SECTION 7. STOCK OPTIONS

(a) Grant. Options may be granted to Participants at such time or times as shall be determined by the Committee. Except as otherwise provided herein, the Committee shall have complete discretion in determining the number of Options, if any, to be granted to a Participant. The grant date of an Option under the Plan will be the date on which the Option is awarded by the Committee, or such other date as the Committee shall determine in its sole discretion. Each Option shall be evidenced by an Award Agreement that shall specify the exercise price, the duration of the Option, the number of shares of Stock to which the Option pertains, the conditions upon which the Option or any portion thereof shall become vested or exercisable and such other terms and conditions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters.

(b) Exercise Price. The Committee shall establish the exercise price at the time each Option is granted, which price shall not be less than 100% of the Fair Market Value of the Stock on the date of grant. Notwithstanding the foregoing, if an Incentive Stock Option is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate thereof, the exercise price shall be at least 110% of the Fair Market Value of the Stock on the grant date.

(c) Vesting and Exercisability. Except as otherwise determined by the Committee at or after grant, and subject to the Participant’s continued employment or service with his or her Employer on such date, each Option awarded to a Participant under the Plan shall become vested and exercisable in accordance with the vesting schedule provided in the Participant’s option agreement, but in no event later than ten years from the date of grant. Options awarded under the Plan may vest either on a cliff-vesting or a pro rata basis. Unless otherwise determined by the Committee and specified in the Award Agreement evidencing the grant of Options, each Option shall become vested and exercisable in four approximately equal installments on the first four anniversaries of the date of grant. Options may also become exercisable, in whole or in part, upon the occurrence of any event or events, including a Change in Control, specified in the Plan, or specified by the Committee, in its discretion, either at or after the grant date of the applicable Option. In its discretion, the Committee may also establish performance conditions (in lieu of, or in addition to, time-based vesting) with respect to the exercisability of any Option. No Option shall be exercisable on or after the tenth anniversary of its grant date. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

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(d) Payment. No Stock shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price therefor is received by the Company. Such payment may be made (i) in cash or its equivalent, (ii) by exchanging shares of Stock owned by the optionee which are not the subject of any pledge or other security interest, (iii) by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such exercise price, (iv) to the extent permitted by the Committee, through an arrangement with a broker approved by the Company (or through an arrangement directly with the Company) whereby payment of the exercise price is accomplished with the proceeds of the sale of Stock or (v) to the extent permitted by the Committee, through net settlement in Stock. The Company may not make a loan to a Participant to facilitate such Participant’s exercise of any of his or her Options or payment of taxes.

(e) Incentive Stock Option Status. Notwithstanding anything in this Plan to the contrary, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code.

SECTION 8. STOCK APPRECIATION RIGHTS

(a) Grant. Stock Appreciation Rights may be granted to Participants at such time or times as shall be determined by the Committee. Stock Appreciation Rights may be granted in tandem with Options which, unless otherwise determined by the Committee at or after the grant date, shall have substantially similar terms and conditions to such Options to the extent applicable, or may be granted on a freestanding basis, not related to any Option. The grant date of any Stock Appreciation Right under the Plan will be the date on which the Stock Appreciation Right is awarded by the Committee or such other future date as the Committee shall determine in its sole discretion. No Stock Appreciation Right shall be exercisable on or after the tenth anniversary of its grant date. Stock Appreciation Rights shall be evidenced by an Award Agreement, whether as part of the Award Agreement governing the terms of the Options, if any, to which such Stock Appreciation Right relates or pursuant to a separate Award Agreement with respect to freestanding Stock Appreciation Rights, in each case containing such provisions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters.

(b) Vesting and Exercisability. Except as otherwise determined by the Committee at or after grant, and subject to the Participant’s continued employment or service with his or her Employer on such date, each Stock Appreciation Right awarded to a Participant under the Plan shall become vested and exercisable in accordance with the vesting schedule provided in the Participant’s Award Agreement, but in no event later than ten years from the date of grant. Stock Appreciation Rights awarded under the Plan may vest either on a cliff-vesting or a pro rata basis. Unless otherwise determined by the Committee and specified in the Award Agreement evidencing the grant of Freestanding SARs, each Freestanding SAR shall become vested and exercisable in four approximately equal installments on the first four anniversaries of the date of grant. Stock Appreciation Rights granted in tandem with an Option shall become vested and exercisable on the same date or dates as the Options with which such Stock Appreciation Rights are associated vest and become exercisable. Stock Appreciation Rights may also become exercisable, in whole or in part, upon the occurrence of any event or events, including a Change in Control, as specified in the Plan, or specified by the Committee, in its discretion, either at or after the grant date of the applicable Stock Appreciation Right. In its discretion, the Committee may also establish performance conditions (in lieu of, or in addition to, time-based vesting) with respect to the exercisability of any Stock Appreciation Rights. No Stock Appreciation Rights shall be exercisable on or after the tenth anniversary of their grant date. The Committee may impose such conditions with respect to the exercise of Stock Appreciation Rights, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable. Stock Appreciation Rights that are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of shares of Stock, and may be exercised only with respect to the shares of Stock for which the related Option is then exercisable.

(c) Settlement. Subject to Section 13(a), upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive payment in the form, determined by the Committee, of cash or shares of Stock having a Fair Market Value equal to such cash amount, or a combination of shares of Stock and cash having an aggregate value equal to such amount, determined by multiplying:

(i) any increase in the Fair Market Value of one share of Stock on the exercise date over the price fixed by the Committee on the grant date of such Stock Appreciation Right, which may not be less than the Fair Market Value of a share of Stock on the grant date of such Stock Appreciation Right, by

(ii) the number of shares of Stock with respect to which the Stock Appreciation Right is exercised;

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provided, however, that on the grant date, the Committee may establish, in its sole discretion, a maximum amount per share which will be payable upon exercise of a Stock Appreciation Right.

SECTION 9. DEFERRED SHARE UNITS

(a) Grant. Freestanding Deferred Share Units may be granted to Participants at such time or times as shall be determined by the Committee without regard to any election by the Participant to defer receipt of any compensation or bonus amount payable to him. The grant date of any freestanding Deferred Share Unit under the Plan will be the date on which such freestanding Deferred Share Unit is awarded by the Committee or on such other future date as the Committee shall determine in its sole discretion. In addition, on fixed dates established by the Committee and subject to such terms and conditions as the Committee shall determine, the Committee may permit a Participant to elect to defer receipt of all or a portion of his annual compensation and/or annual incentive bonus (“Deferred Annual Amount”) payable by the Company or a Subsidiary and receive in lieu thereof an Award of elective Deferred Share Units (“Elective Deferred Share Units”) equal to the greatest whole number which may be obtained by dividing (i) the amount of the Deferred Annual Amount, by (ii) the Fair Market Value of one share of Stock on the date of payment of such compensation and/or annual bonus. Each Award of Deferred Share Units shall be evidenced by an Award Agreement that shall specify (x) the number of shares of Stock to which the Deferred Share Units pertain, (y) the time and form of payment of the Deferred Share Units and (z) such terms and conditions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. Upon the grant of Deferred Share Units pursuant to the Plan, the Company shall establish a notional account for the Participant and will record in such account the number of Deferred Share Units awarded to the Participant. No shares of Stock will be issued to the Participant at the time an award of Deferred Share Units is granted. Deferred Share Units may become payable on a Change in Control, Termination of Service or on a specified date or dates set forth in the Award Agreement evidencing such Deferred Share Units. Notwithstanding anything in this Plan to the contrary, Deferred Share Units granted to a Participant who is a Canadian Taxpayer shall only be redeemable and the value thereof payable to such Participant (or, in the event of such Participant’s death, such Participant’s beneficiary) upon a Termination of Service of such Participant (including due to death).

(b) Rights as a Stockholder. The Committee shall determine whether and to what extent Dividend Equivalents will be credited to the account of, or paid currently to, a Participant receiving an Award of Deferred Share Units. Unless otherwise provided by the Committee at or after the grant date, (i) any cash dividends or distributions credited to the Participant’s account shall be deemed to have been invested in additional Deferred Share Units on the record date established for the related dividend or distribution in an amount equal to the greatest whole number which may be obtained by dividing (A) the value of such dividend or distribution on the record date by (B) the Fair Market Value of one share of Stock on such date, and such additional Deferred Share Unit shall be subject to the same terms and conditions as are applicable in respect of the Deferred Share Unit with respect to which such dividends or distributions were payable, and (ii) if any such dividends or distributions are paid in shares of Stock or other securities, such shares and other securities shall be subject to the same vesting, performance and other restrictions as apply to the Deferred Share Unit with respect to which they were paid. A Participant shall not have any rights as a stockholder in respect of Deferred Share Units awarded pursuant to the Plan (including, without limitation, the right to vote on any matter submitted to the Company’s stockholders) until such time as the shares of Stock attributable to such Deferred Share Units have been issued to such Participant or his beneficiary. A Participant who is a Canadian Taxpayer shall not be considered the owner of the Common Stock underlying Deferred Share Units granted to such Participant.

(c) Vesting. Unless the Committee provides otherwise at or after the grant date, the portion of each Award of Deferred Share Units that consists of freestanding Deferred Share Units, together with any Dividend Equivalents credited with respect thereto, will be subject to a Restriction Period. Except as otherwise determined by the Committee at the time of grant, and subject to the Participant’s continued Service with his or her Employer on such date, the Restriction Period with respect to Deferred Share Units that vest solely based on the passage of time shall lapse in four approximately equal installments on the first through fourth anniversaries of the grant date and the Restriction Period with respect to performance-based Deferred Share Units shall lapse, to the extent Performance Goals have been achieved, three years after the grant date, in each case in accordance with the schedule provided in Participant’s Award Agreement. The Restriction Period may lapse with respect to portions of Deferred Share Units on a pro rata basis, or it may lapse at one time with respect to all Deferred Share Units in an Award. The Restriction Period shall also lapse, in whole or in part, upon the occurrence of any event or events, including a Change in Control, specified in the Plan, or specified by the Committee, in its discretion, on the grant date of the

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applicable Award. In its discretion, the Committee may also establish performance-based vesting conditions with respect to Awards of Deferred Share Units (in lieu of, or in addition to, time-based vesting) based on one or more of the Performance Goals listed in Section 5(c); provided that any Award of Deferred Share Units made to any Executive Officer that is intended to qualify as “other performance based compensation” under Section 162(m) of the Code shall be subject to the same restrictions and limitations applicable to Awards of Performance Shares and Performance Units under Sections 5(d) and 5(g), during a Performance Cycle selected by the Committee. The portion of each Award of Deferred Share Units that consists of Elective Deferred Share Units, together with any Dividend Equivalents credited with respect thereto, shall not be subject to any Restriction Period and shall be non-forfeitable at all times. Notwithstanding anything in this Plan to the contrary, Deferred Share Units granted to a Participant who is a Canadian Taxpayer shall only be redeemable and the value thereof payable to such Participant (or in the event of death, such Participant’s beneficiary) upon a Termination of Service of such Participant (including due to death).

(d) Further Deferral Elections. A Participant may elect to further defer receipt of shares of Stock issuable in respect of Deferred Share Units (or an installment of an Award) for a specified period or until a specified event, subject in each case to the Committee’s approval and to such terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions adopted by the Committee, such election must generally be made at least 12 months prior to the prior settlement date of such Deferred Share Units (or any such installment thereof) whether pursuant to this Section 9 or Section 13 and must defer settlement for at least five years. A further deferral opportunity does not have to be made available to all Participants, and different terms and conditions may apply with respect to the further deferral opportunities made available to different Participants. This Section 9(d) shall not apply to Deferred Share Units granted to a Participant who is a Canadian Taxpayer.

(e) Settlement. Subject to this Section 9 and Section 13, upon the date specified in the Award Agreement evidencing the Deferred Share Units (or, in the case of a Participant who is a Canadian Taxpayer, in accordance with the procedures set out in the Award Agreement evidencing the Deferred Share Units) for each such Deferred Share Unit the Participant shall receive, in the Committee’s discretion, (i) a cash payment equal to the Fair Market Value of one share of Stock as of such payment date, (ii) one share of Stock or (iii) any combination of cash and shares of Stock. In no event shall any payment or settlement of Deferred Share Units granted to a Participant who is a Canadian Taxpayer take place later than December 31 of the first calendar year commencing after the year in which the Termination of Service of such Participant takes place.

SECTION 10. OTHER STOCK-BASED AWARDS

(a) Generally. The Committee may grant other stock-based Awards, including, but not limited to, the outright grant of Stock in satisfaction of obligations of the Company or any Affiliate thereof under another compensatory plan, program or arrangement, modified Awards intended to comply with or structured in accordance with the provisions of applicable non-U.S. law or practice, or the sale of Stock, in such amounts and subject to such terms and conditions as the Committee shall determine, including, but not limited to, the satisfaction of Performance Goals. Each other-stock based Award shall be evidenced by an Award Agreement that shall specify the terms and conditions applicable thereto. Any other stock-based Award may entail the transfer of actual shares of Stock or the payment of the value of such Award in cash based upon the value of a specified number of shares of Stock, or any combination of the foregoing, as determined by the Committee. The terms of any other stock-based Award need not be uniform in application to all (or any class of) Participants, and each other stock-based award granted to any Participant (whether or not at the same time) may have different terms.

(b) Termination of Service. In addition to any other terms and conditions that may be specified by the Committee, each other stock-based award shall specify the impact of a Termination of Service upon the rights of a Participant in respect of such Award. At the discretion of the Committee, such conditions may be the same as apply with respect to Restricted Stock or Restricted Stock Units, or may contain terms that are more or less favorable to the Participant.

SECTION 11. DIVIDEND EQUIVALENTS

(a) Generally. Dividend Equivalents may be granted to Participants at such time or times as shall be determined by the Committee; provided that no Dividend Equivalents shall be paid with respect to any unearned Performance Shares or Performance Units. Dividend Equivalents may be granted in tandem with other Awards, in addition to other Awards, or freestanding and unrelated to other Awards.

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The grant date of any Dividend Equivalents under the Plan will be the date on which the Dividend Equivalent is awarded by the Committee, or such other date as the Committee shall determine in its sole discretion. Dividend Equivalents shall be evidenced in writing, whether as part of the Award Agreement governing the terms of the Award, if any, to which such Dividend Equivalent relates, or pursuant to a separate Award Agreement with respect to freestanding Dividend Equivalents, in each case, containing such provisions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters.

SECTION 12. TERMINATION OF EMPLOYMENT OR SERVICE.

(a) Termination Due to Death. Unless otherwise determined by the Committee at or after the time the Award is granted and set forth in the Award Agreement covering such Award, if a Participant’s employment or service terminates due to the Participant’s death:

(i) With respect to Performance Awards, the Participant’s Designated Beneficiary shall be entitled to a distribution of, and such Performance Awards shall be deemed immediately vested to the extent of, the same number or value of Performance Awards (without pro-ration) that would have been payable for the Performance Cycle had his or her Service continued until the end of the applicable Performance Cycle as if target performance levels had been achieved. Any Stock issuable in respect of such Performance Awards or value of Performance Awards payable in cash that become payable in accordance with the preceding sentence shall be paid on the earlier of (x) the date the Performance Award would have been paid had the Participant remained in Service through the original payment date and (y) January 31 of the year following the Participant’s death.

(ii) All Service Awards shall immediately vest.

(iii) All Service Awards (other than Options and SARs) shall be paid on the earlier of (x) the date the Award would have been paid had the Participant remained in Service through the original payment date and (y) January 31 of the year following the Participant’s death.

(iv) All Options and SARs shall remain outstanding until the first anniversary of the date of death or the Award’s normal expiration date, whichever is earlier, after which any unexercised Options and SARs shall immediately terminate.

(b) Termination Due to Disability. Unless otherwise determined by the Committee at or after the time the Award is granted and set forth in the Award Agreement covering such Award, if a Participant’s employment or service terminates due to the Participant’s Disability:

(i) With respect to Performance Awards, the Participant shall be entitled to a distribution of, and such Performance Awards shall be deemed vested to the extent of, the same number or value of Performance Awards (without pro-ration) that would have been payable for the Performance Cycle had his or her Service continued until the end of the applicable Performance Cycle, subject to satisfaction of the applicable Performance Goals. Any Stock issuable in respect of Performance Awards or value of Performance Awards payable in cash that become payable in accordance with the preceding sentence shall be paid at the same time as the Awards are paid to other Participants (or at such earlier time as the Committee may permit).

(ii) All Service Awards shall immediately vest.

(iii) All Service Awards (other than Options and SARs) shall be paid on the earlier of (x) the date the Award would have been paid had the Participant remained in Service through the original payment date and (y) January 31 of the year following the Participant’s date of termination due to Disability.

(iv) All Options and SARs shall remain outstanding until the first anniversary of the date of termination or the Award’s normal expiration date, whichever is earlier, after which any unexercised Options and SARs shall immediately terminate.

(c) Retirement. Unless otherwise determined by the Committee at or after the grant date and set forth in the Award Agreement covering such Award, if a Participant’s Service terminates due to the Participant’s Retirement,

(i) With respect to Performance Awards, the Participant shall be entitled to a distribution of, and such Performance Awards shall be deemed vested to the extent of, the number or value of Performance Awards that would have been payable for the Performance Cycle had his or her Service continued until the end of the applicable Performance Cycle, subject to satisfaction of the applicable Performance Goals, multiplied by a fraction, the numerator of which is the number of days elapsed from the commencement of the Performance

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Cycle through the date of his or her Retirement and the denominator of which is the number of days in the Performance Cycle, and the remainder of each such Performance Award shall be forfeited and canceled as of the date of such Retirement. Any Stock issuable in respect of Performance Awards or value of Performance Awards payable in cash that become payable in accordance with the preceding sentence shall be paid at the same time as the Performance Awards are paid to other Participants (or at such earlier time as the Committee may permit).

(ii) With respect to Service Awards, such Service Awards shall be deemed vested to the extent of, or the Restricted Period shall lapse with respect to, as applicable, the number of shares of Stock subject to such Service Award multiplied by a fraction, the numerator of which is the number of days elapsed from the date of grant of the Service Award through the date of his or her Retirement and the denominator of which is the number of days from the grant date of the Service Award to the date such Service Award would have vested had the Participant’s Service continued through the original service period, and the remainder of each such Award shall be forfeited and canceled as of the date of such Retirement.

(iii) Vested Service Awards (other than Options and SARs) shall be paid on the earlier of (x) the date the Service Award would have been paid (or the Restricted Period would have lapsed) had the Participant remained in Service through the original payment date and (y) January 31 of the year following the Participant’s Termination of Service.

Notwithstanding anything to the contrary contained in this Plan, if the Award is a Specified Award and the Participant is a Specified Employee, and a Vested Award would otherwise be paid to the Participant pursuant to and on the date specified in clause (iii)(y) above, any such payment required to be made to such Participant under this Plan upon or following the Participant’s Termination of Service shall be delayed until six months after the Participant’s Termination of Service (or, if earlier, upon the Participant’s death) to the extent necessary to comply with, and avoid imposition on the Participant of any tax penalty imposed under, Section 409A of the Code. Should payments be delayed in accordance with the preceding sentence, the accumulated payment that would have been made but for the period of the delay shall be paid in a single lump sum as soon as administratively practicable following the six month anniversary of the Participant’s Termination of Service, and not later than 90 days after such six month anniversary.

(iv) All vested Options and SARs shall remain outstanding until the fifth anniversary of the date of termination or the Award’s normal expiration date, whichever is earlier, after which any unexercised Options and SARs shall immediately terminate.

(v) The Committee may condition the vesting, distribution, exercise or continuation of such Awards following Retirement on the Participant’s refraining from engaging in conduct that is detrimental to the Company (such as competing with the Company or soliciting employees or customers of the Company) following Retirement.

(d) Termination for Cause. Unless otherwise determined by the Committee at or after the grant date and set forth in the Award Agreement covering such Award, if a Participant’s employment or service terminates for Cause, all Options and SARs, whether vested or unvested, and all other Awards that are unvested, unexercisable or with respect to which the Restricted Period has not lapsed shall be immediately forfeited and canceled, effective as of the date of the Participant’s Termination of Service.

(e) Involuntary Termination for any Other Reason. Unless otherwise determined by the Committee at or after the time the Award is granted and set forth in the Award Agreement covering such Award, if a Participant’s employment or service is terminated by the Company for any reason other than death, Disability, Retirement or Cause,

(i) all Performance Awards for which the Performance Cycle has been completed and which are earned but unpaid as of the date of Termination of Service shall be paid at the same times as the Performance Award is paid to other Participants, and all other Awards that are unvested, unexercisable or with respect to which the Restricted Period has not lapsed shall be immediately forfeited and canceled as of the date of Termination of Service.

(ii) All vested Options and SARs shall remain outstanding until the 90th day after of the date of Termination of Service or the Award’s normal expiration date, whichever is earlier, after which any unexercised Options and SARs shall immediately terminate.

(f) Voluntary Termination by the Participant. Unless otherwise determined by the Committee at or after the time the Award is granted and set forth in the Award Agreement covering such Performance Shares or Performance Units, if a Participant terminates his or her Service with the Company (other than by reason of death, Disability or Retirement), all Options and SARs, whether vested or unvested, and all

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other Awards that are unvested, unexercisable or with respect to which the Restricted Period has not lapsed shall be immediately forfeited and canceled, effective as of the date of the Participant’s Termination of Service.

(g) Termination in Connection with a Change in Control. Notwithstanding anything to the contrary in this Section 12, Section 13 shall determine the treatment of Awards upon a Change in Control.

SECTION 13. CHANGE IN CONTROL

(a) Change in Control. Unless otherwise determined by the Committee, as otherwise provided in an Award Agreement, or as provided in Section 13(b) or 13(d), in the event of a Change in Control,

(i) no cancellation, termination, acceleration of exercisability or vesting, lapse of any Restriction Period or settlement or other payment shall occur with respect to any such outstanding Awards, provided that such outstanding Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Award, an “Alternative Award”) by the New Employer, provided that any Alternative Award must:

(A) be based on shares of Stock that are traded on an established U.S. securities market;

(B) provide the Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

(C) have substantially equivalent economic value to such Award (determined at the time of the Change in Control); and

(D) have terms and conditions which provide that in the event that the Participant suffers a Termination for Business Reasons within 24 months after the occurrence of a Change in Control:

(I) all outstanding Service Awards held by a terminated Participant shall become vested and exercisable and the Restriction Period on all such outstanding Service Awards shall lapse; and

(II) each outstanding Performance Award held by a terminated Participant with a Performance Cycle in progress at the time of both the Change in Control and the Termination for Business Reasons, shall be deemed to be earned and become vested and/or paid out in an amount equal to the product of (x) such Participant’s target award opportunity with respect to such Award for the Performance Cycle in question and (y) the greater of the percentage of Performance Goals (which Performance Goals shall be pro-rated, if necessary or appropriate, to reflect the portion of the Performance Cycle that has been completed) achieved as of the date of the Change in Control and as of the last day of the fiscal quarter ended on or immediately prior to the date of Termination of Service. The portion of any Performance Award that does not vest in accordance with the preceding sentence shall immediately be forfeited and canceled without any payment therefor.

(III) Payments. To the extent permitted under Section 15(l), all amounts payable hereunder shall be payable in full, as soon as reasonably practicable, but in no event later than 10 business days, following termination.

(ii) with respect to Awards other than Specified Awards, if no Alternative Awards are available, then immediately prior to the consummation of the transaction constituting the Change in Control, (A) all unvested Service Awards shall vest and the Restriction Period on all such outstanding Service Awards shall lapse; (B) each outstanding Performance Award with a Performance Cycle in progress at the time of the Change in Control shall be deemed to be earned and become vested and/or paid out in an amount equal to the product of (x) such Participant’s target award opportunity with respect to such Award for the Performance Cycle in question and (y) the percentage of Performance Goals achieved as of the date of the Change in Control (which Performance Goals shall be pro-rated, if necessary or appropriate, to reflect the portion of the Performance Cycle that has been completed), and all other Performance Awards shall lapse and be canceled and forfeited upon consummation of the Change in Control; and (C) shares of Stock underlying all Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Deferred Share Units and other stock-based Awards that are vested or for which the Restricted Period has lapsed (as provided in this Section 13(a) or otherwise) shall be issued or released to the Participant holding such Award.

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(iii) with respect to Specified Awards, in the event of a Change in Control that is not a Specified Change in Control, if no Alternative Awards are available, or Alternative Awards may not be issued in a manner that complies with Section 409A of the Code or without the imposition of any additional taxes or interest under Section 409A of the Code, the Committee, as constituted immediately prior to the Change in Control, may determine that Awards may be settled through a cash payment equal to the Change in Control Price multiplied by the number of vested Awards (reduced by any required exercise price) plus interest from the later of the vesting date and the Change in Control through the date of payment at a rate determined by the Committee as constituted immediately prior to the Change in Control to the extent to that such settlement shall not subject the Participant holding such Award to any additional taxes or interest under Section 409A of the Code or in such other manner that shall comply with Section 409A of the Code.

(b) Specified Change in Control. Unless otherwise determined by the Committee at or prior to the time of grant or as otherwise provided in an Award Agreement entered into after November 3, 2008, notwithstanding anything in this Plan with respect to any Specified Awards, in the event of a Specified Change in Control then all of the Specified Awards shall be subject to the treatment provided in Section 13(a)(ii) as if they were Awards other than Specified Awards (it being understood for this purpose that Alternative Awards shall be deemed unavailable for such Specified Awards). Unless otherwise determined by the Committee at or prior to the time of grant or as otherwise provided in an Award Agreement entered into after November 3, 2008, in each case in compliance with Section 409A of the Code, no other Change in Control shall trigger any payment, issuance, release or settlement of a Specified Award.

(c) Termination for Business Reasons Prior to a Change in Control. Unless otherwise determined by the Committee at or after the time of grant, any Participant whose employment or service is terminated due to a Termination for Business Reasons within 3 months prior to the occurrence of a Change in Control shall be treated, solely for the purposes of this Plan (including, without limitation, this Section 13) as continuing in the Company’s employment or service until the occurrence of such Change in Control, and to have been terminated immediately thereafter.

(d) Committee Discretion. Notwithstanding anything in this Section 13 to the contrary, except as otherwise provided in an Award Agreement, if the Committee as constituted immediately prior to the Change in Control determines in its sole discretion, then all Awards shall be canceled in exchange for a cash payment equal to (x)(A) in the case of Option and SAR Awards that are vested (as provided in Section 13(a) or otherwise), the excess, if any, of the Change in Control Price over the exercise price for such Option or SAR and (B) in the case of all other Awards that are vested or for which the Restricted Period has lapsed (as provided in Section 13(a) or otherwise), the Change in Control Price, multiplied by (y) the aggregate number of shares of Common Stock covered by such Award, provided, however, that no Specified Award shall be cancelled in exchange for a cash payment unless the Change in Control is a Specified Change in Control or such payment may be made without the imposition of any additional taxes or interest under Section 409A of the Code. The Committee may, in its sole discretion, accelerate the exercisability or vesting or lapse of any Restriction Period with respect to all or any portion of any outstanding Award immediately prior to the consummation of the transaction constituting the Change in Control, provided, however, that no such acceleration or vesting or lapse may be exercised with respect to any Specified Award to the extent that such exercise would result in the imposition of any additional tax, interest or penalty under Section 409A of the Code.

SECTION 14. EFFECTIVE DATE, AMENDMENT, MODIFICATION, AND TERMINATION OF THE PLAN

The Plan shall be effective on the Effective Date, and shall continue in effect, unless sooner terminated pursuant to this Section 14, until the tenth anniversary of the Effective Date. The Board of Directors or the Committee may at any time in its sole discretion, for any reason whatsoever, terminate or suspend the Plan, and from time to time, subject to obtaining any regulatory approval, including that of the New York Stock Exchange and the Toronto Stock Exchange, if applicable, may amend or modify the Plan; provided that without the approval by a majority of the votes cast at a duly constituted meeting of shareholders of the Company, no amendment or modification to the Plan may (i) materially increase the benefits accruing to Participants under the Plan, (ii) except as otherwise expressly provided in Section 4(d), increase the number of shares of Stock subject to the Plan or the individual Award limitations specified in Section 4(c), (iii) modify the class of persons eligible for participation in the Plan (iv) allow Options to be issued with an exercise price below Fair Market Value on the date of grant (v) extend the term of any Award granted under the Plan beyond its original expiry date or (vi) materially modify the Plan in any other way that would require shareholder approval under any regulatory requirement that the Committee determines to be applicable, including, without limitation, the rules of the New York Stock Exchange and the Toronto Stock Exchange.

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Notwithstanding any provisions of the Plan to the contrary, neither the Board of Directors nor the Committee may, without the consent of the affected Participant, amend, modify or terminate the Plan in any manner that would adversely affect any Award theretofore granted under the Plan or result in the imposition of an additional tax, interest or penalty under Section 409A of the Code.

SECTION 15. GENERAL PROVISIONS

(a) Withholding. The Employer shall have the right to deduct from all amounts paid to a Participant in cash (whether under this Plan or otherwise) any amount of taxes required by law to be withheld in respect of Awards under this Plan as may be necessary in the opinion of the Employer to satisfy tax withholding required under the laws of any country, state, province, city or other jurisdiction, including but not limited to income taxes, capital gains taxes, transfer taxes, and social security contributions that are required by law to be withheld. In the case of payments of Awards in the form of Stock, at the Committee’s discretion, the Participant shall be required to either pay to the Employer the amount of any taxes required to be withheld with respect to such Stock or, in lieu thereof, the Employer shall have the right to retain (or the Participant may be offered the opportunity to elect to tender) the number of shares of Stock whose Fair Market Value equals such amount required to be withheld.

(b) Nontransferability of Awards. Except as provided herein or in an Award Agreement, no Award may be sold, assigned, transferred, pledged or otherwise encumbered except by will or the laws of descent and distribution; provided that the Committee may permit (on such terms and conditions as it shall establish) a Participant to transfer an Award for no consideration to the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests (“Permitted Transferees”). No amendment to the Plan or to any Award shall permit transfers other than in accordance with the preceding sentence. Any attempt by a Participant to sell, assign, transfer, pledge or encumber an Award without complying with the provisions of the Plan shall be void and of no effect. Except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant or, if applicable, his or her Permitted Transferee(s). The rights of a Permitted Transferee shall be limited to the rights conveyed to such Permitted Transferee, who shall be subject to and bound by the terms of the agreement or agreements between the Participant and the Company.

(c) No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its Employees, in cash or property, in a manner which is not expressly authorized under the Plan.

(d) No Right to Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Employer. The grant of an Award hereunder, and any future grant of Awards under the Plan is entirely voluntary, and at the complete discretion of the Company. Neither the grant of an Award nor any future grant of Awards by the Company shall be deemed to create any obligation to grant any further Awards, whether or not such a reservation is explicitly stated at the time of such a grant. The Plan shall not be deemed to constitute, and shall not be construed by the Participant to constitute, part of the terms and conditions of employment and participation in the Plan shall not be deemed to constitute, and shall not be deemed by the Participant to constitute, an employment or labor relationship of any kind with the Company. The Employer expressly reserves the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein and in any agreement entered into with respect to an Award. The Company expressly reserves the right to require, as a condition of participation in the Plan, that Award recipients agree and acknowledge the above in writing. Further, the Company expressly reserves the right to require Award recipients, as a condition of participation, to consent in writing to the collection, transfer from the Employer to the Company and third parties, storage and use of personal data for purposes of administering the Plan.

(e) No Rights as Shareholder. Subject to the provisions of the applicable Award contained in the Plan and in the Award Agreement, no Participant, Permitted Transferee or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Stock to be distributed under the Plan until he or she has become the holder thereof.

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(f) Forfeiture for Financial Reporting Misconduct; Other Compensation Clawbacks. If the Company is required to prepare an accounting restatement due to material noncompliance by the Company with any financial reporting requirement under the securities laws, and if a Participant knowingly or grossly negligently engaged in the misconduct or knowingly or grossly negligently failed to prevent the misconduct as determined by the Committee, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, then the Participant shall forfeit and disgorge to the Company (i) any Awards granted or vested and all gains earned or accrued due to the exercise of Options or SARS or sale of any Stock during the 12-month period following the filing of the financial document embodying such financial reporting requirement and (ii) any other Awards that vested based on the materially non- complying financial reporting. The Company may also cancel or reduce, or require a Participant to forfeit and disgorge to the Company or reimburse the Company for, any Awards granted or vested and any gains earned or accrued, due to the exercise, vesting or settlement of Awards or sale of any Stock pursuant to an Award under the Plan, to the extent permitted or required by , or pursuant to any Company policy implemented as required by, applicable law, regulation or stock exchange rule as from time to time may be in effect (including but not limited to The Dodd–Frank Wall Street Reform and Consumer Protection Act and regulations and stock exchange rules promulgated pursuant to or as a result of such Act).

(g) Construction of the Plan. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Delaware (without reference to the principles of conflicts of law).

(h) Compliance with Legal and Exchange Requirements. The Plan, the granting and exercising of Awards thereunder, and any obligations of the Company under the Plan, shall be subject to all applicable federal, state, and foreign country laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Stock is listed. The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of Stock under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Stock or other required action under any federal, state or foreign country law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Stock in violation of any such laws, rules, or regulations, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards. Neither the Company nor its directors or officers shall have any obligation or liability to a Participant with respect to any Award (or Stock issuable thereunder) that shall lapse because of such postponement.

(i) Deferrals. Subject to the requirements of Section 409A of the Code, the Committee may postpone the exercising of Awards, the issuance or delivery of Stock under, or the payment of cash in respect of, any Award or any action permitted under the Plan, upon such terms and conditions as the Committee may establish from time to time. Subject to the requirements of Section 409A of the Code, a Participant may electively defer receipt of the shares of Stock or cash otherwise payable in respect of any Award (including, without limitation, any shares of Stock issuable upon the exercise of an Option other than an Incentive Stock Option) upon such terms and conditions as the Committee may establish from time to time.

(j) Indemnification. Each person who is or shall have been a member of the Committee and each delegate of such Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be made a party or in which he or she may be involved in by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided that the Company is given an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it personally. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

(k) Amendment of Award. In the event that the Committee shall determine that such action would, taking into account such factors as it deems relevant, be beneficial to the Company, the Committee may affirmatively act to amend, modify or terminate any outstanding

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Award at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, including without limitation, change the date or dates as of which (A) an Option or SAR becomes exercisable, (B) a Performance Share or Performance Unit is deemed earned, or (C) Restricted Stock, Restricted Stock Units, Deferred Share Units and other Stock-based Awards becomes nonforfeitable, except that no outstanding Option may be amended or otherwise modified or exchanged (other than in connection with a transaction described in Section 4(d)) in a manner that would have the effect of reducing its original exercise price or otherwise constitute repricing. Any such action by the Committee shall be subject to the Participant’s consent if the Committee determines that such action would adversely affect the Participant’s rights under such Award, whether in whole or in part. The Committee may, in its sole discretion, accelerate the exercisability or vesting or lapse of any Restriction Period with respect to all or any portion of any outstanding Award at any time. Notwithstanding any provisions of the Plan to the contrary, the Committee may not, without the consent of the affected Participant, amend, modify or terminate an outstanding Award or exercise any discretion in any manner that would result in the imposition of an additional tax, interest or penalty under Section 409A of the Code.

(l) 409A Compliance. The Plan is intended to be administered in a manner consistent with the requirements, where applicable, of Section 409A of the Code. Where reasonably possible and practicable, the Plan shall be administered in a manner to avoid the imposition on Participants of immediate tax recognition and additional taxes pursuant to such Section 409A. Notwithstanding the foregoing, neither the Company nor the Committee, nor any of the Company’s directors, officers or employees shall have any liability to any person in the event such Section 409A applies to any such Award in a manner that results in adverse tax consequences for the Participant or any of his beneficiaries or transferees. Notwithstanding any provision of this Plan or any Award Agreement to the contrary, the Board of the Directors or the Committee may unilaterally amend, modify or terminate the Plan or any outstanding Award, including but not limited to changing the form of Award, if the Board or Committee determines, in its sole discretion, that such amendment, modification or termination is necessary or advisable to comply with applicable U.S. law as a result of changes in law or regulation or to avoid the imposition of an additional tax, interest or penalty under Section 409A of the Code.

(m) No Impact on Benefits. Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant’s right under any such plan, policy or program.

(n) No Constraint on Corporate Action. Nothing in this Plan shall be construed (a) to limit, impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets or (b) to limit the right or power of the Company, or any Subsidiary, to take any action which such entity deems to be necessary or appropriate.

(o) Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

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IMPORTANT ANNUAL MEETING INFORMATION Admission Ticket MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext                ENDORSEMENT LINE SACKPACK Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 12:00 a.m., Eastern Daylight Time, on May 3, 2017. Vote by Internet Go to www.envisionreports.com/ufs Or scan the QR code with your smartphone Follow the steps outlined on the secure website Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 1234 5678 9012 345 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all of the director nominees, FOR proposals 2, 4, 5, 6 and 7 and ONE YEAR for Proposal 3. Election of nine Directors:     For Against Abstain For Against AbstainFor Against Abstain —Giannella Alvarez—Brian M. Levitt—Denis Turcotte 03—David J. Illingworth 06—Pamela B. Strobel 09—Mary A. Winston Say-on-Pay – An advisory vote to approve named executive officer compensation. The approval of the material terms of the performance goals under the Domtar Corporation Annual Incentive Plan for Members of the Management Committee. The approval of equity compensation limit for Directors under the Amended and Restated Domtar Corporation 2007 Omnibus Incentive Plan.    Say-When-on-Pay—An advisory vote on the approval of the frequency of stockholder vote on executive compensation. The approval of the material terms of the performance goals under the Amended and Restated Domtar Corporation 2007 Omnibus Incentive Plan. The ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent public accounting firm for the 2017 fiscal year.    1 Year 2Years 3 Years Abstain For Against Abstain The transaction of any other business that may properly be brought before the annual meeting.    B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.    IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A—C ON BOTH SIDES OF THIS CARD. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1UP X 3152891 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

Domtar Corporation 2017 Annual Meeting of Stockholders Domtar 234 Kingsley Park Drive Fort Mill, South Carolina Wednesday, May 3, 2017 7:45 a.m. EDT If you plan to attend the annual meeting please note that registration and seating will begin at 7:00 a.m. Each stockholder will be asked to sign an admittance card and may be asked to present a valid picture identification. Stockholders holding stock in brokerage accounts will need to bring a copy of a brokerage statement reflecting stock ownership as of the March 10, 2017 record date. Cameras and recording devices will not be permitted at the meeting. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q    Proxy — Domtar Corporation    This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on May 3, 2017. The undersigned hereby appoints Robert J. Steacy, John D. Williams and Razvan L. Theodoru and each of them, proxies, with full power of substitution, to vote all shares of common stock of the undersigned in Domtar Corporation at the annual meeting of stockholders to be held on Wednesday, May 3, 2017, beginning at 7:45 a.m. (EDT) at Domtar, 234 Kingsley Park Drive, Fort Mill, South Carolina, and any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, in accordance with the directions indicated on the reverse side of this card or provided through the telephone or internet proxy procedures, and at the discretion of the proxies on any other matters that may properly come before the meeting. If specific voting directions are not given with respect to the matters to be acted upon and the signed card is returned, the proxies will vote such shares in accordance with the Directors’ recommendations on the matters listed on the reverse side of this card and at the discretion of the proxies on any other matters that may properly come before the meeting. The Board of Directors recommends a vote FOR all of the director nominees, a vote FOR proposals 2, 4, 5, 6 and 7 and ONE YEAR for Proposal 3, as listed on the reverse side of this card. The Board of Directors knows of no other matters that are to be presented at the meeting.    Please sign and return promptly in the enclosed envelope or, if you choose, you can submit your proxy by telephone or through the internet. C Non-Voting Items Change of Address — Please print new address below.    IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A—C ON BOTH SIDES OF THIS CARD.